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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MOLSON COORS BREWING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Notice of 2014 Annual Meeting of Stockholders and Proxy Statement

Wednesday, June 4, 2014
11:00 a.m., Mountain Daylight Time
Ritz-Carlton Hotel, 1881 Curtis Street, Denver, Colorado 80202

1225 17th Street Suite 3200 Denver, CO 80202, USA	1555 Notre Dame Street East Montréal, Québec, Canada H2L 2R5

April 18, 2014

Dear Fellow Molson Coors Brewing Company Stockholders,

You are invited to attend our 2014 Annual Meeting of Stockholders (Annual Meeting), which will be held on Wednesday, June 4, 2014 at 11:00 a.m. Mountain Daylight Time at the Ritz-Carlton Hotel located at 1881 Curtis Street, Denver, Colorado 80202. Molson Coors Brewing Company (Molson Coors or the Company) alternates its annual meetings between its two principal executive offices in Montréal, Québec and Denver, Colorado. This year, we are pleased to return to Colorado, the home of the original Coors brewery.

At the Annual Meeting, we will ask our stockholders to elect our Board of Directors (the Board), ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants and provide their advisory approval of our executive compensation. We will review the Company's progress during the past year and discuss any new business matters properly brought before the meeting. The attached 2014 Notice of Annual Meeting and Proxy Statement explains our voting procedures, describes the business we will conduct at the meeting and provides information about the Company that you should consider when you vote your shares.

Company Performance

The overall performance of Molson Coors in 2013 was strong. The Company:

  •
  Grew underlying after-tax income, EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) and earnings per share.
  •
  Implemented a new Profit After Capital Charge (PACC) model throughout the Company to enhance focus on the key drivers of total shareholder return (TSR).
  •
  Drove working capital performance Company-wide and exceeded its 2013 underlying free cash flow goal by nearly $200 million.
  •
  Over-delivered against its cost savings targets.
  •
  Reduced net debt by $868.2 million.
  •
  Improved the funded status of its defined-benefit pension plans by $448 million (including its portion of MillerCoors LLC) and paid down $114 million of cross-currency net liabilities.

The team's focus on building our core brands, growing the above-premium segment of our portfolio and driving sales revenue from innovation was instrumental in delivering these results.

In brands, Coors Light grew more than 30% last year in the United Kingdom (U.K.), where it is now our second-biggest brand. In Mexico and Latin American markets, it grew even faster. Coors Light also gained segment share in the United States (U.S.), but underperformed in Canada, an issue that will receive considerable focus in 2014. Miller Lite remained a challenge in the U.S.

Carling, the U.K.'s number-one brand, reaffirmed its leading position by growing both volume and share in a soft U.K. market. A re-invigorated Molson Canadian brand increased both volume and share in Canada in 2013. Meanwhile, Coors Banquet achieved its seventh year of growth in the U.S. and has sold well ahead of expectations across Canada following its launch there in the 3rd quarter.

Staropramen grew share in its home Czech market and increased volume by strong double digits in the rest of our European business. Our brands grew market share in Bulgaria and achieved record shares in Croatia and the Czech Republic, and in the second half of the year, we returned Romania to share growth, as well. The loss of share in Serbia is being addressed by a new management team and the loss in Hungary was planned as we gave up low-margin private label production.

We grew our above-premium brands at a double-digit rate globally, contributing to mix-related NSR/HL growth of 1.4% in the U.S. and 1% in Europe on a comparable basis in local currency. We continue to learn and progress in the craft sector through 10th and Blake in the U.S. and Six Pints in Canada. As a result, we accounted for 29% of 2013 craft beer growth in the U.S., according to Nielsen, and we saw our Six Pints volume in Canada increase nearly 13%.

Finally, our innovation pipeline had its best year so far and delivered nearly 6% of global net sales. Our focus on innovation remains a top priority as we extend the reach of our portfolio to bring in new legal-age drinkers to our brands.

In summary, our overall brand performance was strong, and strategically we are gaining momentum in the areas that we believe will have the most impact on our financial results as markets begin to improve.

Regionally in 2013, our U.S. business improved results, especially late in the year; Europe performed well in a difficult environment; Canada under-performed; and International made significant progress toward its goal of profitability by 2016.

In order to support the focus that we have on driving increased returns through brand-led business performance, capital efficiency, and disciplined cash use, in the 1st half of 2013 the Company introduced the PACC performance model. Profit After Capital Charge (PACC) is an economic profit measure and we believe it is most closely correlated with total shareholder return (TSR) performance over time. Management continues to cascade the PACC model through the organization, and it is currently being used extensively in business-case and performance assessments. Beginning in 2014, the Board approved PACC as a key performance measure in the Company's long-term incentive plans and will closely align our executive compensation to TSR.

Part of the credit for our strong cash and debt performance in 2013 goes to efforts to implement our PACC model. We will continue to drive organizational focus on cash generation, raising returns on capital and growing TSR. We are still early in the implementation process for PACC, but we grew TSR for the Company in 2013 at a faster rate than other global beer companies and the S&P 500.

Also, in recognition of the substantial progress we have made in paying down debt, our Board has authorized an increase in our quarterly dividend from 32 cents per share to 37 cents per share, beginning in the 1st quarter of 2014. This 16% increase results in an annual dividend amount of $1.48 per share, which represents a payout ratio of 18.4% of 2013 underlying EBITDA.

Equally important, Molson Coors this year has adopted for the first time a dividend payout ratio target of 18% to 22% of prior-year underlying EBITDA. We anticipate that linking the dividend payout to the Company's underlying EBITDA – which has been strong and steady for many years – will keep our dividend in a competitive range for global beer companies for the foreseeable future.

We were also very pleased that the Company's focus on cash and PACC helped it to exceed its free cash flow goal for 2013. Our 2013 results were primarily due to strong working capital management, particularly in Canada and Europe.

Our underlying EBITDA, a major driver of free cash flow, also grew in 2013.

In the area of cost savings, the Company exceeded its 2013 goals by achieving more than $70 million of cost reductions, versus its goal of $40 to $60 million per year over the next 5 years. These cost reductions came primarily from the U.K., but we expect cost savings over the next few years to accelerate in Canada. This result excludes MillerCoors LLC, which provided another $43 million of cost savings in 2013 at our 42% ownership rate.

Good corporate citizenship is another key priority at Molson Coors. As brewers, we have a unique responsibility because we make a product that should be enjoyed by legal-drinking-age adults. We have a long tradition of actively engaging in our communities and continuously improving our operational performance. We also foster an environment where people are proud to work. The Board is committed to seeing the Company continue to live up to these responsibilities. From 2008-2013, we reduced costs related to waste fees and taxes, lowered energy and water usage and increased sales of materials that would otherwise have been discarded. This not only contributed substantially to cost savings, but it is also the kind of effort that resulted in the Company being recognized by the Dow Jones Sustainability Index for the past three years – including the past two years as the Global Beverage Sector Leader (versus much larger brewers and other beverage companies).

Looking forward, we remain focused on our brand-driven growth strategy by maximizing profits in our core markets, expanding in developing markets and investing our resources in a targeted and disciplined manner. Underpinned by our PACC model for growing shareholder value, we continue to see a bright future for Molson Coors in the global beer business.

The Annual Meeting

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, your vote is important to us. We urge you to review our proxy materials and promptly cast your vote by telephone, via the Internet, or mark, sign, date and return the proxy/voting instruction card in the envelope provided so that your shares will be represented and voted at the Annual Meeting, even if you cannot attend.

Thank you for your support of Molson Coors!

Sincerely,

Peter H. Coors Chairman of the Board	Andrew T. Molson Vice Chairman of the Board

2014 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 4, 2014, 11:00 a.m. Mountain Daylight Time (MDT)
Ritz-Carlton Hotel located at 1881 Curtis Street, Denver, Colorado 80202

The 2014 Annual Meeting of Stockholders (Annual Meeting) of Molson Coors Brewing Company (Molson Coors, the Company, we or our) will be held for the following purposes:

Proposal One.	To elect the 13 director nominees identified in the accompanying Proxy Statement.
Proposal Two.	To approve, on an advisory basis, the compensation of the Company's named executive officers.
Proposal Three.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

Record Date. In accordance with the bylaws and action of the Board of Directors, stockholders of record at the close of business on April 7, 2014, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

Notice of Internet Availability of Proxy Materials. On or about April 18, 2014, we will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting, containing instructions on how to access our proxy materials and vote online. Our Proxy Statement and related exhibits accompanying this notice of Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, can be accessed by following the instructions in the Notice of Internet Availability of Proxy Materials.

Proxy Voting. We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, your vote is important to us. We urge you to review our proxy materials and promptly submit your proxy/voting instructions by telephone or via the Internet, or mark, sign, date and return the proxy/voting instruction card in the envelope provided, so that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. For more information about how to vote your shares, please see the discussion beginning on page 5 of our Proxy Statement under the heading "Questions and Answers."

Thank you for your interest in our Company. We look forward to seeing you at the Annual Meeting.

By order of the Board of Directors, Molson Coors Brewing Company

Samuel D. Walker Chief People and Legal Officer and Corporate Secretary April 18, 2014

| 2014 Proxy Statement | iv

 PROXY STATEMENT

The Board of Directors (the Board) of Molson Coors, is furnishing this Proxy Statement in connection with the solicitation of proxies for use at the the Annual Meeting, which will be held at 11:00 a.m. MDT, Wednesday, June 4, 2014, at the Ritz-Carlton Hotel located at 1881 Curtis Street, Denver, Colorado 80202. The proxies may also be voted at any adjournments or postponements of that Annual Meeting.

Molson Coors has dual principal executive offices located at 1225 17th Street, Suite 3200, Denver, Colorado, USA 80202 and 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5 (collectively, the Principal Executive Offices).

We will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting, containing instructions on how to access our proxy materials and vote online, on or about April 18, 2014.

Advanced Voting Methods

Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following voting methods (see page 7 for additional details). Make sure to have your proxy/voting instruction card in hand and follow the instructions.

You can vote in advance in one of the following three ways:

  ✓
  Visit the website listed on your proxy/voting instruction card to vote via the Internet.
  ✓
  Call the telephone number on your proxy/voting instruction card to vote by Telephone.
  ✓
  Sign, date and return your proxy/voting instruction card in the enclosed envelope to vote by Mail.

All properly executed proxies, and all properly completed proxies submitted via the Internet or by Telephone, that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 4, 2014

               The Notice of Annual Meeting, this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at www.proxyvote.com.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Corporate Governance Highlights (page 27)

Molson Coors is committed to strong corporate governance, corporate responsibility and the accountability of our Board and our senior management team to the Company's stockholders. Highlights of our corporate governance program include:

✓	Long standing commitment to corporate responsibility and sustainability
✓	Separate Chief Executive Officer (CEO) and Chairman of the Board
✓	Annual advisory say on pay vote for all stockholders
✓	Executive sessions of independent directors at each regularly scheduled meeting
✓	Active stockholder engagement
✓	Significant director and executive officer stock holding requirements
✓	Hedging and short sale policies
✓	Majority of independent directors

Voting Matters and Board Recommendations

Management Proposal	Board Recommendation	Page of Proxy

Election of 13 director nominees (Proposal No. 1)	FOR all director nominees	16
Advisory Approval of Executive Compensation (Proposal No. 2)	FOR	45
Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3)	FOR	92

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Proposal No. 1 -- Election of Directors (page 16)

Class A Directors

Name	Age	Director Since	Primary Occupation	Committee Memberships	Independent

Peter H. Coors	67	2005	Chairman, MillerCoors LLC	Nominating	NO
Christien Coors Ficeli	40	2010	Owner and Chief Executive Officer, AC Vin Co., LLC	Nominating	NO
Brian D. Goldner	50	2010	President, Chief Executive Officer and Director, Hasbro, Inc.	Compensation and Human Resources	YES
Franklin W. Hobbs	66	2005	Advisor, One Equity Partners	Audit; Finance	YES
Andrew T. Molson	46	2005	Partner and Chairman, RES PUBLICA Consulting Group	Nominating	NO
Geoffrey E. Molson	43	2009	General Partner, President and Chief Executive Officer, CH Group Limited Partnership	Nominating	NO
Iain J.G. Napier	65	2008	Chairman, John Menzies plc Chairman, McBride plc	Audit; Finance	YES
Peter S. Swinburn	61	2008	CEO and President, Molson Coors	None	NO
Douglas D. Tough	64	2012	Chairman and Chief Executive Officer, International Flavors & Fragrances Inc.	Compensation and Human Resources	YES
Louis Vachon	51	2012	President and Chief Executive Officer, National Bank of Canada	Finance	YES

Class B Directors

Name	Age	Director Since	Primary Occupation	Committee Memberships	Independent

Roger G. Eaton	52	2012	Chief Operating Officer, Yum! Brands, Inc. President, KFC Division	Audit	YES
Charles M. Herington	54	2005	Vice Chairman and Executive Vice President, Zumba Fitness, LLC	Audit	YES
H. Sanford Riley	63	2005	President and Chief Executive Officer, Richardson Financial Group Limited	Compensation and Human Resources; Nominating	YES

The Board recommends a vote FOR each of the persons listed above, and executed proxies that are returned will be so voted unless otherwise instructed.

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Proposal No. 2 -- Advisory Vote to Approve Named Executive Officer Compensation (The Advisory Say On Pay Vote) (page 45)

Our strategic objective is to be a top global brewer, achieved by challenging the expected to deliver extraordinary brands that delight the world's beer drinkers. Our strategy drives our compensation and the choices we make as a business. Our compensation program is designed to motivate our management team to deliver total shareholder return (TSR) in the short term and our strategy in the medium term.

To further support our compensation and business strategy, our executive compensation programs and processes include the following features and best practices:

✓	Strong link between compensation and performance	✓	Diverse performance metrics
✓	Diverse short- and long-term incentive vehicles	✓	Clawback provisions
✓	No stock option re-pricing without stockholder approval	✓	Executive compensation tally sheets
✓	Use of peer group and comparable industry data	✓	Few perquisites
✓	Executive stock ownership guidelines	✓	No tax gross-ups on any perquisites
✓	No future excise tax gross-up agreements

The Board recommends a vote FOR the advisory vote to approve the compensation of the Company's named executive officers, and executed proxies that are returned will be so voted unless otherwise instructed.

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Proposal No. 3 -- Ratify Appointment of Auditors (page 92)

On February 26, 2014, the Audit Committee of our Board approved the reappointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the 2014 fiscal year. Our Board is asking for stockholder ratification of this appointment at the Annual Meeting. The following table sets forth the fees accrued or paid to PwC for the fiscal years 2013 and 2012:

		Fiscal Year		&zwsp;
		2013	2012	&zwsp;
		(in thousands)		&zwsp;
&zwsp;	Audit Fees(1)	$3,797	$3,526	&zwsp;
&zwsp;	Audit-Related Fees(2)	150	354	&zwsp;
&zwsp;	Tax Fees(3)	96	56	&zwsp;
&zwsp;	All Other Fees(4)	40	6	&zwsp;
&zwsp;	Total Fees	$4,083	$3,942	&zwsp;

1
Aggregate fees for professional services rendered by PwC in connection with its audit of our consolidated financial statements and our internal control over financial reporting for the fiscal years 2013 and 2012, the quarterly reviews of our financial statements included in Forms 10-Q and our StarBev acquisition in June 2012.
2
Includes amounts related to pension plan audits, royalty audits and recycling audits performed in Canada for fiscal years 2013 and 2012, as well as fees related to correspondence with the United States (U.S.) Securities and Exchange Commission (SEC) in 2013 and the Company's Form S-3 and S-8 filings, public debt offering and Ontario's beer tax audit performed in fiscal year 2012.
3
Fees consist of United Kingdom (U.K.) tax compliance work and other tax services performed during fiscal years 2013 and 2012.
4
Fees incurred for assistance provided on special tax, accounting and compensation projects and for subscriptions provided by PwC.

The Board recommends a vote FOR the proposal ratifying the appointment of PwC as the Company's independent registered public accounting firm for fiscal year ending December 31, 2014, and executed proxies that are returned will be so voted unless otherwise instructed.

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QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1. What are the Company's outstanding voting securities?

The outstanding classes of our voting securities include our Class A common stock, par value $0.01 per share (Class A common stock), and Class B common stock, par value $0.01 per share (Class B common stock).

In addition, we have outstanding Special Class A voting stock, par value $0.01 per share (Special Class A stock), and Special Class B voting stock, par value $0.01 per share (Special Class B stock), through which the holders of Class A exchangeable shares and Class B exchangeable shares issued by Molson Coors Canada Inc., a Canadian corporation and a wholly-owned, indirect subsidiary of the Company (Exchangeco), may exercise their voting rights with respect to Molson Coors.

Each holder of record of the Class A common stock, Class B common stock, Class A exchangeable shares and Class B exchangeable shares is entitled to one vote for each share held, without the ability to cumulate votes on the election of directors.

For more details regarding our various classes of stock, please refer to page 11.

2. How many shares are outstanding?

At the close of business on April 7, 2014, the record date for the Annual Meeting, there were outstanding 2,556,894 shares of Class A common stock, and 160,388,597 shares of Class B common stock, 1 share of Special Class A stock (representing 2,896,939 Class A exchangeable shares) and 1 share of Special Class B stock (representing 18,904,350 Class B exchangeable shares).

Only stockholders of record at the close of business on April 7, 2014, are entitled to vote at the Annual Meeting.

3. What is the record date and what does it mean?

The record date for the Annual Meeting is April 7, 2014 (the Record Date). The Record Date is established by the Board as required by the Delaware General Corporation Law, as amended (the DGCL), and the Company's bylaws (the Bylaws). Owners of record of Class A common stock, Class B common stock, Class A exchangeable shares and Class B exchangeable shares at the close of business on the Record Date are entitled to:

✓	receive notice of the Annual Meeting; and
✓	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

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4. What are my voting choices for each of the proposals to be voted on at the Annual Meeting, who is eligible to vote and what are the voting standards?

Proposal	Eligible to Vote	Voting Choices and Board Recommendation	Voting Standard

Proposal 1: Election of Directors
Election of 10 Class A Directors	Class A	✓ vote for all nominees	Plurality of votes
	Class A exchangeable	✓ vote for specific nominees	cast, voting
		✓ vote withhold on all nominees	together as a
		✓ vote withhold on specific nominees	class
The Board recommends a vote FOR each of the nominees.
Election of 3 Class B Directors	Class B	✓ vote for all nominees	Plurality of votes
	Class B exchangeable	✓ vote for specific nominees	cast, voting
		✓ vote withhold on all nominees	together as a
		✓ vote withhold on specific nominees	class
The Board recommends a vote FOR each of the nominees.

Proposal 2: Advisory Vote to Approve	Class A	✓ vote in favor of the proposal	Majority of votes
Named Executive Compensation (the	Class B	✓ vote against the proposal	cast, voting
Advisory Say on Pay Vote)	Class A exchangeable	✓ abstain from voting on the	together as a
	Class B exchangeable	✓ proposal	class
The Board recommends a vote FOR the advisory vote to approve say on pay.

Proposal 3: Ratify Appointment of	Class A	✓ vote in favor of the ratification	Majority of votes
PricewaterhouseCoopers LLP as our	Class A exchangeable	✓ vote against the ratification	cast, voting
Independent Auditors for the Fiscal		✓ abstain from voting on the	together as a
Year Ending on December 31, 2014		ratification	class
The Board recommends a vote FOR the ratification.

At the Annual Meeting, votes may not be cast for a greater number of director nominees than the 13 nominees named in the Proxy Statement.

5. What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

Stockholders of record. If your shares are registered directly in your name through either Computershare Trust Company, N.A. (Computershare), for the Class A common stock or the Class B common stock, or CST Trust Company (CST) as administrative agent for CIBC Mellon Trust Company (CIBC Mellon), for the exchangeable shares, you are considered a stockholder of record with respect to those shares.

Beneficial owners. If your shares are held in a brokerage account or bank, you are considered a "beneficial owner" of those shares.

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6. What different methods can I use to vote?

Written Proxy/Voting Instruction Form. All stockholders of record can vote by written proxy/voting instruction card. If you are a beneficial owner, you will receive a written proxy/voting instruction card from your bank, broker or other nominee (Broker).

By Telephone or via the Internet. All stockholders of record may also submit a proxy/voting instruction card by touchtone telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or via the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may submit a proxy/voting instruction card by telephone or via the Internet if their Broker makes those methods available, in which case the Broker will enclose the instructions with the proxy materials. The telephone and Internet proxy/voting instruction procedures are designed to authenticate stockholders' identities, to allow stockholders to submit a proxy/voting instruction card for their shares and to confirm that their instructions have been recorded properly.

In Person. All stockholders of record of Class A common stock and Class B common stock may vote in person at the Annual Meeting. Beneficial owners of Class A common stock and Class B common stock may vote in person at the Annual Meeting if they have a legal proxy, as described in the response to Question 8.

7. What can I do if I change my mind after I submit a proxy/voting instruction card for my shares?

Holders of Class A or Class B common stock can revoke their proxy prior to the completion of voting at the Annual Meeting by:

✓	giving written notice to the office of the Corporate Secretary of the Company;
✓	delivering a later-dated proxy (or later-dated instructions to your Broker if you are a beneficial owner or later-dated instructions to Broadridge if you hold shares in the MillerCoors retirement account); or
✓	voting in person at the Annual Meeting (unless you are a beneficial owner without a legal proxy, as described in the response to Question 8).

Holders of Class A or Class B exchangeable shares can revoke their voting instructions by delivering subsequent voting instructions via the Internet, by telephone or by mail no later than 11:59 pm Eastern Daylight Time (EDT) on May 30, 2014.

8. How can I vote at the Annual Meeting if I am a beneficial owner of Class A common stock or Class B common stock?

You should ask your Broker to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf. If you do not receive the legal proxy

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in time, you can follow the procedures described in the response to Question 14 to gain admission to the Annual Meeting. However, you will not be able to vote your shares at the Annual Meeting.

9. I hold shares in my MillerCoors retirement plan; how do I vote?

We have been advised by MillerCoors LLC (MillerCoors), the Company's joint venture with SABMiller plc, that according to the trust agreement concerning the MillerCoors Savings and Investment Plan (the MillerCoors Plan), employees holding Molson Coors shares in their retirement plans are entitled to receive proxy materials and vote at the Annual Meeting. If you participate in the MillerCoors Plan, you may give voting instructions for the number of shares of common stock equivalent to the interest in Molson Coors common stock credited to your account as of the Record Date. You may provide voting instructions to Fidelity Management Trust Company, as trustee, through its agent, Broadridge Financial Services (Broadridge), by completing and returning the proxy card accompanying your proxy materials. The trustee will vote your shares in accordance with your duly executed instructions that must be received no later than 5:00 p.m. EDT on May 30, 2014.

If you do not send instructions to Broadridge, then the trustee will vote shares credited to your account in the same proportion on each issue as it votes those shares credited to the accounts of other employees holding Molson Coors shares in the MillerCoors Plan for which it has received voting instructions. You may revoke previously given voting instructions prior to 5:00 p.m. EDT on May 30, 2014, by submitting to Broadridge a properly completed and signed proxy card bearing a later date.

10. What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

Stockholders of record should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

✓	FOR the election of all director nominees as set forth in this Proxy Statement;
✓	FOR the advisory proposal to approve say on pay; and
✓	FOR the proposal to ratify the appointment of PwC as independent auditors with respect to Class A Holder proxy cards.

If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you at their discretion.

11. What if I am a beneficial owner and do not give voting instructions to my Broker?

If you are a beneficial owner and your shares are held in "street name," you must provide voting instructions to your Broker by the deadline provided in the materials you receive from your Broker. If you do not provide voting instructions to your Broker, whether your shares can be voted by such person depends on the type of item being considered for election. Your Broker is bound by the rules of the New York Stock Exchange (NYSE) regarding whether or not it can exercise discretionary voting power for any particular proposal.

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Non-Discretionary Items. The election of directors and the advisory say on pay vote are non-discretionary items and may not be voted on by Brokers who have not received specific voting instructions from beneficial owners of Class A common stock and Class B common stock, as applicable.

Discretionary Items. The ratification of the appointment of PwC is a discretionary item. Generally, Brokers that do not receive voting instructions from beneficial owners of Class A common stock may vote on this proposal in their discretion.

Beneficial Holders of Exchangeable Shares. If you are a beneficial owner of exchangeable shares and do not provide CIBC Mellon with voting instructions, your shares will not be voted on any matter.

The table below sets forth each proposal on the ballot, whether a Broker can exercise discretion and vote your shares absent your instructions.

Can Brokers Vote Absent Instructions?

Proposal	Class A and Class B common stock	Class A and Class B exchangeable shares

Proposal 1: Election of Directors	No	No

Proposal 2: Say on Pay	No	No

Proposal 3: Ratification of Auditors	Yes	No

12. How are abstentions and Broker non-votes counted?

Abstentions and Broker non-votes are included in determining whether a quorum is present, but will not be included in votes cast, so they will not affect the outcome of the vote on the election of directors, the advisory proposal to approve say on pay or the ratification of the appointment of PwC as independent auditors.

13. Can I access the Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K on the Internet?

The Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (Annual Report or Form 10-K) are available at www.proxyvote.com. Instead of receiving future copies of these documents by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record. If you submit proxy/voting instructions via the Internet (www.proxyvote.com), simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information

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provided in the proxy materials mailed to you by your Broker regarding the availability of this service.

14. How do I attend the Annual Meeting and what do I need to bring?

Important: If you are planning to attend the Annual Meeting, you must follow these instructions to gain admission. Attendance at the Annual Meeting is limited to stockholders of record as of the Record Date or their authorized named representatives.

As a stockholder of record. You will be asked to present photo identification, such as a driver's license, in order for Molson Coors to verify your ownership of shares. If you vote prior to the Annual Meeting, you should indicate your planned attendance at the Annual Meeting when you submit your proxy/voting instruction card.

As a beneficial owner. Please bring the notice or voting instruction form you received from your Broker, as well as photo identification, for admission to the Annual Meeting. You also may bring your brokerage statement reflecting your ownership as of the Record Date. Please note that upon admittance to the Annual Meeting, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in the response to Question 8.

Important Note: Cameras, sound or video recording equipment, cellular telephones, blackberries or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting.

15. How are proxies solicited and what is the cost?

The Company has engaged Georgeson Inc. to assist with the solicitation of proxies for a fee of $7,500, plus expenses. The Company will bear all expenses incurred in connection with the solicitation of proxies. The Company will reimburse Brokers, fiduciaries and custodians for their costs in forwarding proxy materials to the beneficial owners of record of common stock and/or exchangeable shares. The Company's directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any compensation for these activities.

16. Will there be an audio-cast of the Annual Meeting?

You can listen to a live audio-cast of the Annual Meeting by visiting our website at www.molsoncoors.com (the Company Website), click on "Investors," click on "Past Events and Presentations" and click on the link to the audio-cast. An archived copy of the audio-cast will be available until July 31, 2014. We have included the Company Website address for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

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17. What if I only received one copy of the proxy materials, even though multiple stockholders reside at my address?

The SEC allows us to deliver a single Notice of Internet Availability of Proxy Materials and a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method, referred to as "householding," can result in significant cost savings for the Company. As a result, stockholders who share the same address and hold some or all of their shares of common stock through a Broker may receive only one copy of the Notice of Internet Availability of Proxy Materials, or upon request, the proxy materials, as the case may be, unless we have received contrary instructions from one or more of the stockholders at that address. Certain Brokers have procedures in place to discontinue duplicate mailings to stockholders sharing an address. Beneficial owners that desire to eliminate duplicate mailings, or request to receive multiple copies if a single copy is being received, should contact their Broker for more information, and stockholders of record should submit their request by contacting Broadridge, Householding Department, 51 Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061. Upon written request, a separate copy of the proxy materials will be promptly delivered to any beneficial holder at a shared address to which a single copy of the proxy materials was delivered.

Common Stock and Exchangeable Shares

18. What is the difference between the Class A common stock and Class B common stock?

Generally. Under the terms of the Company's Amended and Restated Certificate of Incorporation (as amended, the Restated Certificate of Incorporation), the Class A common stock and the Class B common stock are identical in all respects except with respect to the voting rights of these shares and as otherwise provided in the Restated Certificate of Incorporation. The Class A common stock and Class B common stock are traded on the NYSE under the symbols TAP.A and TAP, respectively.

Class B Holder Voting Rights. The holders of the Class B common stock and the Special Class B stock (as instructed by the holders of the Class B exchangeable shares)(collectively the Class B Holders) may vote with respect to the following: (i) any matter required by the DGCL; (ii) for the election of up to three Class B directors, and (iii) as provided in the Restated Certificate of Incorporation, including on a non-binding advisory basis on say on pay and on those items described below. In all other cases, the right to vote is vested exclusively with the holders of the Class A common stock and the Special Class A stock (as instructed by the holders of Class A exchangeable shares)(collectively the Class A Holders).

Under the Restated Certificate of Incorporation, the Class A Holders and Class B Holders shall have the right to vote, as separate classes and not jointly, on:

  •
  any merger that requires stockholder approval under the DGCL;

  •
  any sale of all or substantially all of the Company's assets, other than to a related party;

  •
  any proposal to dissolve the Company or any proposal to revoke the dissolution of the Company; or

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  •
  any amendment to the Restated Certificate of Incorporation that requires stockholder approval under the Restated Certificate of Incorporation or the DGCL and that would:

  ◦
  increase or decrease the aggregate number of the authorized shares of Class B common stock;

  ◦
  change the rights of any shares of Class B common stock;

  ◦
  change the shares of all or part of Class B common stock into a different number of shares of the same class;

  ◦
  increase the rights of any other class that is equal or superior to Class B common stock with respect to distribution or dissolution rights (a co-equal class);

  ◦
  create any new co-equal class;

  ◦
  other than pursuant to the Restated Certificate of Incorporation, exchange or reclassify any shares of Class B common stock into shares of another class, or exchange, reclassify or create the right of exchange of any shares of another class into shares of Class B common stock; or

  ◦
  limit or deny existing preemptive rights of, or cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on, any shares of Class B common stock.

Annual Advisory Say on Pay Vote. In addition, the Class A Holders and Class B Holders, voting together as a single class, are entitled to vote to approve on a non-binding, advisory basis the compensation of the Company's named executive officers (NEOs).

Director Elections.

  •
  The Class A Holders, voting together as a single class, are entitled to elect twelve of the fifteen directors, although there are two vacancies, one of which the Nominating Committee is in the process of identifying a candidate to fill and the other the Board does not currently plan to fill; and

  •
  The Class B Holders, voting together as a single class, are entitled to elect three of the fifteen directors.

19. What are the Class A exchangeable shares and Class B exchangeable shares? How do they vote? How are they different from the Class A common stock and Class B common stock?

The Class A exchangeable shares and Class B exchangeable shares are shares of common stock in Exchangeco. They are publicly traded on the Toronto Stock Exchange under the symbols TPX.A and TPX.B, respectively.

These shares are intended to be substantially the economic equivalent of the corresponding class of Molson Coors common stock.

The Special Class A stock and the Special Class B stock in the Company provide the mechanism for holders of Class A exchangeable shares and Class B exchangeable shares to vote with the Class A common stock and the Class B common stock, respectively.

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The Special Class A stock and Special Class B stock are entitled to one vote for each outstanding Class A exchangeable share and Class B exchangeable share, respectively, excluding shares held by Molson Coors or its subsidiaries, and generally vote together with the Class A common stock and Class B common stock, respectively, on all matters on which the Class A common stock and Class B common stock are entitled to vote.

The Special Class A stock and Class B stock are subject to a voting trust arrangement. The trustee holder of the Special Class A stock and the Special Class B stock has the right to cast a number of votes equal to the number of then-outstanding Class A exchangeable shares and Class B exchangeable shares, respectively, but will only cast a number of votes equal to the number of Class A exchangeable shares and Class B exchangeable shares as to which it has received voting instructions from the owners of record of those Class A exchangeable shares and Class B exchangeable shares, other than Molson Coors or its subsidiaries, respectively, on the Record Date.

20. I am a holder of exchangeable shares, will I receive additional materials?

The exchangeable shares are non-voting (except as required by the provisions attached to the exchangeable shares or by applicable law) with respect to Exchangeco. Therefore, this Proxy Statement and the proxy solicitation materials relate solely to the Company. There will not be a separate annual meeting of Exchangeco. You will not receive a notice of an annual meeting of the stockholders of Exchangeco, nor will you receive an information circular or proxy for an annual meeting of the stockholders of Exchangeco.

Because the value of the exchangeable shares, determined through dividend and dissolution entitlements and capital appreciation, is determined by reference to the consolidated financial performance and condition of the Company rather than Exchangeco, information regarding Exchangeco (otherwise than as included in our public disclosure and consolidated financial statements) is not relevant to holders of exchangeable shares.

Holders of exchangeable shares effectively have a participating interest in the Company and not a participating interest in Exchangeco. It is, therefore, the information relating to the Company that is directly relevant to the holders of exchangeable shares voting in connection with the matters to be transacted at the Annual Meeting.

21. I hold exchangeable shares, how do I vote? Can I vote in person at the Annual Meeting?

Holders of exchangeable shares (other than Molson Coors or its subsidiaries) are entitled to vote at annual meetings of holders of the corresponding classes of Molson Coors common stock through a voting trust arrangement. If you hold Class A exchangeable shares and/or Class B exchangeable shares as of the Record Date, you may provide voting instructions to CIBC Mellon, as trustee, although your voting instructions must be received no later than 11:59 p.m. EDT on May 30, 2014. If you do not send instructions by this deadline, the trustee will not be able to vote your Class A exchangeable shares and/or Class B exchangeable shares. You may revoke previously given voting instructions by delivering subsequent voting instructions by mail, via the Internet or by telephone, but under no circumstance, later than 11:59 p.m. EDT on May 30, 2014.

Important Note: Holders of exchangeable shares cannot vote in person at the Annual Meeting.

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Board Communications, Stockholder Proposals and Company Documents

22. How do I communicate with the Board?

Stockholders and other interested parties may communicate directly with the Chairman of the Board, Chairman of the Audit Committee, any individual director or the non-employee directors as a group by writing to those individuals or the group at the following address: Molson Coors Brewing Company, c/o Corporate Secretary, 1225 17th Street, Suite 3200, Denver, Colorado 80202. Correspondence received by the Corporate Secretary will be forwarded to the appropriate person or persons in accordance with the procedures adopted by a majority of the independent directors of the Board.

23. How do I submit a proposal for action at the 2015 Annual Meeting of Stockholders?

To be eligible for inclusion in Molson Coors' Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the Exchange Act), stockholder proposals must be received by Molson Coors at its Principal Executive Offices by the close of business EDT on December 19, 2014, unless the date of the 2015 Annual Meeting of Stockholders is more than 30 days before or after June 4, 2015, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Under Rule 14a-8 of the Exchange Act, a stockholder submitting a proposal to be included in the Company's Proxy Statement is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Company's securities and must have held such securities continuously for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

For proposals not intended to be included in the Proxy Statement or nominations of persons to stand for election to the Board, the Bylaws require that such stockholder must be entitled to vote at the Annual Meeting and must have given timely notice of the stockholder proposal or director nomination in writing to the Corporate Secretary of the Company, and such business must be a proper matter for action by holders of the class of stock held by such stockholder. Failure to deliver a proposal or director nomination in accordance with the procedures discussed below and in the Bylaws may result in the proposal or director nomination not being deemed timely received. To be timely, notice of a director nomination or any other business for consideration at the stockholders' meeting must be received by our Corporate Secretary at the Principal Executive Office no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. To be timely for the 2015 Annual Meeting of Stockholders, a stockholder's notice shall have been delivered to the Corporate Secretary at the Principal Executive Office no earlier than February 4, 2015, and no later than March 6, 2015, and must include the information required by Section 1.9.2 of the Bylaws.

24. Where can I get copies of the Company's corporate governance documents?

Our current Corporate Governance Guidelines, Code of Business Conduct, Restated Certificate of Incorporation, Bylaws and written charters for the Audit, Nominating, Compensation and Finance Committees are posted on the Company Website. Stockholders may also request a free copy of

| 2014 Proxy Statement | 14

these documents from: Molson Coors Brewing Company, c/o Stockholder Services, 1225 17th Street, Suite 3200, Denver, Colorado 80202.

25. Where can I get a copy of the Company's Annual Report on Form 10-K?

You can request to receive a copy of our Form 10-K at no charge. Send your written requests to our Corporate Secretary at 1225 17th Street, Suite 3200, Denver, Colorado 80202. The exhibits to the Form 10-K are available upon payment of charges that approximate our cost of reproduction.

You can also obtain copies of the Form 10-K and exhibits, as well as other filings we make with the SEC, on the Company Website, at www.proxyvote.com or on the SEC's website at www.sec.gov.

The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and the Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder preferring to receive his or her own set of the Notice of Internet Availability of Proxy Materials and/or proxy materials now or in the future, should contact Broadridge, Householding Department, 51 Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061. However, please note that any stockholder who wishes to receive a paper or email copy of the proxy materials for purposes of voting at this year's Annual Meeting should follow the instructions included in the Notice of Internet Availability that was sent to the stockholder.

26. When will the Company announce the voting results?

The Company will announce the preliminary voting results at the Annual Meeting. The Company will report the final results on the Company Website and in a Current Report on Form 8-K that it files with the SEC.

| 2014 Proxy Statement | 15

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Bylaws provide for the annual election of directors. The Board has currently set the number of directors at 15, consisting of 12 Class A directors and 3 Class B directors. However, for purposes of this Annual Meeting, thirteen directors are being nominated for election at the Annual Meeting, each to serve until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified. The 13 nominees consist of:

✓	10 directors to be elected by the Class A Holders; and
✓	3 directors to be elected by the Class B Holders.

On February 27, 2014, Dr. Francesco Bellini informed the Corporate Secretary and the Board that he did not intend to stand for re-election to the Board at the Annual Meeting. Dr. Bellini's decision not to stand for re-election was not a result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices. The Nominating Committee is in the process of identifying a candidate to fill the Class A vacancy created by Dr. Bellini's decision not to stand for re-election, and the Board does not currently plan to fill the remaining Class A vacancy.

At the Annual Meeting, votes may not be cast for a greater number of director nominees than the 13 nominees named in the Proxy Statement.

The following table sets forth certain biographical information regarding each director, including a summary description of each individual's particular knowledge, qualifications or areas of expertise considered for nomination to the Company's Board. For more information on the nomination of our Class A directors and Class B directors, please refer to "Nomination of Directors" beginning on page 30.

Each of the directors has consented to serve if elected. If any of them becomes unavailable to serve as a director, a substitute nominee may be designated in accordance with the Company's Restated Certificate of Incorporation and its Bylaws. In that case, the persons named as proxies will vote for the substitute nominees designated in accordance with the Company's Restated Certificate of Incorporation and its Bylaws.

| 2014 Proxy Statement | 16

2014 Nominees for Class A Directors

Peter H. Coors

Director of Molson Coors since February 2005, Chairman of the Board of Molson Coors since May 2013.

Age: 67

Board Committees: Nominating

Other Public Company Boards: None

Background: Mr. Coors has served as Chairman of the Board of MillerCoors in which the Company owns a 42% economic interest, since July 2008. He serves as trustee of Adolph Coors Company, LLC, Trustee of the Adolph Coors, Jr. Trust (Coors Trust) and he chairs the Trust Committee for the Coors Trust. The Coors Trust is a party to the Voting Agreement with Pentland Securities (1981) Inc. (Pentland) and 4280661 Canada Inc. (discussed further in the Beneficial Ownership Table beginning on page 94). Mr. Coors previously served as Vice Chairman of the Board of Molson Coors during the periods May 2011 to May 2013 and 2005 to December 2008 and as Chairman of the Board of Molson Coors during the period December 2008 to May 2011. He served Adolph Coors Company, the predecessor company to Molson Coors, as Chairman of the Board from 2002 to 2005, and Chief Executive Officer from 2000 to 2002. He has served Coors Brewing Company, a wholly owned subsidiary of the Company, as Chairman of the Board of Directors since 2002, a director since 1973, and Chief Executive Officer from 1992 to 2000. Since joining the Company in 1971, he has served in a number of different executive and management positions for Adolph Coors Company, Coors Brewing Company and Molson Coors. Mr. Coors also serves on numerous community and civic boards, including the National Western Stock Show and the Denver Area Council of the Boy Scouts of America. He has been a director of Energy Corporation of America since 1996.

Specific Qualifications, Attributes, Skills and Experience: As a member of the company-founding Coors family and a former Chief Executive Officer of the Company, Mr. Coors, a major stockholder, brings to the Board extensive knowledge of the Company's history and culture, and the perspective of a long-term, highly committed stockholder. Mr. Coors provides a strong relationship with U.S. distributors and retailers. Mr. Coors is a recognized leader in the beer industry and provides a strong perspective, leadership and expertise in the U.S. beer business. He is also a well-recognized public representative of the Company.

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Christien Coors Ficeli

Director of Molson Coors since 2010.

Age: 40

Board Committees: Nominating

Other Public Company Boards: None

Background: Ms. Coors Ficeli is the Owner and Chief Executive Officer of AC Vin Co., LLC, which is a direct to consumer winery selling the Goosecross Cellars brand, a position she has held since May 2013. She is responsible for the day to day operations of the business. From March 2013 to May 2013, Ms. Coors Ficeli served as a Manager at 9th Street Capital, a family owned investment fund. From January 2011 to March 2013, Ms. Coors Ficeli was Director of On Premise channel marketing at MillerCoors. Previously, she was Region Chain Director at MillerCoors from July 2008. Ms. Coors Ficeli held several other sales management roles across the U.S. with Coors Brewing Company, in distributor and chain facing roles. Before joining Coors Brewing Company, she worked at E&J Gallo and Xerox Corporation in sales and brand management roles. Ms. Coors Ficeli serves on the board as Vice President of Finance of Rocky Mountain Active 20/30, a fundraising organization focused on children in the Denver area. She also serves on the Board of Trustees for the Adolph Coors Company LLC and as a Trustee of the Coors Trust. She earned her MBA from the University of Denver and undergraduate degree in marketing and management from Santa Clara University.

Specific Qualifications, Attributes, Skills and Experience: As a member of the Coors family, Ms. Coors Ficeli brings to the Board extensive knowledge of the Company's history and culture and the perspective of a long-term, highly committed stockholder. She brings a business background in the beer and wine industries, in distribution, sales and brand management. She also offers a strong perspective, leadership and expertise in the U.S. beer business.
Brian D. Goldner

Director of Molson Coors since 2010.

Age: 50

Board Committees: Compensation and Human Resources

Other Public Company Boards: Hasbro, Inc.

Background: Mr. Goldner is President, Chief Executive Officer and director of Hasbro, Inc., a children's and family leisure time entertainment products and services company, positions he has held since 2008. From 2006 to 2008, Mr. Goldner was Chief Operating Officer and from 2003 to 2006 was President of the U.S. Toys Segment of Hasbro, Inc. Prior to joining Hasbro, Mr. Goldner held a number of management positions including Executive Vice President and Chief Operating Officer of Bandai America Incorporated, Worldwide Director in Charge of the LA office of J. Walter Thompson, and Vice President and Account Director in the Chicago office of Leo Burnett Advertising. Mr. Goldner has served on the boards of the Toy Industry Association Inc., The Miriam Hospital in Providence, RI, and The Hole in the Wall Gang Camps. He is a graduate of Dartmouth College and the Executive Education Program at the Amos Tuck School.

Specific Qualifications, Attributes, Skills and Experience: Mr. Goldner provides the Board with extensive experience in building global brands and growing multi-brand international companies. Additionally, he brings business experience as a Chief Executive Officer.

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Franklin W. Hobbs

Director of Molson Coors since 2005.

Age: 66

Board Committees: Audit and Finance

Other Public Company Boards: Ally Financial Inc. f/k/a General Motors Acceptance Corporation

Background: Mr. Hobbs currently serves as an advisor to One Equity Partners LLC, a private equity investment firm, since 2004. He served as Chief Executive Officer for the investment bank, Houlihan Lokey Howard & Zukin, from 2002 to January 2003. He served in roles of increasing responsibility at Dillon, Read & Co., an investment bank, from 1972 to 1992, as Chief Executive Officer from 1992 to 1997, and ultimately served as Chairman of UBSWarburg following a series of mergers between Dillon Read and SBC Warburg, and later with Union Bank of Switzerland. He currently serves on the board of directors of Ally Financial Inc. f/k/a General Motors Acceptance Corporation (as the Chairman of the Board since May 2009), Lord, Abbett & Co. LLC and BAWAG P.S.K. (as the Supervisory Chairman of the Board). He also serves on the Board of Trustees and is Treasurer of The Frick Collection. Mr. Hobbs previously served on the Board of Overseers of Harvard University, also serving on the Audit Committee, and was President of the Board of Trustees of the Milton Academy, where he also served on the Audit Committee. He is a graduate of Harvard College and Harvard Business School. Mr. Hobbs previously served as a director of Molson Coors' predecessor company Adolph Coors Company, since 2001.

Specific Qualifications, Attributes, Skills and Experience: Mr. Hobbs provides the Board with a high level of financial literacy and expertise due to his background as an investment banker, his service on various audit committees and his experience as a Chief Executive Officer. He also provides extensive knowledge about the Company.
Andrew T. Molson

Director of Molson Coors since 2005, Vice Chairman of the Board since May 2013.

Age: 46

Board Committees: Nominating

Other Public Company Boards: None

Background: Mr. Molson is a partner and Chairman of RES PUBLICA Consulting Group, a Montréal-based holding and management company for two leading professional services firms, NATIONAL Public Relations (where he has worked since 1997) and Cohn and Wolfe -- Canada, both offering strategic public relations counsel to a wide range of businesses. He previously served as Chairman of the Board of the Company during the period May 2011 to May 2013 and Vice Chairman of the Board of the Company during the period May 2009 to May 2011. Mr. Molson currently serves as a director of The Montréal Canadiens and Groupe Deschênes Inc. He is president of the Molson Foundation and serves on several non-profit boards, including the Concordia University Foundation, the Institute for Governance of Private and Public Organizations and the Montréal General Hospital Foundation. He became a member of the Québec bar in 1995 after studying law at Laval University and holds a masters of science in corporate governance and ethics from the University of London (Birbeck College) and a bachelor of arts degree from Princeton University.

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Specific Qualifications, Attributes, Skills and Experience: As a member of the Molson family, which has been instrumental in developing the Canadian beer business since its opening in 1786 (the now-oldest brewery in North America), Mr. Molson brings to the Board extensive knowledge of the Company's history and culture, and the perspective of a long-term, highly committed stockholder. He also brings extensive knowledge regarding public relations and corporate governance. Additionally, he provides a strong perspective, leadership and expertise in the Canadian beer business.
Geoffrey E. Molson

Director of Molson Coors since 2009.

Age: 43

Board Committees: Nominating

Other Public Company Boards: None

Background: Mr. Molson is a General Partner (since December 2009), and is the President and Chief Executive Officer (since June 2011) of the CH Group Limited Partnership, owner of the Montréal Canadiens Hockey Club, evenko and the Bell Centre. From 2006 to December 2009, Mr. Molson served as Vice President of Marketing for Molson Inc. He previously served as Vice President of Sales and Marketing from 2004 to 2005, Vice President of Quality and Distributor Development from 2001 to 2004, and Key Account Sales Manager — Canada and Director of Trade Marketing from 1999 to 2001, for Molson USA, a former wholly-owned subsidiary of the Company. He was a senior consultant at CSC Consulting (formerly The Kalchas Group), a strategy consultancy firm, from 1996 to 1999. Prior to this he worked in media at The Coca-Cola Company. Mr. Molson is a member of The Molson Foundation, a family foundation dedicated to the betterment of Canadian society, as well as St. Mary's Hospital Foundation and the Montréal Canadiens Children's Foundation. He currently represents Molson Coors as Ambassador, representing the Molson family in key strategic areas of the business. Mr. Molson holds an MBA from Babson Business School and a BA from St. Lawrence University.

Specific Qualifications, Attributes, Skills and Experience: As a member of the Molson family, which has been instrumental in developing the Canadian beer business since its opening in 1786 (the now-oldest brewery in North America), Mr. Molson brings to the Board extensive knowledge of the Company's history and culture, and the perspective of a long-term, highly committed stockholder. He also brings experience in beer sales, marketing, distributor development and key account management. Additionally, Mr. Molson brings experience in the sports and entertainment industry, which is an important marketing platform for the Company.

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Iain J.G. Napier

Director of Molson Coors since 2008.

Age: 65

Board Committees: Audit and Finance

Other Public Company Boards: John Menzies PLC and McBride PLC

Background: Mr. Napier has been a director at John Menzies PLC since September 2008 and currently serves as Chairman of the board of directors and chairs the Nomination Committee. He also has been a director at McBride PLC since July 2007 and he currently chairs the Nomination Committee and is a member of the Remuneration Committee. He is a Non-Executive Director of William Grant & Sons Holdings Limited (since May 2009), where he chairs the Audit Committee.

From March 2000 to February 2014, Mr. Napier served as a Non-Executive Director of Imperial Tobacco Group PLC, becoming Chairman of the Board and Chairman of the Nomination Committee in January 2007. Mr. Napier previously served as Chief Executive Officer of Taylor Woodrow PLC, an international housing and development company, from 2002 to 2006. Prior to this, he worked extensively in the beer and leisure industries. From 2000 to 2001, he was Vice President U.K. and Ireland for InBev S.A., following its acquisition of Bass Brewers Ltd. He was Chief Executive Officer of Bass Brewers and Bass International Brewers from 1996 to 2000. From 1989 to 2000, he held various leadership positions with Bass, including as a main board director. Earlier in his career, Mr. Napier also held senior management positions at Ford Motor Company and Whitbread PLC. Mr. Napier is a Fellow of the Chartered Institute of Management Accountants.

Specific Qualifications, Attributes, Skills and Experience: Mr. Napier provides the Board with a high level of financial literacy and international business expertise. He also provides extensive experience in the beer and leisure industries, including the U.K. beer market.

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Peter S. Swinburn

Director of Molson Coors since 2008.

Age: 61

Board Committees: None

Other Public Company Boards: Express Inc.

Background: Mr. Swinburn has been the CEO and President of Molson Coors since July 2008. He has also served as a director of MillerCoors since July 2008, Express Inc. since February 2012 and Driven Brands, Inc. since November 2012. He served as President and Chief Executive Officer of Coors Brewing Company, a wholly owned subsidiary of the Company, from October 2007 to June 2008, and as President and Chief Executive Officer of Molson Coors Brewing Company (UK) Limited (MCBC UK), a wholly-owned subsidiary of the Company, from 2005 to November 2007. Before that, he served as President and Chief Executive Officer, Coors Brewing Worldwide and Chief Operating Officer of MCBC UK following the Company's acquisition of MCBC UK in 2002, until 2003. Prior to the Company acquiring MCBC UK, Mr. Swinburn was Sales Director for Bass Brewers from 1994 to 2002.

Specific Qualifications, Attributes, Skills and Experience: Mr. Swinburn is required to be nominated to serve on the Board according to the Company's Restated Certificate of Incorporation, by virtue of his position as CEO of the Company. He has extensive experience in the beer business and delivers management's perspective to the Board.
Douglas D. Tough

Director of Molson Coors since 2012.

Age: 64

Board Committees: Compensation and Human Resources

Other Public Company Boards: International Flavors & Fragrances Inc.

Background: Mr. Tough is currently Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. (IFF), a creator and manufacturer of flavors and fragrances. Mr. Tough joined the IFF Board in 2008 and served as its non-Executive Chairman from October 2009 until he became Chief Executive Officer of the Company in March 2010. Previously, he served as Chief Executive Officer and Managing Director of Ansell Limited from 2004 until March 2010. Prior to joining Ansell Limited, Mr. Tough held a number of positions with Procter & Gamble Company for 12 years, as well as a variety of executive positions with Cadbury Schweppes Plc. (Cadbury), including serving as Chief Executive Officer of Dr. Pepper / 7UP, Cadbury's largest unit. Mr. Tough an M.B.A. graduate of the University of Western Ontario and a graduate of the University of Kentucky (B.B.A.).

Specific Qualifications, Attributes, Skills and Experience: Mr. Tough provides the Board with extensive experience with multi-brand international companies, including a food and beverage company. Additionally, he brings business experience as a Chief Executive Officer.

| 2014 Proxy Statement | 22

Louis Vachon

Director of Molson Coors since 2012.

Age: 51

Board Committees: Finance

Other Public Company Boards: Fiera Capital Corporation and National Bank of Canada

Background: Mr. Vachon is currently President and Chief Executive Officer of the National Bank of Canada, a position he has held since June 2007. He has served as a member of the Bank's board of directors since 2006. Since April 2012, he has served as a director of Fiera Capital Corporation. He also currently serves on the board of directors for the Conseil des Gouverneurs Associes de l'Universite de Montréal and the Canadian Council of Chief Executives, and he has held other board positions as well. Mr. Vachon has been with the National Bank of Canada since 1996, previously serving as Chief Operating Officer and Director; Chief Executive Officer of National Bank Financial and Chairman of Natcan Investment Management Inc.; Chairman of National Bank Financial; Senior Vice President of Treasury and Financial Markets; and President and Chief Executive Officer of Innocap Investment Management Inc. Mr. Vachon holds a Master of International Business degree in international finance from the Fletcher School at Tufts University, a bachelor's degree in economics from Bates College and a CFA certification from the CFA Institute.

Specific Qualifications, Attributes, Skills and Experience: Mr. Vachon provides the Board with an extensive experience with financial markets, including financing and strategy. Additionally, Mr. Vachon brings business experience as a Chief Executive Officer of a bank and brings Canadian market experience.

| 2014 Proxy Statement | 23

2014 Nominees for Class B Directors

Roger G. Eaton

Director of Molson Coors since 2012.

Age: 52

Board Committees: Audit

Other Public Company Boards: None

Background: Mr. Eaton became President of the KFC division on January 1, 2014, while continuing to serve as the Chief Operations Officer of Yum! Brands, Inc., an operator of fast food restaurants, a role he assumed in late 2011. From June 2008 to February 2011, Mr. Eaton was Chief Executive Officer and President of KFC USA. He also held several international positions at the company, including Senior Vice President, Regional Operations Director, General Manager and Finance Director in the South Pacific, Australia and New Zealand. From 1996 to 2000, Mr. Eaton was employed by Hoyts Corporation — one of the world's leading entertainment companies — where he served as Chief Operating Officer of Hoyts Cinemas Australia Limited and President of Hoyts USA Limited. He also worked as General Manager of Finance for Hoyts Pty Ltd, the private holding company of Hoyts Entertainment Ltd and Hoyts Media Ltd. Mr. Eaton holds a post graduate diploma in accounting and a bachelor's degree in commerce from the University of Natal - Durban in South Africa. He passed the South African Public Accountants and Auditors Board exams in 1982. He is a member of the Australian Institute of Chartered Accountants.

Specific Qualifications, Attributes, Skills and Experience: Mr. Eaton provides the Board extensive experience in global retail brand management, operations and finance.

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Charles M. Herington

Director of Molson Coors since 2005.

Age: 54

Board Committees: Audit

Other Public Company Boards: NII Holdings, Inc.

Background: Mr. Herington is currently Vice Chairman and Executive Vice President of Zumba Fitness, LLC a role he assumed in August 2013. Since September 2012, Mr. Herington has acted as an independent consultant to companies regarding a variety of issues including marketing, brand building and operations. He was Executive Vice President, Developing Market Group, Avon Products Inc., a large global consumer products company, from March 2011 to August 2012. Prior to that he was Executive Vice President, Latin America and Central and Eastern Europe of Avon Products Inc., a position he held since June 2009. He was Executive Vice President, Latin America Avon Products, Inc. from March 2008 to June 2009, and Senior Vice President, Latin America Avon Products, Inc. from March 2006 to March 2008. From 1999 to February 2006, Mr. Herington was President and Chief Executive Officer of AOL Latin America, a NASDAQ publicly-traded company. (In June 2005, AOL Latin America filed a voluntary petition for Chapter 11 bankruptcy. In April 2006, the bankruptcy court approved the company's recovery and liquidation plan.) From 1997 to 1999, he served as President, Revlon Latin America. From 1990 to 1997, he held a variety of executive positions with Pepsico Restaurants International. From 1981 to 1990, he held various marketing and executive positions at Procter & Gamble. Mr. Herington currently serves as a director of NII Holdings, Inc., where he has served since 2003. Mr. Herington previously served as a director of Molson Coors' predecessor company, Adolph Coors Company, since 2003.

Specific Qualifications, Attributes, Skills and Experience: Mr. Herington provides the Board almost 30 years of experience in marketing, brand building and operations including his senior executive operations experience in Latin America and Central and Eastern Europe and extensive marketing experience in Canada.

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H. Sanford Riley

Director of Molson Coors since 2005.

Age: 63

Board Committees: Compensation and Human Resources and Nominating

Other Public Company Boards: Canadian Western Bank, GMP Capital, Inc., The North West Company and Manitoba Telecom Services, Inc.

Background: Mr. Riley has been President and Chief Executive Officer of Richardson Financial Group Limited, a specialized financial services company, since 2003. Between 1992 and 2001, he served as President and Chief Executive Officer of Investors Group Inc., a personal financial services organization, retiring as Chairman in 2002. Mr. Riley has served as a director of The North West Company Inc. since 2002, becoming Chairman in 2008; GMP Capital, Inc., a publicly traded investment dealer, since 2009; Manitoba Telecom Services Inc. since 2011, where he is also a member of the audit committee; and Canadian Western Bank since 2011. His community affiliations include serving as Chairman of the University of Winnipeg Foundation Board of Directors, past Chancellor of the University of Winnipeg and past Chairman of the Manitoba Business Council. He obtained a J.D. from Osgoode Hall Law School and a B.A. from Queen's University. Mr. Riley is a Member of the Order of Canada. Mr. Riley previously served as a director of Molson, Inc. since 1999.

Specific Qualifications, Attributes, Skills and Experience: Mr. Riley provides the Board a strong understanding of the Company and our business as a result of his years of service as a director. He also provides a high level of finance and corporate governance expertise, having served in executive leadership and board positions with several highly regulated global companies.

Position of Director Emeritus

Since May 2009, Eric H. Molson, formerly Chairman of the Board of Molson Coors, has served as a Director Emeritus of the Company. Since June 2012, Bill Coors has served as a Director Emeritus of the Company. Messrs. Molson and Coors provide consulting and advisory services to the Board as requested and may be invited to attend meetings of the Board on a non-voting basis.

Family Relationship Disclosure

Peter H. Coors and Christien Coors Ficeli are father and daughter; and Andrew T. Molson and Geoffrey E. Molson are brothers. Eric H. Molson, father of Andrew T. and Geoffrey E. Molson, is a Director Emeritus, and Bill Coors, uncle of Peter H. Coors and great uncle of Christien Coors Ficeli, is also a Director Emeritus.

The Board recommends a vote FOR each of the persons listed above, and executed proxies that are returned will be so voted unless otherwise instructed.

| 2014 Proxy Statement | 26

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Molson Coors is committed to strong corporate governance, corporate responsibility and the accountability of our Board and our senior management team to the Company's stockholders. Molson Coors is principally a holding company and its operating segments are Molson Coors Canada (Molson Coors Canada); Molson Coors Europe (Molson Coors Europe), operating in Bosnia-Herzegovina, Bulgaria, Croatia, Czech Republic, Hungary, Montenegro, Romania, Serbia, and Slovakia (Central Europe) and United Kingdom and the Republic of Ireland (MCBC UK); Molson Coors International (MCI), operating in various other countries; and MillerCoors, operating as a joint venture in the U.S. The Board is elected by the stockholders annually to oversee their interests in the long-term success of the Company and its operating segments. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged with conducting the business of the Company.

Corporate Responsibility, Corporate Governance Guidelines and Code of Business Conduct

Corporate Responsibility

Corporate responsibility is integral to our business strategy and includes our commitments to focus on material issues regarding governance, ethics, alcohol responsibility, environmental sustainability, sustainable sourcing and investments in our people and communities.

In September 2013, Molson Coors was named as the global beverage sector leader on the Dow Jones Sustainability World Index for the second consecutive year. The Company was also listed on the Dow Jones Sustainability Index for North America for the third consecutive year. Of the 140 companies that achieved listing on this year's North America Index, Molson Coors is one of only eight companies included in the Food and Beverage category and joins only 14 other food and beverage companies on the World Index.

Molson Coors is focused on continuing to improve "Our Beer Print," our corporate responsibility strategy, which recognizes the Company's impacts on its communities, people and the environment. These efforts have positively affected the Company's bottom line.

✓	From 2008 to 2012, the Company's corporate responsibility efforts enabled a cost savings due to a reduction in waste fees and taxes, lower use of energy and water and sales of materials that would otherwise have been disposed;
✓	The Company's targeted environmental performance through 2020 will result in additional savings;
✓	The Company expanded its carbon disclosure through the Carbon Disclosure Project, a copy of which is available at the Company Website; and
✓	In 2013, the Company achieved zero waste to landfill in its U.K. operations, which is now being targeted globally throughout the business.

More information, including policies, targets, performance indicators and the Company's 2013 Corporate Responsibility Report is available at www.OurBeerPrint.com. The information contained on the Company Website and www.OurBeerPrint.com are not incorporated by reference into this Proxy Statement.

| 2014 Proxy Statement | 27

 Corporate Governance Guidelines

The Board has adopted the Board of Directors Charter and Corporate Governance Guidelines (Corporate Governance Guidelines) to promote the effective governance of the Company and proper functioning of the Board and its committees. It sets forth a common set of expectations as to how the Board should function. The Corporate Governance Guidelines provide, among other things, guidance on the composition of the Board, the criteria to be used in selecting director nominees, retirement of directors, expectations by Molson Coors of its directors and evaluation of board performance. The Board regularly reviews developments in corporate governance to respond to these new developments as necessary and appropriate. The Corporate Governance Guidelines are available on the Company Website.

Code of Business Conduct

All of our directors and employees, including our CEO, Chief Financial Officer and other senior financial officers, are bound by our Code of Business Conduct, which complies with the requirements of the NYSE and the SEC to ensure that the business of Molson Coors is conducted in a legal and ethical manner. The Code of Business Conduct covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Our Code of Business Conduct is available on the Company Website. We will disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct for executive officers and directors on the Company Website within four business days following the date of such amendment or waiver.

Board Leadership Structure

The Company separates the roles of Chairman of the Board and CEO pursuant to its Bylaws. According to the Company's Bylaws, the Chairman of the Board is appointed by the Class A-C nominating subcommittee, or the Class A-M nominating subcommittee, alternating on a biennial basis. Peter H. Coors was appointed Chairman of the Board by the Class A-C nominating subcommittee effective May 2013, and he will serve in this position until the 2015 Annual Meeting of Stockholders. The Class A-M nominating subcommittee has the right to appoint the Chairman of the Board following the 2015 Annual Meeting of Stockholders to serve until the 2017 Annual Meeting of Stockholders.

Board Size

As set forth in the Bylaws, the Board has the power to fix the number of directors by resolution. The Board has currently set the number of directors at 15, consisting of 12 Class A directors and 3 Class B directors. However, for purposes of this Annual Meeting, only 13 directors are being nominated for election. There will be two Class A director vacancies. The Nominating Committee (the Nominating Committee) is in the process of identifying a candidate to fill one vacancy, but the Board does not currently plan to fill the other vacancy. Our Restated Certificate of Incorporation and Bylaws provide that the Board may change the size of the Board by vote of at least two-thirds of the authorized number of directors (including vacancies), provided that any decrease in the number

| 2014 Proxy Statement | 28

of directors to less than 15 must be approved by the holders of the Class A common stock and Special Class A stock, voting together as a class.

Board's Role in Risk Oversight

The Board is responsible for overseeing the implementation of appropriate systems to manage the principal risks of the Company's business, and shares oversight and monitoring of the Company's enterprise risk management program with the Audit Committee. The Audit Committee reviews the risks, actions and progress annually and the full Board annually reviews the risk program. The Audit Committee also oversees management of the Company's major financial risks and its procedures for monitoring and controlling these risks. The Audit Committee regularly reports on risk assessment to the Board.

The Compensation and Human Resources Committee (the Compensation Committee) oversees risks relating to our compensation policies and practices, and regularly assesses our performance criteria and targets established under executive compensation programs to ensure they do not provide an incentive for executives to take excessive or unnecessary risks. The Compensation Committee reports to the Board when appropriate. The Compensation Committee believes that the Company has no compensation policies or programs that give rise to risks reasonably likely to have a material adverse effect on the Company.

In addition to committee reports, the Board receives regular reports from the Company's management on the Company's most material risks and the degree of its exposure to those risks, as well as regular presentations on those risks at Board meetings.

The Board believes its leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the non-management directors, including with respect to risk oversight.

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Nomination of Directors

As a "controlled company" under the listing standards of the NYSE, we are not required to have a nominating committee comprised solely of independent directors. Nominees for election to the Board will be selected by the full Board, the full Nominating Committee or a nominating subcommittee as follows:

Nominating Body	Director Nominees
Class A-C Nominating Subcommittee: Peter H. Coors Christien Coors Ficeli	✓ 5 director nominees to be elected by holders of Class A common stock and Special Class A stock, voting together as a class (referred to as Coors Directors) ✓ A majority must be independent
Class A-M Nominating Subcommittee: Andrew T. Molson Geoffrey E. Molson

✓   5 director nominees (one currently vacant) to be elected by holders of Class A common stock and Special Class A stock, voting
       together as a class (referred to as Molson Directors).
 ✓   A majority must be independent

Nominating Committee: Peter H. Coors Christien Coors Ficeli Andrew T. Molson Geoffrey E. Molson H. Sanford Riley

✓   2 director nominees to be elected by holders of Class A common stock and Special Class A stock, voting together as a class
 ✓   Must include the CEO (currently Peter Swinburn) and one member of management approved by at least two-thirds of authorized number of directors (currently vacant)

Molson Coors Board:

✓   3 director nominees to be elected by holders of Class B common stock and Special Class B stock, voting together as a class
 ✓   All nominees must be independent
 ✓   Nominations must be approved by at least two-thirds of the authorized number of directors (including vacancies)

Board Vacancies

Coors Directors and Molson Directors

The Class A-C nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Coors Director and fills newly created seats designated to be filled by Coors Directors.

The Class A-M nominating subcommittee fills vacancies caused by the removal, resignation, retirement or death of a Molson Director and fills newly created seats designated to be filled by Molson Directors.

The Class A-C nominating subcommittee and the Class A-M nominating subcommittee each cease to have the power to make nominations and fill vacancies if the Coors Trust and certain Coors family stockholders, in the case of the Class A-C nominating subcommittee, or Pentland and certain Molson family stockholders, in the case of the Class A-M nominating subcommittees, fall below certain ownership thresholds specified in the Company's Restated Certificate of Incorporation. The required thresholds are all currently satisfied.

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As a result of the decision of one of the incumbent Molson Directors not to stand for re-election prior to the Annual Meeting, the Class A-M nominating subcommittee has nominated only four candidates to stand for election by holders of the Class A common stock and Special Class A stock. The Class A-M nominating subcommittee is currently in the process of identifying a candidate to fill this vacancy.

Other Class A Directors

The Nominating Committee fills vacancies caused by the removal, resignation, retirement or death of a Class A director who is not a Coors Director or Molson Director. Any person elected by the Nominating Committee must meet the requirements outlined above.

Class B Directors

The Board fills vacancies caused by the removal, resignation, retirement or death of the any of the Class B directors. Any person elected by the Board must meet the requirements outlined above.

Qualifications of Director Nominees

The Board, Nominating Committee or a nominating subcommittee, as applicable, assesses any director nominees by taking into account a variety of factors including, but not limited to, the individual's:

  ✓
  personal qualities and characteristics, accomplishments and reputation in the business community;
  ✓
  current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business;
  ✓
  ability and willingness to commit adequate time to the Board and committee matters;
  ✓
  skills, personality and their fit with other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company;
  ✓
  diversity of opinion, personal and professional background and experience; and
  ✓
  skills and experience that corresponds with the perceived needs of the Company, the Board and its respective committees at the time.

The Nominating Committee or a nominating subcommittee, as applicable, ultimately recommends nominees that it believes will enhance the Board's ability to effectively manage and direct the affairs and business of the Company. Potential director nominees may come to the attention of the Company through management, current Board members or stockholders. From time to time, the Board uses third party search firms to identify and/or evaluate potential nominees.

Candidates Recommended by Stockholders

We will consider and evaluate a director candidate recommended by a stockholder in the same manner as candidates from other sources. Stockholders wishing to recommend a director candidate to serve on the Board as a director may do so by providing advance written notice to the Company following the procedures set forth under "How do I submit a proposal for action at the 2015 Annual Meeting of Stockholders?" on page 14. Any such recommendation must be accompanied by the information specified in Section 1.9.2 of our Bylaws.

| 2014 Proxy Statement | 31

Director Independence

Although, as a "controlled company," we are not required to have a majority of independent directors, under NYSE listing standards, our Restated Certificate of Incorporation contains provisions intended to ensure that at all times a majority of the directors will be independent.

Our Restated Certificate of Incorporation defines an independent director as any director who is independent of management and is free from any interest and any business or other relationship (other than interests or relationships arising from ownership of shares of Molson Coors stock) which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Company. Additionally, the Company has adopted Director Independence Standards which are set forth on Appendix A (the Director Independence Standards).

At its meeting held on February 27, 2014, the Board affirmatively determined that each of the following directors is independent under the listing standards of the NYSE and the Company's Director Independence Standards:

&zwsp;	Independent Directors			&zwsp;
&zwsp;	Dr. Francesco Bellini[1]	Charles M. Herington	H. Sanford Riley	&zwsp;
&zwsp;	Roger G. Eaton	Franklin W. Hobbs	Douglas D. Tough	&zwsp;
&zwsp;	Brian D. Goldner	Iain J.G. Napier	Louis Vachon	&zwsp;

1
Dr. Francesco Bellini has decided not to stand for re-election to the Board.

None of the directors who were determined to be independent had any relationships that were outside the categorical standards listed in the Director Independence Standards.

Executive Sessions of Non-Employee and Independent Directors

The Board generally holds executive sessions of its non-employee directors at each regularly scheduled meeting. The chairmanship of these executive sessions rotates among the non-employee directors. In addition, the independent directors meet in executive sessions at each regularly scheduled Board meeting. The chairmanship of these executive sessions rotates among the independent directors.

Hedging and Short Sale Policies

Under our Insider Trading Policy, directors, executive officers, including our NEOs and other employees, are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the individual's securities holdings in the Company.

These individuals are also prohibited from engaging in short sales related to Company's common stock.

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Stockholder Engagement

As the Board is elected by the stockholders to oversee their interests in the long-term success of the Company, we believe that it is essential to actively engage with our stockholders. The Company regularly engages with our stockholders during the year to get their feedback about our governance policies, compensation practices and other matters of importance.

In addition, we have provided several avenues that allow for stockholders to engage with the Board including: the annual election of directors, the ability to attend the Annual Meeting, the annual advisory vote to approve executive compensation, the ability to submit stockholder proposals and the ability to directly communicate with the Board.

Directors' Attendance

The Board held 6 meetings during in 2013. All directors attended 75% or more of the aggregate meetings of the Board and the committees on which they served during 2013. The directors are encouraged to attend the Annual Meeting. Thirteen of the fourteen directors attended the 2013 Annual Meeting of Stockholders.

Board Committees

The Board currently has four separately designated standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating Committee (collectively, the Board Committees). In addition to the four standing committees, the Board may from time to time establish additional committees. Each committee has a written charter that is available at the Company Website.

The following table describes the current members of each of our Board Committees. Other than the Nominating Committee, each member is considered an independent director pursuant to the Company's Director Independence Standards and the Company's Restated Certificate of Incorporation. For a further discussion regarding director independence, see "Director Independence" beginning on page 32.

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	Audit	Compensation and Human Resources	Finance	Nominating
Dr. Francesco Bellini[1]			Member
Peter H. Coors				A-C
Christien Coors Ficeli				A-C
Brian D. Goldner		Chair
Franklin W. Hobbs	Member		Member
Andrew T. Molson				A-M
Geoffrey E. Molson				A-M
Ian J.G. Napier	Chair		Member
Peter S. Swinburn
Douglas D. Tough		Member
Louis Vachon			Chair
Roger G. Eaton	Member
Charles M. Herington	Member
H. Sanford Riley		Member		Member
A-C: Class A-C Nominating Committee Member A-M: Class A-M Nominating Committee Member
1
Dr. Francesco Bellini has decided not to stand for re-election to the Board.

Audit Committee

Primary Responsibility. Under the terms of its charter, the Audit Committee assists and represents the Board in overseeing:

  ✓
  the integrity of the Company's financial reporting process and the Company's financial statements;
  ✓
  the Company's compliance with legal and regulatory requirements, and its ethics and compliance program, including the Code of Business Conduct;
  ✓
  the Company's systems of internal control over financial reporting and disclosure controls and procedures;
  ✓
  the Company's internal audit function; and
  ✓
  the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, their conduct of the annual audit and their engagement for any lawful purposes.

The Audit Committee will also review and discuss with management, the internal auditors and the independent auditors the Company's policies and procedures with respect to risk assessment and risk management. Finally, the Audit Committee will review and discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. For more information on the Audit Committee's role in risk oversight see the discussion under "Board's Role in Risk Oversight" beginning on page 29.

The Audit Committee Report is included on page 90 of this Proxy Statement.

Meetings Held in 2013: 8

Independence. Each member meets the independence requirements of the listing standards of the NYSE, the Company's Restated Certificate of Incorporation, the Company's Director Independence Standards and Rule 10A-3 under the Exchange Act. The Board has determined that all the members of the Audit Committee are financially literate pursuant to the listing standards of the

| 2014 Proxy Statement | 34

NYSE. The Board determined that Franklin W. Hobbs is an "audit committee financial expert" as defined under SEC regulations.

Compensation Committee

Primary Responsibility. Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving compensation plans, policies and programs of the Company applicable primarily to executive officers of the Company. The entire Board approves the CEO and Mr. Coors' compensation. The Compensation Committee also makes all decisions regarding the implementation and administration of the Company's incentive compensation, equity compensation and other benefit plans and programs.

The details of the processes and procedures used for determining compensation of the Company's executive officers are set forth in the CD&A beginning on page 46.

The Compensation Committee Report is included on page 71 of this Proxy Statement.

Third Party Resources: Under the terms of its charter and consistent with applicable law and the listing rules of the NYSE, the Compensation Committee has the sole authority to select, retain, terminate and approve the fees of compensation consultants, outside counsel and other advisors necessary and appropriate to assist or advise it in carrying out its duties and obligations. The Compensation Committee will also be responsible for the appointment, compensation and oversight of the work of any such adviser it retains.

Under the terms of its charter and consistent with applicable law and the listing rules of the NYSE, the Compensation Committee may select an advisor only after taking into consideration all factors relevant to that person's independence from management, including the following:

  ✓
  the provision of other services to the Company by the person that employs the adviser;
  ✓
  the amount of fees received from the Company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;
  ✓
  the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;
  ✓
  any business or personal relationship of the adviser with a member of the Compensation Committee;
  ✓
  any stock of the Company owned by the adviser; and
  ✓
  any business or personal relationship of the adviser or the person employing the adviser with any executive officer.

After considering the above independence factors, the Compensation Committee previously retained Pay Governance LLC (Pay Governance) as its compensation consultant to provide independent advice and assist in the development and evaluation of the Company's executive and director compensation policies. The Compensation Committee does not believe that there are any conflicts of interest with Pay Governance.

Meetings Held in 2013: 11

Independence. Each member meets the independence requirements of the listing standards of the NYSE, the Company's Restated Certificate of Incorporation, the Company's Director Independence Standards and federal laws and regulations. Each member also qualifies as a "Non-employee

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Director" for purposes of Rule 16b-3 under the Exchange Act and as an "Outside Director" for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the Code).

Finance Committee

Primary Responsibility. Under the terms of its charter, the Finance Committee assists the Board in fulfilling its responsibilities relating to the oversight of the Company's financial affairs, including reviewing the Company's financial and investment policies, strategies and guidelines. The Finance Committee's responsibilities and duties include:

  ✓
  monitoring the Company's financial, hedging and investment policies and strategies, as well as the Company's tax strategies;
  ✓
  monitoring the Company's financial condition and its requirements for funds, including with respect to acquisitions and divestitures;
  ✓
  monitoring the Company's debt portfolio, interest rate risk and expense management, credit facilities and liquidity;
  ✓
  reviewing and approving the amounts, timing, types and terms of the issuance of public and private debt securities by the Company;
  ✓
  monitoring relationships with credit rating agencies and the ratings given to the Company;
  ✓
  periodically reviewing the results of the Company's investment and hedging activities; and
  ✓
  monitoring the Company's dividend and share repurchase policies and programs.

Meetings Held in 2013: 5

Independence. Each member meets the independence requirements of the listing standards of the NYSE, the Company's Restated Certificate of Incorporation, the Director Independence Standards and federal laws and regulations.

Nominating Committee

Primary Responsibility. Under the terms of its charter and the Company's Restated Certificate of Incorporation, the Nominating Committee's responsibilities and duties include:

  ✓
  nominating 12 candidates to stand for election by the holders of Class A common stock and Special Class A stock;
  ✓
  recommending to the Board 3 candidates for election by the holders of the Class B common stock and Special Class B stock;
  ✓
  assisting the Board in evaluating candidates for nomination recommended by the stockholders;
  ✓
  overseeing the annual evaluation of the Board; and
  ✓
  taking up other business properly presented to it.

Meetings Held in 2013: 4

Independence. As a "controlled company," we are not required under applicable listing standards of the NYSE to have a nominating committee consisting entirely of directors who meet the independence requirements of the NYSE listing standards. We do, however, have a Nominating Committee and nominating subcommittees pursuant to our Restated Certificate of Incorporation.

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DIRECTOR COMPENSATION

General

We use a combination of cash and stock-based incentive compensation to ensure desired stability of the Board and to secure the Company's ongoing ability to attract high caliber individuals to serve on the Board. The Compensation Committee, with assistance from Pay Governance (the Compensation Consultant) reviews and makes recommendations to the Board annually with respect to the form and amount of director compensation. In setting director compensation, the Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to the Company, the skill level required of its members of the Board, as well as the compensation of directors at our peer companies.

2013 Compensation

For 2013, directors received an annual cash retainer of $100,000 and an annual equity grant of $100,000 in the form of Restricted Stock Units (RSUs). The Chairman and Vice Chairman of the Board are each entitled to additional annual fees of $75,000. Additionally, the Chairmen of the Audit Committee, Compensation Committee and Finance Committee received additional cash retainers as follows: (i) Audit - $15,000; (ii) Compensation - $12,500; and (iii) Finance -$10,000. All directors are reimbursed for any expenses incurred while attending Board or committee meetings and in connection with other Company business.

As an employee member of the Board, Mr. Swinburn receives no additional compensation for his services as a board member. All compensation provided by the Company to Mr. Swinburn is reported in the Summary Compensation Table.

Given his significant role and duties as Chairman of the Board, Mr. Coors receives the annual cash retainer and stock award paid to directors as well as the additional fee of $75,000 paid to the Chairman, as mentioned above. These amounts are also included for Mr. Coors in the "Stock Awards" and "All Other Compensation" columns of the Summary Compensation Table for 2013 on page 72.

Under the Company's director stock plan (the Director Stock Plan), directors may elect to receive 50% or 100% of their annual cash retainer in the form of either (i) shares of Class B common stock or (ii) deferred stock units (DSUs), with the balance, in each case, being paid in cash. DSUs represent the right to receive shares of the Class B common stock when the director's service on the Board terminates. Directors receive dividend equivalents on their DSUs.

Director Stockholding Requirements

In order to further align the interests of directors with the long-term interests of our stockholders, the Board has determined that, by the end of his or her fifth year as a director, each director should own stock or stock equivalents with a value equal to five times his or her annual cash retainer. All of our directors currently meet or are on track to meet this requirement. Shares owned directly by the director as well as the value of DSUs and the projected after-tax value of RSUs are included in

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calculating ownership levels. Shares underlying stock options do not count toward the ownership guidelines.

Director Compensation Table

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation[7] ($)	Total ($)

Dr. Francesco Bellini	100,000	100,007	42,463	242,470
Peter H. Coors[1]	175,000	100,007	15,295	290,302
Christien Coors Ficeli	100,000	100,007	15,295	215,302
Roger G. Eaton	100,000	100,007	11,788	211,795
Brian D. Goldner[2]	106,250	100,007	19,775	226,032
Charles M. Herington	100,000	100,007	41,604	241,611
Franklin W. Hobbs[3]	105,000	100,007	45,276	250,283
Andrew T. Molson[1]	175,000	100,007	15,295	290,302
Geoffrey E. Molson	100,000	100,007	15,295	215,302
Iain J.G. Napier[4]	115,000	100,007	17,156	232,163
H. Sanford Riley[5]	105,000	100,007	46,853	251,860
Douglas D. Tough	100,000	100,007	9,181	209,188
Louis Vachon[6]	105,000	100,007	11,834	216,841

1
Effective June 1, 2013, Mr. Coors was the Chairman of the Board and Mr. Molson was the Vice Chairman of the Board.
2
Mr. Goldner was Chairman of the Compensation Committee for one-half of 2013.
3
Mr. Hobbs was Chairman of the Finance Committee for one-half of 2013.
4
Mr. Napier was Chairman of the Audit Committee.
5
Mr. Riley was Chairman of the Compensation Committee for one-half of 2013.
6
Mr. Vachon was Chairman of the Finance Committee for one-half of 2013.
7
Represents dividends accrued on unvested RSUs and DSUs.

Fees Earned or paid in Cash (Column (b))

For 2013, the directors made the following elections under the Directors Stock Plan.

✓	Retainer paid in 100% cash: Peter H. Coors, Christien Coors Ficeli, Andrew T. Molson, Geoffrey E. Molson and Douglas D. Tough;
✓	Retainer paid in 100% DSUs: Iain J.G. Napier, Roger G. Eaton, Charles M. Herington, Franklin W. Hobbs, H. Sanford Riley and Louis Vachon; and
✓	Retainer paid in 100% stock: Brian D. Goldner and Dr. Francesco Bellini.

Stock Awards (Column (c))

On May 30, 2013, each director received an annual equity grant of 1,959 RSUs with a grant date fair value of $51.05 per Class B share and an aggregate grant value of $100,007. The RSUs cliff vest on May 30, 2016, or upon retirement of the director from the Board, whichever comes first. The grant date fair value is calculated in accordance with FASB Topic 718. Upon vesting of RSUs, the director is paid a cash amount equal to the dividends that would have been paid during the vesting period had each RSU been an actual share of the Class B common stock.

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Outstanding Equity Awards

The table below summarizes each director's outstanding RSUs and stock option awards as of December 31, 2013.

Name	RSUs[1]	Vested Stock Options[2]

Dr. Francesco Bellini	6,703
Christien Coors Ficeli	6,703	—
Roger G. Eaton	4,560	—
Brian D. Goldner	6,703	—
Charles M. Herington	6,703
Franklin W. Hobbs	6,703	4,000
Andrew T. Molson	6,703	—
Geoffrey E. Molson	6,703	—
Iain J.G. Napier	6,703	—
H. Sanford Riley	6,703
Douglas D. Tough	5,218	—
Louis Vachon	4,560	—

1
Includes shares of the Company's Class B common stock or shares exchangeable for Class B common stock.
2
The Company has not granted stock options to directors since 2008.

| 2014 Proxy Statement | 39

 RELATED PERSON TRANSACTIONS

Approval of Related Person Transactions

The Board has adopted a formal written policy for the review, approval and ratification of "related person" transactions. Under the policy, the Audit Committee is responsible for reviewing and pre-approving or ratifying, as applicable, all transactions in which (i) the aggregate amount involved will or is expected to exceed $100,000; (ii) the Company is a participant; and (iii) any "related party" has or will have a direct or indirect interest. A "related party" is generally: (a) any person who is, or was since the beginning of the last fiscal year, an executive officer or director of the Company; (b) a greater than 5% beneficial owner of the Company's stock; or (c) any immediate family members of any of the foregoing. Additionally, the Company's Bylaws require supermajority approval of the Board of certain transactions with affiliates or members of the Coors and Molson families.

In determining whether to approve or ratify a transaction subject to the policy, the Audit Committee takes into account whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction. The Board has further delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any such related party transaction in which the aggregate amount involved is expected to be less than $1 million and that does not involve any affiliates or members of the Coors or Molson families. Each of the transactions and relationships set forth below were ratified and approved in the manner and to the extent required by the Company's related party transaction approval requirements described above.

Certain Related Person Transactions

From time to time, we employ members of the Coors and Molson families, which together own a controlling interest in the Class A shares of the Company. Hiring and placement decisions are made based upon merit and compensation packages that are offered are commensurate with policies in place for all employees of Molson Coors. Melissa Coors Osborn (daughter of Peter H. Coors and sister of Christien Coors Ficeli) and David S. Coors (son of Peter H. Coors and brother of Christien Coors Ficeli) are employed by the Company in non-executive positions; and Peter J. Coors (son of Peter H. Coors and brother of Christien Coors Ficeli) is employed by MillerCoors in a non-executive position.

MillerCoors purchases a large portion of its paperboard packaging from Graphic Packaging Holding Company (GPHC). The Coors Trust and various other Coors family trusts, collectively through Adolph Coors Company LLC, beneficially own approximately 92.50% of our Class A voting common stock, approximately 3.25% of our Class B common stock, and approximately 5.28% of GPHC's common stock. In 2013, the total amount of payments made by MillerCoors, directly and through joint ventures, to GPHC totaled approximately $246 million. Jeffrey H. Coors, a director of GPHC, is also a brother of Peter H. Coors, Chairman of the Board and Chairman of MillerCoors, and uncle of Christien Coors Ficeli, a director. We expect payments by MillerCoors in 2014 to GPHC to be similar to payments made in 2013.

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Eric Molson, the father of Andrew T. and Geoffrey E. Molson, serves as a Director Emeritus. In connection with his role, he has the ability to recommend up to $325,000 per year in charitable contributions.

The Company has contractual relationships with the Montréal Canadiens Hockey Club, a professional hockey team. Andrew T. Molson, the Vice Chairman of the Board, and Geoffrey E. Molson, a member of the Board, are affiliated with the general partner and one of the limited partners of CH Group Limited Partnership, the owner of the Canadiens. In 2013, the Company made payments totaling approximately CAD $8.9 million to the Canadiens in marketing, advertising, promotional endeavors and sponsorship rights in the ordinary course of business and the Canadiens made payments totaling approximately CAD $3.2 million to the Company according to the terms of our agreements and purchased our products in the ordinary course of business. The business relationship has been in place for many years, is fair and reasonable and is comparable to market conditions for similar business relationships.

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MANAGEMENT

Executive Officers

The following persons, as of April 7, 2014, hold the executive officer positions at Molson Coors as further described below.

Peter H. Coors

Chairman of the Board of Molson Coors since May 2013. Age: 67 Business Experience: See Election of Directors starting on page 16
Peter S. Swinburn

CEO and President of Molson Coors since July 2008. Age: 61 Business Experience: See Election of Directors starting on page 16
Gavin D. Hattersley

Chief Financial Officer (CFO) of Molson Coors since June 2012.

Age: 51

Business Experience: Prior to Molson Coors, Mr. Hattersley served as Executive Vice President and Chief Financial Officer for MillerCoors from July 2008 to June 2012. Prior to that he served as Senior Vice President, Finance, for Miller Brewing Company from October 2002 to July 2008. He came to Miller Brewing Company from SAB Limited of Johannesburg, South Africa, where he held several financial management positions before becoming Chief Financial Officer in 1999. Prior to joining SAB Limited in 1997, he spent almost 10 years in Barloworld Limited in various finance positions. Mr. Hattersley earned both an honors degree in accounting science and a bachelor's degree from the University of South Africa. He passed the Public Accountants and Auditors Board exams in 1987. He is also a director of MillerCoors.

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Krishnan Anand

President and Chief Executive Officer of MCI since December 2009.

Age: 56

Business Experience: Before joining Molson Coors, Mr. Anand served as President of Coca Cola's Philippine business from 2007 to 2009. Before that, he served as Vice President of Coca Cola's Global Revenue Growth Management and Commercial Leadership from 2004 to 2007. He also served in various senior marketing strategy roles with Unilever in India from 1980 to 1996. Mr. Anand received his MBA degree from Indian Institute of Management. Mr. Anand has served as a director of AFC Enterprises, Inc., since November 2010.

Stewart F. Glendinning

President and Chief Executive Officer of Molson Coors Canada since January 2013.

Age: 48

Business Experience: Prior to his current role, Mr. Glendinning served as the President and Chief Executive Officer of MCBC UK from June 2012 to January 2013. Prior to this, he served as Chief Financial Officer for the Company from July 2008 to June 2012. He previously served as Chief Financial Officer from 2005 to July 2008 of Coors Brewers Limited (now known as MCBC UK). Prior to that, he served as a managing director of The Hackett Group (f/k/a Answerthink Inc.) from 1997 to 2005. He served in various roles with KPMG from 1986 to 1997. Mr. Glendinning also served with various organizations within the U.S. Naval Reserve. He earned a law degree from the University of Miami and a BBA in Accounting from the College of William and Mary.

Mark R. Hunter

President and Chief Executive Officer of Molson Coors Europe since January 2013.

Age: 51

Business Experience: Prior to his current role, Mr. Hunter served as President and Chief Executive Officer of Central Europe since June 2012 and as President and Chief Executive Officer of MCBC UK from December 2007 until June 2012. Previously, from May 2005 to November 2007, he was Chief Commercial Officer for Molson Coors Canada, where he was responsible for all sales and marketing activities. From 1997 to 2005, he served on the board of Bass Brewers Ltd. and Coors Brewers Limited (now MCBC UK) as Marketing Director. During such time, Mr. Hunter had accountability for the Bass Brewers brand portfolio including Carling plus business unit strategy and export development. From 1989 to 1997, Mr. Hunter held a variety of marketing leadership roles for Bass Brewers. Before joining Bass Brewers in 1989, he held a variety of sales positions with Hallmark Cards and Bulmers Drinks. Mr. Hunter holds a Bachelor Honours degree in Marketing and Business Administration from the University of Strathclyde in Glasgow, Scotland, where he was also awarded an Honorary Doctorate in 2009.

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Samuel D. Walker

Chief People and Legal Officer since 2012 and Corporate Secretary since 2005 of Molson Coors.

Age: 55

Business Experience: Prior to his current role, Mr. Walker was Chief Legal Officer and Corporate Secretary of the Company (since 2005) and, before that, U.S. & Worldwide and Group Vice President at Coors Brewing Company. Before joining the Company in 2002, Mr. Walker was a partner for ten years at the Washington, D.C. law firm of Wiley Rein LLP, handling trial and non-trial matters. He also has served in a variety of U.S. government positions. From 1990 to 1991, Mr. Walker was Acting Assistant Secretary and Deputy Assistant Secretary for Employment Standards at the U.S. Department of Labor. From 1991 to 1992, he was Acting Assistant Secretary and Deputy Assistant Secretary for Intergovernmental and Interagency Affairs at the U.S. Department of Education. Mr. Walker earned a law degree from Harvard Law School and a bachelor's degree from Duke University. He is also a director of MillerCoors.

Celso L. White

Chief Supply Chain Officer of Molson Coors since January 2013.

Age: 52

Business Experience: Prior to his current role, Mr. White served as Chief Supply Chain Officer of MCI from September 2010 to January 2013. Prior to joining Molson Coors, he was Pepsi Cola's Vice President and General Manager of Concentrate Operations responsible for the Americas and parts of Asia from 2004 to 2010. Mr. White received an MBA with concentration in Operations Management from DePaul University and a Bachelor of Science degree in Electrical Engineering from Bradley University. He also is a director of MillerCoors.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (THE ADVISORY SAY ON PAY VOTE)

As required by Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from the Class A Holders and the Class B Holders, voting together as a single class, to approve the compensation of its NEOs as described in the Compensation Discussion and Analysis beginning on page 46 and the Executive Compensation section beginning on page 72. This proposal is also referred to as the say on pay vote. We have committed to holding a say on pay vote at each year's annual meeting, until at least the 2017 Annual Meeting of Stockholders.

In deciding how to vote on this proposal, we encourage you to read the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this Proxy Statement. As described in more detail in those sections, the Company believes its compensation programs emphasize performance and accountability while maintaining alignment with stockholder interests.

The Board recommends that the stockholders vote FOR the following resolution:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion."

Because your vote is advisory, it will not be binding upon the Board. However, the Board values our stockholders' opinion and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends a vote FOR the advisory vote to approve the compensation of the Company's named executive officers, and executed proxies that are returned will be so voted unless otherwise instructed.

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 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Discussion and Analysis (CD&A) describes our executive compensation program in the context of how our Company has performed and how the Compensation Committee of the Board considers that performance in governing the Company's pay practices. This discussion focuses on the compensation program provided to our NEOs, who for 2013, were:

✓	Peter Swinburn, CEO and President; Director, MillerCoors
✓	Gavin Hattersley, CFO; Director, MillerCoors
✓	Peter H. Coors, Chairman of the Board of Molson Coors; Chairman of the Board, MillerCoors
✓	Samuel Walker, Chief People and Legal Officer; Director, MillerCoors
✓	Mark Hunter, President and Chief Executive Officer, Molson Coors Europe

In February 2013, Mark Hunter became Chief Executive Officer, Molson Coors Europe. He had previously served as President and Chief Executive Officer, Central Europe. This change was a result of combining our U.K., Ireland and Central European businesses into one reporting segment.

Executive Summary

Connecting Compensation to Strategy

Our strategy drives our compensation and the choices we make as a business. Our objective, to be a top global brewer is achieved by challenging the expected to deliver extraordinary brands that delight the world's beer drinkers. Our majority-independent Board and entirely-independent Compensation Committee have worked harmoniously to advance this strategy. From a compensation vantage, this means designing programs that motivate the Company's management team to deliver total shareholder return in the short term and implement our strategy in the medium and long term. This is what we aim to do.

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 Connecting Compensation to Performance

Despite continuing top-line challenges in our major markets, we delivered strong bottom-line results and excellent cash generation. In this way we continued to position ourselves for future earnings growth while delivering significant shareholder returns. Here are some 2013 highlights:

Objective	Results

Focus on higher return on our invested capital, managing our working capital and a greater shareholder return	✓ ✓	Achieved 2013 TSR of 34.9% Highest shareholder return of all major beer industry competitors
Focus on core brands- Coors Light, Molson Canadian, Staropramen and Carling	✓	Coors Light grew 30% in the U.K.; enjoyed even stronger growth in Mexico and Latin America; grew market share in the U.S., but declined in Canada
	✓	Molson Canadian grew market share in Canada
	✓	Carling grew volume and market share in the U.K.
	✓	Staropramen grew market share in the Czech Republic and achieved double-digit volume growth across the rest of our European markets
Integrated StarBev (acquired in 2012)	✓	StarBev integrated into the Company and MCBC UK and former StarBev consolidated into one European reporting segment
Innovation	✓	New product launches
	✓	Packaging innovations
	✓	Supply chain improvements
	✓	New structure follows routes to market
	✓	Strong growth in our U.S. craft beer segment accounting for 29% of the sector's growth
Grow our international business	✓	Significant progress towards long-term profitability goals (On track to reach our goal of profitability by 2016)
	✓	Year over year loss from continuing operations improved by 83.6% in 2013

2013 financial highlights of each achievement level include:

✓	Net sales: $4.21 billion; +7.4%
✓	Income from continuing operations before income taxes: $654.5 million; +10.5%
✓	Net income from continuing operations: $565.3 million; +28.0% ($3.07 per diluted share)
✓	Underlying after-tax income: $727.1 million; +2.3% ($3.95 per diluted share)
✓	Worldwide beer volume: 59.7 million hectoliters; +8.5%
✓	Net cash provided by operating activities: $1.168 billion; +18.8%
✓	Underlying free cash flow: $892.0 million; +3.2%
✓	Reduced net debt by $868.2 million versus 2012
✓	TSR: +34.9%

A reconciliation of non-GAAP results to the nearest U.S. GAAP measure can be found in our Form 10-K on pages 30-32, and 50. Income from continuing operations before income taxes and underlying pre-tax income are shown at a segment level on pages 34-46 of our Form 10-K.

Note that although our 42% ownership in the MillerCoors joint venture is reflected in our income results, it is not reflected in our revenue results. If we were to combine all of Molson Coors and MillerCoors sales it would make our annual net sales nearly $12 billion, or almost three times as

| 2014 Proxy Statement | 47

large as is reflected in our GAAP reported net sales. Our executives are significant contributors to the operations of the MillerCoors joint venture as described below under heading Market Competitive under the section Executive Compensation Philosophy and Positioning. For this reason, we take the management and economic reality of MillerCoors into account when considering executive compensation and how we should be benchmarked to other companies.

A historical look at our CEO's Summary Compensation Table pay relative to the performance of our incentive plan metrics, including 2013 results, shows that pay and performance are directionally aligned.

CEO Pay Versus Performance: A Strong Correlation

Definitions of Pre-Tax Income and Revenue can be found in the section Components of Executive Compensation under the heading Annual Molson Coors Incentive Plan in 2013 on page 56. The definition of Considered EPS also can be found in that section under the heading Long-Term Incentives: PSUs. TSR is calculated as the change in share price at the end of each respective fiscal year, adjusted for dividend payments during the year. CEO Pay is shown in the Summary Compensation Table.

Comparing our CEO's realizable pay (defined as total direct compensation or TDC) for fiscal years 2010 through 2012 (the most recent years available for our peer group) relative to our Company's peer group performance also shows alignment as does our TDC for fiscal years 2011, 2012 and 2013 relative to our TSR during those same years (see the following tables).

TDC includes base salary, non-equity incentive plan payments, intrinsic value of stock options valued at fiscal year-end 2012, RSUs valued at the share price at fiscal year-end, actual values for completed cycles of performance units and projected payouts for performance units as of fiscal year-end.

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Realizable CEO Pay for Performance versus Peer Groups 2010 through 2012: A Strong Correlation

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Realizable CEO Pay for Performance versus Total Shareholder Return: A Strong Correlation

Impact of Performance on Executive Pay Programs

Our executive compensation program is designed to reward the executive team for performance. In 2013, as in prior years, our programs continued to be characterized by:

✓	Strong link between compensation and performance	✓	Diverse performance metrics
✓	Clawback provisions	✓	Diverse short- and long-term incentive vehicles
✓	Executive compensation tally sheets	✓	No stock option re-pricing without stockholder approval
✓	Use of peer group and comparable industry data	✓	Few perquisites
✓	Executive stock ownership guidelines	✓	No tax gross-ups on any perquisites
✓	No future excise tax gross-up agreements
✓	Segregation of duties between the independent Compensation Committee, the Board, the Compensation Consultant and management

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Overall, 2013 business results were below the expectations we set for the Company, but above 2012 results. Thus, our executive compensation for 2013 was generally below target levels, but above 2012 levels. However, shareholder returns were up significantly in 2013 both in absolute performance and relative to our key industry competitors. Below is a summary of the key components of our CEO's compensation.

CEO Pay Actions Based on 2013 Performance
Component of Pay	Performance Period Results	Resulting Payout

Base Salary	2013 was a challenging year in which we achieved approximately our pre-tax income target and below our revenue target	✓ 2.3% salary increase for 2014 (following 0% salary increase for 2012 and 2013)
Molson Coors Incentive Plan	Overall results multiplier below target (Pre-tax income was approximately at target and net sales revenue was below target)	✓ Payout was 72% of 2013 target
Long-Term Incentive	✓ 34.9% shareholder return in 2013 ✓ Shareholders received a 2.3% dividend yield ✓ Considered EPS results multiplier below target for 2011-2013 performance period	✓ Stock options vesting in 2013
     and 2014 have an average
     unexercised value
     approximately 34% higher than
     their target grant date fair value
 ✓  RSUs that vested in 2013 have
     delivered a 29% premium over
     their target grant date value
 ✓  Stock option and RSU returns
     over their targeted value are
     reflective of the strong
     shareholder return achieved for
     2013
 ✓  Performance Stock Units (PSUs)
     for the performance period
     ending 2013 delivered slightly
     below half of their targeted
value

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In addition, key executive pay program governance enhancements continued to be implemented as outlined below.

Key Governance Enhancements to Our Executive Compensation Program
Action	Objective

Modified the metrics for the short-term incentive plan	✓	Effective for 2014, introduced underlying free cash flow as an additional performance metric to emphasize the importance of cash generation in growing shareholder value and positioning the Company for future investments to drive value
Modified the design of the performance based long-term incentive awards	✓	Added relative TSR to clearly align the largest component of our NEOs target pay to TSR
	✓	Delivered target awards in shares, which aligns stock price appreciation or depreciation to absolute TSR
	✓	Effective for 2014, replaced Considered EPS (as defined on page 57) metric with Profit After Capital Charge (PACC) to align the program to how management makes decisions based on what it believes most closely correlates to TSR. Also increased the weighting on relative TSR for the performance period 2014-2016 awards
Moved to annual say on pay vote beginning in 2013 and expanded say on pay vote to Class B stockholders beginning in 2014	✓	Gives stockholders a more frequent opportunity to voice their opinions about our executive compensation program
	✓	All stockholders are now entitled to vote on say on pay
Engaged investors in active discussion	✓	Reached out to our largest institutional stockholders to discuss, among other matters, the Company's performance and our executive compensation programs in the context of that performance
	✓	Actively engaged proxy advisory firms to discuss our executive compensation programs and how they are aligned to our TSR

Executive Compensation Philosophy and Positioning

Our executive compensation program establishes compensation principles that enable us to attract and retain the senior leadership necessary to make the Company successful. The Compensation Committee reviews these principles regularly to ensure that they support our global growth and other strategic objectives. Incentive plan metrics are reviewed against Board approved business and financial plans. Our objective is for our executive compensation programs to be consistent with competitive practice in an ever-changing marketplace. In setting those compensation levels we use the following principles:

Competitive Programs

We measure the competitiveness of our programs against our peer group and comparable industry data.

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 Pay for Performance

We pay for performance. Within our global total rewards strategy, the percentage of at-risk performance-based pay increases with responsibility. Consistent with our pay philosophy and the compensation structure at our peer companies, our NEOs annual total direct compensation is structured so that 71% to 85% is annual and long-term incentive compensation (see the charts following this section). For 2013, annual and long-term incentive awards were based on important financial measures (pre-tax earnings, revenue growth, considered earnings per share (EPS) and relative TSR) and on the value of our Class B common stock. Combined, these help us drive and reward the performance of the Company, our business units and our people. This mix of fixed and variable, annual and long-term incentive compensation motivates both short-term performance toward designated financial objectives and longer-term strategic performance. This design motivates behaviors to increase shareholder value. When the drivers of shareholder value do not increase, our incentive programs are designed in a way to reduce executive compensation.

Market Competitive

We have one global process for setting base salaries, annual incentive opportunities and long-term incentive grant values for our NEOs and other top executives, but we generally set benefits and perquisites on the basis of home country practice and law.

In considering our Company's size for purposes of peer comparisons, we include our pro rata share of the MillerCoors joint venture revenue. MillerCoors is a joint venture in which we combined our U.S. business, Coors Brewing Company, with Miller Brewing Company in 2008. MillerCoors is a hands-on business for us even though we are required to report MillerCoors income under U.S. GAAP as an equity investment.

The Company's executive team shapes and closely oversees the strategy and operations of MillerCoors. Key examples of this include: five Molson Coors executives serve on the MillerCoors Board of Directors (out of a total of ten seats); a single brand and innovation council advances the global brand identity of key joint venture brands such as Coors Light; we share talent across the organizations and Peter H. Coors, the Chairman of the Board also serves as Chairman of the Board of MillerCoors.

Each year, the Compensation Committee reviews the competitiveness of our compensation program. For 2013, the Compensation Committee used 16 peer group companies and other consumer products industry data to assess the competitive levels for each of the elements of TDC (base salary, annual incentive and long-term incentives) and, when appropriate, perquisites and executive benefits. Our peer group consisted of the companies listed below.

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The Compensation Committee selected this peer group based on a combination of the following similarities:

Molson Coors' 2013 Peer Group

✓ Anheuser-Busch InBev ✓ Beam Inc. (formerly Fortune Brands) ✓ Brown - Forman ✓ Campbell Soup ✓ ConAgra Foods	✓ Constellation Brands, Inc. ✓ Heinz ✓ Dean Foods ✓ Dr Pepper Snapple Group ✓ General Mills	✓ Hershey Co. ✓ Kellogg ✓ Ralcorp Holdings ✓ J.M. Smucker Co. ✓ SABMiller ✓ Heineken

We removed Sara Lee from our 2013 peer group because it was separated into two smaller businesses, neither of which is an appropriate comparator.

Focus on Short and Long-Term Interests

Our performance based compensation uses a diverse set of metrics to balance short and long-term business objectives.

Opportunity

We facilitate cross-border mobility within our workforce through our compensation practices.

The table below describes the purpose of each element of our pay program, specific design criteria and general target philosophy versus the Company's peer group. While the "Target Philosophy" below illustrates a general positioning of pay as compared to our peer group, it is one component

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in our decision making around executive compensation. Additionally, we consider executive experience and performance, business and industry challenges and macro-economic factors.

Element of Compensation	Purpose	Design Criteria	Target Philosophy

Base Salary-Fixed Pay	✓ Fixed dollar amount which provides a competitive level of fixed compensation	✓ Consistent with our peers ✓ Reward individual performance and level of experience	✓ Median of peer group[1]

Annual Incentive Awards-Pay for Performance	✓ Provide annual variable pay opportunities to reward achievement of short-term Company goals, which drive long-term value creation	✓ Align to peer company targets ✓ Align to stockholder interests ✓ Allow payouts of above and below target achievements	✓ Overall, targets approximate median of peer group[2] ✓ Positioning of actual payouts determined by performance

Long-Term Incentive Awards- Pay for Performance	✓ Provide long-term variable pay opportunities to reward achievement of long-term Company goals	✓ Align to stockholder interests and returns ✓ Compliment short-term incentive goals to create appropriate diversity of goals ✓ Balance performance focus and retention value	✓ Targets set at median of peer group ✓ Positioning of actual payouts determined by performance

Total Direct Compensation	The Compensation Committee does not establish a total direct compensation target, but rather establishes targets by component

1
When assessing Mr. Swinburn's base salary, the Compensation Committee includes consideration of the value to Mr. Swinburn of his spouse's annual trips to the U.K which are further described on page 75.
2
In 2013, the Compensation Committee adopted a median target level approach for annual incentives.

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Components of Executive Compensation

Based on the target levels of pay by component stated above, the following is the mix of executive compensation, which illustrates the Company's emphasis on performance based pay.

1
Excludes Chairman of the Board. See the section Unique Role of Mr. Coors on page 67.

Following is a summary of the key elements of our executive compensation program:

Base Salary

A fixed dollar amount, which provides a level of fixed compensation, competitive with our peers and recognizes individual performance and level of experience.

Annual Molson Coors Incentive Plan in 2013

✓	Our annual incentive program is the Molson Coors Incentive Plan (the MCIP). The MCIP provides variable pay opportunity for short-term performance, consistent with peer companies' practice and rewards for achievement of short-term objectives that can have a long-term impact on Company performance;
✓	The MCIP rewards executives, including the NEOs, for performance against annual Company, business unit and cumulative results objectives (CROs), which measure performance against job requirements. The weighting across the various performance measures can be found in the section 2013 Executive Pay Program Outcomes under the heading Annual Incentive Results on page 65. The Compensation Committee maintains control over the MCIP award payout, gauging reasonableness based on performance and Company financial gain;
✓	The Company-wide objectives for the MCIP were based on pre-tax income and revenue growth in 2013. Pre-tax income is defined as revenue from sales, minus the cost of sales and operating expenses. Revenue growth is measured as the year over year change in revenue from sales. For the NEOs, the pre-tax income and revenue growth achievements for the Company, referred to as Enterprise pre-tax income, and Molson Coors Europe, EBITA and domestic net revenue for MillerCoors were measured against a performance scale which included threshold, target and maximum performance levels for the year. Similar targets were used for other executive officers based on their geographical responsibilities;

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✓	Award payouts could range from 0% to 200% of the target award, based on level of achievement;
✓	Each year the Compensation Committee establishes a maximum MCIP award for each executive based on reportable financial metrics, typically adjusted pre-tax income. The Compensation Committee then has discretion to adjust those maximum award levels downwards (but not upwards) for unforeseen economic or business issues impacting any one or all of the business units. The downward adjustments are determined by the results of the MCIP metrics and executive's individual performance against specific goals;
✓	Results of the 2013 MCIP can be found under the section 2013 Executive Pay Program Outcomes beginning on page 65; and
✓	For 2013, MCIP target bonus levels were 135% for Mr. Swinburn, 120% for Mr. Coors and 75% for each of the other NEOs.

Long-Term Incentives in 2013

We generally grant executives three types of long-term incentive awards: PSUs, previously performance units (PUs), stock options and RSUs. Each NEO is awarded an aggregate long-term incentive program (LTIP) value, which is allocated among the three types of awards. For 2013, we continued with our 2012 mix of awards to provide the appropriate balance of performance and retention based compensation and support the Company's long-term strategy (see table below). The mix of awards is designed to tie executive compensation to shareholder returns, balance performance focus with retention value and mitigate the risk of over-focus on a single metric.

YEAR OVER YEAR LONG-TERM INCENTIVE ALLOCATION
Vehicle	2012	2013	Percent of CEO Target Pay	Alignment to Stockholders

PUs/PSUs	50%	50%	32%	Considered EPS/Relative TSR/Stock Price
Stock Options	20%	20%	13%	Stock Price
RSUs	30%	30%	19%	Stock Price

The key components of our LTIP and the 2013 awards are summarized below:

PSUs

✓	In 2013, the Company began granting LTIP awards denominated as PSUs rather than PUs, as had been historical practice;
✓	PSUs reward executives, including the NEOs, for Company achievement against pre-determined performance measures over a 3-year performance period;
✓	PSUs are granted annually which keeps focus on the applicable performance metric(s). Annual grants (as opposed to end-to-end 3-year grants) also provide less opportunity for the performance metrics to become misaligned with the strategic direction and objectives of the Company;
✓	The performance metric for the PSUs is considered earnings per share (Considered EPS), as modified by the Company's TSR percentile relative to the S&P 500 Index (relative TSR). Considered EPS is defined as underlying earnings per share adjusted to reflect a normalized Company income tax rate. Considered EPS provides a metric in addition to pre-tax income and revenue (upon which the annual incentive is significantly based) which focuses on growth in earnings but also on the value created for our stockholders. TSR is defined as the Company's total shareholder return, calculated based on stock price appreciation plus dividends during the performance period. This results in one of the

| 2014 Proxy Statement | 57

largest components of our executive pay program being directly aligned to our shareholders returns (approximately 32% for the CEO and 25% for the other NEOs);
✓	The number of PSUs is determined at the date of grant by dividing the target value of the award by the closing price of the Company's Class B common stock on the date of award. The final award amount upon vesting is then adjusted upwards or downwards based on final performance relative to the appropriate metrics, subject to threshold and maximum limits (including maximum amounts approved by the Compensation Committee for each NEO in connection with the grant of PSUs). PSUs achieve no value if threshold performance is not met. At maximum, PSUs achieve 200% of the target value;
✓	For purposes of PUs awarded prior to 2013, each NEO was granted a stated target dollar amount. This dollar amount was divided by the Company's target value per unit on the grant date to determine the total number of units. The target per unit is the 3-year cumulative Considered EPS targeted to be achieved by the Company over the period, subject to threshold and maximum limits. Below the threshold, the units achieve no value. At maximum, the PUs achieve 200% of the target value;
✓	Earned PSUs and PUs can be settled in cash or shares of Class B common stock, or partly in cash and partly in shares, at the discretion of the Company. Historically, performance awards have been settled in all shares;
✓	PSUs were granted to the NEOs (other than Mr. Coors) in 2013 for the 3-year performance period ending upon the completion of the Company's 2015 fiscal year. The number of PSUs granted to each NEO is detailed in the Grants of Plan Based Awards for 2013 Table beginning on page 77;
✓	PSUs vest pro-rata in the event of retirement (other than for Mr. Swinburn), death or disability and are paid out following the performance period, based on actual results. PSUs vest and are paid at 120% of target upon a change in control. On any other termination of employment before the end of the performance period, the PSUs are forfeited;
✓	Beginning in 2013, Mr. Swinburn's PSU awards will continue to vest in the event of his retirement and will be paid out following the performance period, based on actual results provided Mr. Swinburn adheres to any terms and conditions of his retirement as may be agreed upon with the Board. These changes were made as part of the Company's succession planning and business continuity processes, if and when a transition were to take place in the future;
✓	Dividend equivalents are not paid on PSUs; and
✓	The performance goals for PSUs granted in 2013 are shown in the table below. The Compensation Committee established the 3-year Considered EPS goal to closely align compensation with our business objectives and long-range plan.

PSU AWARDS — 3 YEAR CUMULATIVE CONSIDERED EPS and RELATIVE TOTAL SHAREHOLDER RETURN VALUES (2013-2015)

			Overall Payout %
		&zwsp;	Relative TSR compared to S&P 500									&zwsp;
	Considered EPS ($ / % of target)	&zwsp;	≤ 25th%tile	&zwsp;	37.5th%tile	&zwsp;	50th%tile	&zwsp;	62.5th%tile	&zwsp;	≥ 75th%tile	&zwsp;
	$14.81/115%		134%		150%		167%		184%		200%
&zwsp;	$13.85/107.5%	&zwsp;	120%	&zwsp;	135%	&zwsp;	150%	&zwsp;	165%	&zwsp;	180%	&zwsp;
	$12.88/100%		80%		90%		100%		110%		120%
&zwsp;	$10.95/85%	&zwsp;	40%	&zwsp;	45%	&zwsp;	50%	&zwsp;	55%	&zwsp;	60%	&zwsp;
	<$10.95/<85%		0%		0%		0%		0%		0%

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Stock Options

✓	Stock option grants generally vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continuing employment. The exercise price of the option can be no less than the fair market value of the Class B common stock on the date of grant;
✓	The ten-year term of our stock options provides an effective retention tool over the longer term because they retain potential value for executives even in the face of a prolonged downturn in the equity markets. This provides performance-based balance to PSU and PU grants, which may lose all value if the Company misses the threshold performance criteria for the awards;
✓	Stock options align the interests of our executives with those of stockholders because stock options have no value, unless there is an increase in the value of our shares from the grant date to some point in time after the vesting date;
✓	The number of stock options is determined at the date of grant by dividing the target value of the award by the Black-Scholes value of the award on that date;
✓	The number of options and the exercise price are set forth in the Grants of Plan Based Awards for 2013 Table beginning on page 77;
✓	Upon retirement, unvested stock options vest. In the event of termination for any other reason, unvested options are forfeited. In the event of a change in control, all unvested stock options vest, except to the extent that a replacement award is provided; and
✓	The Company does not permit re-pricing of stock options without stockholder approval.

RSUs

✓	RSUs vest 100% on the third anniversary of the date of grant, subject to continuing employment and are settled in Class B common shares at that time;
✓	Providing part of the annual LTIP award in the form of RSUs significantly strengthens the retention value of our LTIP by providing a full value component to balance stock options and PSUs and PUs;
✓	The number of RSUs is determined at the date of grant by dividing the target value of the award by the closing price of the Company's Class B common stock on the date of award;
✓	The earned RSUs are settled in shares;
✓	Dividend equivalents are not paid on the RSUs;
✓	The number of RSUs granted to each NEO is detailed in the Grants of Plan Based Awards for 2013 Table beginning on page 77;
✓	A pro-rata portion of the outstanding unvested RSUs will vest in the event of termination due to retirement (other than for Mr. Swinburn), death or disability. In the event of a change in control, all unvested RSUs will vest, except to the extent that a replacement award is provided. Otherwise, RSUs are forfeited upon termination;
✓	Beginning in 2013, Mr. Swinburn's RSU awards will continue to vest in the event of his retirement and will be paid out following the vesting period provided Mr. Swinburn adheres to any terms and conditions of his retirement as may be agreed upon with the Board. This will include, but may not be limited to, the timing of the retirement and confidentiality and non-compete terms. These changes were made as part of the Company's succession planning and business continuity processes, if and when a transition were to take place in the future; and
✓	In conjunction with granting the annual 2013 RSU awards, the Compensation Committee also approved a supplemental RSU award for each of the NEOs, other than Mr. Coors, after considering the Company's 2012 performance, including the achievement of above-target

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pre-tax income and the reduced target level for each NEO's 2012 MCIP award. These supplemental awards will vest one year after the date of grant. These awards to each NEO are included in the Grants of Plan Based Awards for 2013 Table beginning on page 77.

Changes to Incentive Plans for 2014

Beginning with our 2014 MCIP plan year and our 2014 LTIP awards, the Company made the following enhancements:

MCIP

✓	For 2014, the Company introduced a third metric, underlying free cash flow as a means to incentivize the Company's focus on returning value to shareholders and positioning the Company for future investments to support our growth objectives.

PSUs

✓	Beginning with our 2014 PSU awards, the Company replaced the Considered EPS performance component with a PACC component. PACC is an economic profit measure and we believe it is most closely correlated with our absolute TSR results. PACC is defined as operating profits (tax-affected underlying EBIT plus (+) DA) minus (-) our capital charge, which is our gross operating assets times (x) our market required rate of return, as agreed to with our Board at the onset of the performance period. We believe that PACC is strongly correlated with shareholder returns and thus closely aligns our executive's compensation to it;
✓	Because of management's increased emphasis on PACC in evaluating its key decisions, our executive compensation program reflects the Company's PACC performance. PSU awards also continue to have a relative TSR component which further aligns our payout result with that of our relative TSR positioning as compared to the S&P 500; and
✓	To further emphasize the importance of relative TSR performance, we have increased the impact that relative TSR has on PSU payout results from approximately +/-20%, as illustrated by the performance table on page 58, to +/-30%.

Perquisites

In addition to the executive compensation program elements described above, the Company provides certain perquisites to our executives, including the NEOs, which the Company believes are appropriate and competitive. These perquisites are described below and in the narrative following the Summary Compensation Table for 2013 section beginning on page 74.

Senior Mobile Workers and Short-Term International Assignment Policies (Global Mobile Policy)

Our Global Mobile Policy was established to allow the Company to move talent around the world in a consistent and efficient manner. The Global Mobile Policy allows for employee accommodations, necessary transportation, cost-of-living adjustments (as appropriate), tax return preparation services and in certain situations, tax equalization associated with an international assignment. Any compensation received by NEOs while a participant in these programs is included in the Summary Compensation Table for 2013 on page 72.

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 Retirement and Other Post-Termination Benefits

Retirement

Executive officers participate in the same retirement, 401(k) and pension plans as do other salaried employees in their home country. In addition to the Company's 401(k) plan in the U.S., the Company provides the Supplemental Savings and Investment Plan to highly-compensated U.S. employees to address the Internal Revenue Service (IRS) income and benefit restrictions placed on our retirement plans.

As of April 1, 2009, the Company froze benefit accruals under the qualified defined benefit pension plan in place for employees in the MCBC UK business unit. Messrs. Swinburn and Hunter have benefits in that plan and were impacted in accordance with these changes.

Details regarding the operation of the Company's retirement and pension plans are provided in the narrative following the 2013 Pension Benefits Table beginning on page 83.

Deferred Compensation

For highly compensated U.S. employees, including the NEOs, the Company has established the Molson Coors Supplemental Savings and Investment Plan (the Supplemental Thrift Plan). This plan is meant to keep employees whole on Company contributions which would otherwise be made to the Company's 401(k) plan were it not for certain IRS limits.

For Mr. Hunter, the Company has established an individual Employer Financed Retirement Benefit Scheme (EFRBS), which allows him and the Company to realize certain tax benefits, given that Mr. Hunter has reached general pension plan limits in the U.K.

In 2009, the Company entered into an agreement with Mr. Coors to replace his then non-qualified pension plan and post retirement Salary Continuation Plan Agreement with a deferred compensation single sum balance plan. Mr. Coors also received an RSU award in 2005 which is considered a deferred compensation plan.

Details regarding the operation of the Company's deferred compensation plans are contained in the 2013 Nonqualified Deferred Compensation section beginning on page 84.

Change in Control and Severance

Through the combination of the Change in Control Program (CIC Program) and the Company's Severance Pay Plan (Severance Pay Plan), the Company provides protection to executives in situations involving termination "not for cause" following a change in control. The NEOs, other than Mr. Coors, participate in the CIC Program and the Severance Pay Plan.

As a condition of participating in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs.

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Under the CIC Program, a participant is entitled to certain "double-trigger" benefits following a change in control, that is, if the participant is terminated by the Company other than for cause, death or disability or if the participant resigns for good reason (amounting essentially to constructive discharge) on or within a certain period of time (for NEOs, two years) after a change in control of the Company. Benefits are also payable if a qualifying termination occurs up to six months prior to the change in control at the request of a third party involved in or contemplating a change in control of the Company.

The Compensation Committee last provided a change in control agreement that included an excise tax gross up in 2009, and no new participants have been or will be gross-up eligible. Mr. Hattersley was added to this plan in 2012, excluding a tax gross-up provision, because he came from MillerCoors, where he had a comparable change in control agreement. The plan has since been closed to new participants.

Additional information about the Company's CIC Program and Severance Pay Plan is provided in the section 2013 Potential Payments upon Termination or Change in Control on page 86.

Oversight of Executive Compensation Programs

To ensure consistent application of our philosophy described above, we draw on the perspectives of different groups in setting objectives, reviewing performance and determining rewards for our executive officers, including our NEOs. The table below outlines their roles and responsibilities.

Roles and Responsibilities

Board of Directors (Majority Independent)	✓	Sets annual operating plan and long-range (three year plan), including PACC, net sales revenue (NSR), pre-tax and earnings per share (EPS) targets;
	✓	These metrics lay the foundation for our compensation programs and frame the Board's oversight of the CEO. In December, Mr. Swinburn submits a self-evaluation of his performance measured against these metrics and the manner in which he motivated the team to achieve them; and
	✓	With Mr. Swinburn excused from the room, the Board in February considers and debates the recommendations of the Compensation Committee with respect to his prior-year performance, past-year annual incentive, current-year base pay, annual incentive target and LTIP.

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Independent Compensation Committee	✓	Sets compensation for the NEOs other than Messrs. Swinburn and Coors;
	✓	Reviews data, business objectives and goals as established in coordination with the Board, and assesses achievement and recommends compensation for Messrs. Swinburn and Coors for approval by the Board;
	✓	Considers compensation competitiveness based on a review of peer group and, where applicable, comparable industry compensation;
	✓	With input from Mr. Swinburn, sets individual performance objectives based on Company-wide and business unit targets and CROs, which are measurements against job performance as described more fully under the heading Annual Molson Coors Incentive Plan in 2013 beginning on page 56 for the NEOs, other than Messrs. Swinburn and Coors, and evaluates achievement of those goals and objectives;
	✓	Following the Board establishment of business goals and objectives, sets performance measures for purposes of Section 162(m) of the Code and certifies achievement of such performance measures; and
	✓	Certifies levels of attainment of the Company and business unit performance and reviews the NEOs' performance on individual goals and CROs.
The Compensation	✓	Reports directly to the Compensation Committee;
Consultant	✓	Assists in developing recommendations for compensation for executive officers including the NEOs; and
	✓	Based on input and guidance from the Compensation Committee, the CEO and the Chief People and Legal Officer, develops and provides information and recommendations for use by the Compensation Committee in reviewing and adjusting the Company's global compensation program, including:
✓ peer group and industry data;
✓ assessments of pay competitiveness for executive officers;
✓ incentive plan design and implementation; and
✓ methodologies for implementation of compensation elements and relative pay and performance alignment.

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CEO	✓	Recommends individual performance objectives and goals of NEOs (other than Mr. Coors) for adoption by the Compensation Committee and guides the achievement of those goals;
	✓	Evaluates each NEO (other than Mr. Coors and himself), on the basis of goals set for the year and a self-assessment completed by the NEO;
	✓	Recommends NEO salaries and annual and long-term incentive awards (other than for Mr. Coors and himself), based on his assessments. Recommendations take into account subjective criteria such as unique talents, criticality to the organization and retention risk; and
	✓	Reviews trend information and reports prepared by the Compensation Consultant regarding competitiveness and effectiveness of our compensation policies, programs and pay levels in order to make recommendations to the Compensation Committee.
Chief People and Legal Officer	✓
Reviews reports and trend information prepared by the Compensation Consultant regarding the competitiveness and effectiveness of our compensation policies, programs and pay levels for our executive officers, in order to make recommendations to the Compensation Committee; and
	✓	Makes recommendations regarding changes to our executive compensation programs to the CEO and the Compensation Committee.

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2013 Executive Pay Program Outcomes

Base Salary Actions

Senior management for the Company did not receive annual salary increases for either 2013 or 2012 (other than as noted in the Company's 2013 Proxy Statement). This was based on business performance and overall positioning of compensation relative to our peer group.

For 2014, the Compensation Committee approved the following NEO salary adjustments, other than Messrs. Swinburn and Coors. Mr. Swinburn's salary adjustment was approved by the Board after being recommended by the Compensation Committee. This was based on considerations including strong shareholder return for 2013, improvements in business operations, current competitive positioning versus the peer group and no prior merit increases for the NEOs (other than for recognition of a change in responsibility for Mr. Hunter in December 2012).

	NEO	&zwsp;	Prior Base Salary	&zwsp;	April 1, 2014 Base Salary	&zwsp;	% of Base Salary Change	&zwsp;
&zwsp;	Peter Swinburn	&zwsp;	$1,075,000	&zwsp;	$1,100,000	&zwsp;	2.3%	&zwsp;
&zwsp;	Gavin Hattersley	&zwsp;	$556,400	&zwsp;	$595,348	&zwsp;	7.0%	&zwsp;
&zwsp;	Peter H. Coors	&zwsp;	$850,000	&zwsp;	$850,000	&zwsp;	0.0%	&zwsp;
&zwsp;	Samuel Walker	&zwsp;	$617,598	&zwsp;	$629,950	&zwsp;	2.0%	&zwsp;
&zwsp;	Mark Hunter[1]	&zwsp;	$606,613	&zwsp;	$618,741	&zwsp;	2.0%	&zwsp;
1
A U.K. GBP to U.S. dollar exchange rate of 1.66 as of the end of the Company's fiscal year, December 31, 2013, was used to convert Mr. Hunter's base salary.

 Annual Incentive Results

For 2013, the target levels of achievement at the corporate and business group levels were set as follows. Results have been adjusted in order to remove the impact the change in exchange rates has on the calculations over the course of the year.

2013 MOLSON COORS INCENTIVE PLAN RESULTS

	2013 Pre-Tax Earnings (60%) $M					2013 Revenue (40%) $M
											Total Results
Business	Target		Actual		Payout	Target		Actual		Payout

Enterprise		$888.0		$886.9.2	99%		$7,872.0		$7,623.8	33%	72%
Molson Coors Europe	EUR	165.0	EUR	165.3.8	101%	EUR	1,684.0	EUR	1,662.4	68%	88%
Molson Coors Canada[1]	CAD	453.0	CAD	406.7.6	0%	CAD	2,077.6	CAD	2,007.8	0%	0%

1
None of the 2013 NEOs had the results of Molson Coors Canada used for a direct calculation of their bonus. However, the information has been provided as this represents a significant portion of the Company's pre-tax earnings and revenue.

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2013 MOLSON COORS INTERNATIONAL1

	2013 Pre-Tax Earnings (60%) $M			Volume (40%) HL
							Total Results
Business	Target	Actual	Payout	Target	Actual	Payout

MCI	$(20.2)	$(17.0)	200%	$2,666.5	$2,249.6	0%	120%

1
None of the 2013 NEOs had the results of MCI used for a direct calculation of their bonus. However, the information has been provided as this represents a key component of Company strategy.

2013 MILLERCOORS INCENTIVE PLAN RESULTS1

	2013 EBITA (60%) $B			Domestic Net Revenue[2] (40%) $B
							Total Results
Business	Target	Actual	Payout	Target	Actual	Payout

MillerCoors	$1.303	$1.308	103.6%	$7.458	$7.158	53.6%	83.6%

1
Peter H. Coors' bonus is based on MillerCoors results given his role with the MillerCoors joint venture.
2
Domestic Net Revenue is volume multiplied by price.

The following table summarizes the calculation of final 2013 MCIP awards after review by the Compensation Committee (and the independent members of the Board in the case of Messrs. Swinburn and Coors). The Company's performance against the pre-determined measures is set forth in the table above. The multiplier shown is aligned with corporate, business unit and CROs performance and represents achievement against objectives. This multiplier was subject to discretionary adjustment (up or down, within the maximum allowable payment amounts as determined under the MCIP) by the Compensation Committee (or the independent members of the Board, in the case of Messrs. Swinburn and Coors) based on individual performance. The Grants of Plan Based Awards for 2013 Table on page 77 provides information on threshold, target and maximum MCIP awards.

NEO	2013 MCIP Target (as a % of Salary)	Unit Focus	Weight	MCIP Multiplier	MCIP Award for 2013 (Paid in 2014)

Peter Swinburn	135%	MCBC Corp	100%	72%	$1,044,900
Gavin Hattersley	75%	MCBC Corp	75%	72%	$225,342
		Individual/ CROs	25%	108%	$112,671
		Total			$338,013
Peter H. Coors	120%	MillerCoors	100%	83.6%	$852,720
Samuel Walker	75%	MCBC Corp	75%	72%	$250,127
		Individual/ CROs	25%	72%	$83,376
		Total			$333,503
Mark Hunter	75%	MCBC Corp	25%	72%	$81,892
		Molson Coors Europe	50%	88%	$200,181
		Individual/ CROs	25%	97%	$110,554
		Total			$392,627

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Long-Term Incentive Results

The grant date value of the LTIP awards granted to the NEOs in 2013 is shown below. Options are valued at their Black-Scholes value, as described on page 59.

NEO	Total 2013 Annual LTIP Award

Peter Swinburn	$4,500,058
Gavin Hattersley	$1,000,078
Peter H. Coors	$0
Samuel Walker	$1,000,078
Mark Hunter	$1,000,078

PU Results

PU payout results for the 2010-2012 and 2011-2013 performance periods are presented below:

2010-2012 AND 2011-2013 PU CUMULATIVE CONSIDERED EPS RESULTS

Vesting Date	Target	Actual	Payout

March 15, 2013	$11.91	$11.64	98%
March 4, 2014	$13.51	$11.85	48%

Additional Executive Compensation Actions

Mr. Hattersley received standard relocation benefits per the Company's Global Mobile Policy related to his joining the company in 2012. Mr. Hunter received international assignment support while on assignment in Prague. He continues to participate in the Global Mobile Policy while leading Molson Coors Europe. The values of these benefits are included in the Summary Compensation Table for 2013 on page 72.

Unique Role of Mr. Coors

Mr. Coors serves in several capacities as an executive of the Company:

✓	As an employee and Chairman of the Board, he brings a wealth of industry and Company knowledge and provides input to key strategic decisions;
✓	Mr. Coors is a well-recognized public representative of the Company and industry, with strong relationships with key customers, partners and government officials. Mr. Coors is also a beer industry icon who advocates for product quality, all of which provides a significant competitive advantage; and
✓	As Chairman of the Board of MillerCoors, he brings these same skills and experience to an organization that contributes significantly in the success of Molson Coors. At the same time, with respect to distributor, retailer and consumer relationships, Mr. Coors is the face of the Coors brands in the U.S., our largest geographic market by volume.

Given the unique circumstances of Mr. Coors' role, there are no direct peer comparisons available. The Compensation Committee recognizes that Mr. Coors, as a member of one of the two founding stockholding families with one of the largest interests in the Company, is motivated to stay with the Company whether or not he receives compensation designed for retention. Nevertheless, the

| 2014 Proxy Statement | 67

Compensation Committee exercises its discretion in recommending an appropriate salary for Mr. Coors and generally expects to recommend a salary below that of the CEO. For 2013, there was no change to Mr. Coors' compensation.

A portion of Mr. Coors' compensation is provided for his services as a director, as outlined in the Director Compensation section on page 37.

In setting Mr. Coors' compensation, the Compensation Committee takes into account the performance of the MillerCoors business. For example, the MillerCoors Compensation Committee establishes and then certifies MCIP results for the MillerCoors business on an annual basis. The Compensation Committee looks at that data in considering Mr. Coors' compensation. The Compensation Committee believes that this is appropriate because Mr. Coors contributes so substantially to the success of MillerCoors, as stated above and also discussed on page 53. Mr. Coors' salary and annual bonus are reimbursed by MillerCoors.

2014 Executive Pay Program Decisions

Key changes in 2014 are again predominantly centered on the LTIP and MCIP awards. As the Company's business strategy continues to evolve in response to industry and consumer trends, so do our executive compensation performance based pay programs. This is necessary to make sure executives are being motivated in the appropriate ways to drive the proper balance and focus of short and long-term growth. Following is a summary of changes for 2014 and the rationale behind them:

Program	Decision/Change		Rationale

Base Salary	✓	Pay adjustments for NEOs, other than Mr. Coors	✓	Based on competitive positioning of total compensation and individual and business performance
MCIP	✓	Added free cash flow metric to existing pre-tax income and net sales revenue	✓	The overall mix of metrics places appropriate focus on top and bottom line growth while also aligning Company goals with driving shareholder returns, paying down debt and generating cash for future investments in our business
LTIP	✓	Replaced Considered EPS metric with PACC	✓	More closely align LTIP awards and value to
	✓	Increased impact of relative TSR metric to		shareholder returns
		overall payout	✓	32% of CEO and 25% of other NEOs' target compensation is delivered in PSUs
			✓	Emphasize the importance of capital in our decision making

In 2013, the Board recommended and the stockholders approved the Class B stockholders participation in the Company's annual say on pay vote beginning in 2014.

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Additional Information Regarding Executive Pay Programs

Governance of Equity Grant Process

The Compensation Committee generally evaluates and approves annual equity grants at or about the same time as it determines and approves the Company's annual salary adjustments and annual incentive payouts. This typically occurs at its regularly scheduled meeting in the first quarter of the year.

Individual recognition equity awards may be granted at other times during the year related to special events (acquisitions, establishment of joint ventures, extraordinary performance, etc.). Awards of stock options, RSUs or other equity incentives to new executive officers also typically occur at the time the individual joins the organization or first becomes an officer. Equity awards made during 2013 to NEOs are further described under the header Long-Term Incentive Results in the section 2013 Executive Pay Program Outcomes on page 67. These awards are also reflected in the relevant compensation tables beginning on page 72.

Employment Agreements and Letters

Employment agreements are in place for Messrs. Coors, Swinburn and Hunter. The material terms of these agreements are described beginning on page 89. Mr. Hattersley has an employment letter which outlines the compensation components of his role. These agreements do not provide a guarantee of continued employment, but rather clarify the workplace transition that will occur should employment of the executive end in a "not for cause" situation.

Stock Ownership Guidelines

We have stock ownership guidelines for our senior officers, including the NEOs, because it is important for the leadership team to have a meaningful stake in the Company to further align management's interests with those of our stockholders. Under the guidelines, senior officers must accumulate shares and share equivalents having a market value equal to a prescribed multiple of annual salary. All of our NEOs, with the exception of Mr. Hattersley, currently satisfy the applicable stock ownership guidelines, which are set forth below. Mr. Hattersley is in his second year of his allowable five year period in which to meet the ownership requirement.

Position	Ownership Requirement: Multiple of Annual Salary	Additional Details

Mr. Swinburn and Mr. Coors	5 x	✓	Each NEO has 5 years from commencing NEO status to reach the required ownership level
Other NEOs	3 x	✓	Shares owned outright, the value of shares in deferred compensation plans and the projected after-tax value of unvested RSUs, PUs and PSUs count toward the ownership requirement while vested and unvested stock options are excluded
Other Senior Executives	3 x

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 Recovery of Awards

Participants in our LTIP are required to agree that their awards will be forfeited and amounts received will be subject to recovery if the participant engages in conduct resulting in an accounting restatement of Company results. In the event of a restatement of our financial statements, an executive who engages in conduct resulting in the restatement will be required to reimburse the Company the amount of any payment or settlement of an award earned or accrued during the twelve month period following the restatement, to the extent the restated results would have had a negative impact on the final long-term incentive award final payout.

The Compensation Committee will also develop a recovery policy based on the requirements to be issued by the NYSE pursuant to the mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once the requirements of the NYSE rules are finalized.

Compliance with Section 162(m) of the Code

Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers who are in office at the end of the fiscal year to $1 million per officer in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. The Compensation Committee's policy is to provide annual incentive awards, stock options, PUs and PSUs that are intended to qualify and be fully deductible by the Company under Section 162(m) of the Code. However, in order to maintain market competitive compensation programs, the Compensation Committee has reserved the right to approve incentive and other compensation that may not meet the performance-based compensation exception under Section 162(m) of the Code. To the extent that such compensation exceeds the $1 million limitation set forth in Section 162(m) of the Code, the Compensation Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances. The time-vested RSUs granted by the Compensation Committee will not be treated as performance-based compensation under Section 162(m) of the Code.

The Compensation Committee also considers the effect of accounting treatment in determining appropriate forms of compensation.

Independence of the Compensation Consultant to the Compensation Committee

During 2013, the Compensation Committee utilized Pay Governance, an independent executive compensation firm who does no other business with the Company, to advise the Compensation Committee and Board on the design and potential changes to the Company's executive and director compensation policies.

The Compensation Committee reviewed the Company's relationship with Pay Governance to ensure the independent judgment of the Compensation Consultant to the Compensation Committee and the Compensation Committee does not believe that there are any conflicts of interest with Pay Governance. The review is conducted to ensure the Compensation Consultant renders candid and direct advice independent of management's influence.

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 Response to Say on Pay Vote

The Compensation Committee has also taken into consideration the results of the 2013 stockholder advisory vote to approve executive compensation. The result of the vote was that stockholders overwhelmingly (99.9% of votes cast voted in favor) approved management's recommendations to approve the compensation of our NEOs presented in the 2013 proxy statement. Given the strong stockholder support of the Company's executive compensation programs, the Compensation Committee has followed a similar approach to compensation in 2014. The Compensation Committee will continue to be mindful of say on pay votes when making future compensation decisions for the NEOs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, comprised of independent directors, reviewed and discussed the above CD&A with the Company's management. The Compensation Committee believes that the Company has no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on the Company. Based on the review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
Brian D. Goldner (Chair)	H. Sanford Riley	Douglas D. Tough

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EXECUTIVE COMPENSATION

Summary Compensation Table for 2013

The following table sets forth information regarding compensation earned for services rendered during fiscal years 2013 and 2012 and, where applicable, 2011 for the Company's CEO, CFO and the three other most highly compensated executive officers who were serving as executive officers at the end of 2013 (referred to as the Company's NEOs).

Name (a) Year (b)	Salary ($) (c)	Stock Awards ($) (e)	Stock Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Peter Swinburn CEO and President[1]

2013	1,075,000	3,835,250	900,004	1,044,900	1,289,066	262,408	8,406,628
2012	1,075,000	3,200,024	800,007	709,500	958,174	301,867	7,044,572
2011	1,041,667	2,400,039	1,600,005	1,260,411	919,469	364,104	7,585,695

Gavin Hattersley1,[2] CFO

2013	556,400	751,295	200,001	338,013	3,593	87,138	1,936,440
2012	253,913	375,055	375,011	198,184	0	106,918	1,309,081

Peter H. Coors[1] Chairman of the Board

2013	850,000	100,007	0	852,720	1,528,558	422,467	3,753,752
2012	850,000	100,023	0	894,540	418,974	394,849	2,658,386
2011	850,000	100,036	0	714,000	0	338,221	2,002,257

Samuel Walker[1] Chief People and Legal Officer

2013	617,598	956,234	200,001	333,503	118,568	116,335	2,342,239
2012	617,598	950,031	200,004	342,396	49,703	121,973	2,281,705
2011	612,577	600,013	400,001	368,330	0	159,515	2,140,436

Mark Hunter[3] President and CEO, Molson Coors Europe and former President and CEO Central Europe

2013	606,613	779,654	200,001	392,630	668,964	369,850	3,017,712
2012	541,968	1,100,063	200,004	187,518	529,857	294,572	2,853,982
2011	512,556	660,013	440,003	134,560	588,953	179,541	2,515,626

1
Messrs. Swinburn and Hattersley are also directors of MillerCoors. Mr. Walker is a director of MillerCoors. Mr. Coors is Chairman of the Board and MillerCoors.
2
Mr. Hattersley joined the Company in June 2012.
3
A U.K. GBP to U.S. dollar exchange rate of 1.66 as of the end of the Company's fiscal year, December 31, 2013, was used to convert Mr. Hunter's 2013 compensation. For 2012, the GBP to U.S. dollar exchange rate was 1.62 and for 2011 the rate was 1.55.

"Bonus" column (d) has been omitted as the Company did not payout a bonus to its NEOs in 2011, 2012 or 2013.

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 Stock Awards (Column (e))

The amount in the Stock Awards column is the aggregate grant date fair value of stock awards granted to each NEO, calculated in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation-Stock Compensation (FASB Topic 718). The stock awards granted to the NEOs, other than Mr. Coors, consisted of PUs, PSUs and RSUs and are described in the CD&A beginning on page 46. For Mr. Coors, the stock awards consist of RSUs and are described in the Long-Term Incentives in 2013 section of the CD&A beginning on page 57.

The assumptions used to calculate these amounts are incorporated by reference to Note 14 "Share-Based Payments" to the Company's consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The PUs, PSUs and RSUs were granted under the Molson Coors Brewing Company Incentive Compensation Plan (Incentive Plan), the material provisions of which are described beginning on page 57. In calculating the number of RSUs and PSUs, the Committee uses the closing date share price on the award date. However, the expense for the awards illustrated in the table are based on FASB Topic 718 as described above. For 2013, the aggregate grant date fair value of all stock awards assuming the highest level of payout for PSUs would be as follows: $5,979,807 for Mr. Swinburn, $1,227,901 for Mr. Hattersley, $100,007 for Mr. Coors, $1,432,840 for Mr. Walker and $1,256,260 for Mr. Hunter.

The Company cautions that the amounts reported for these awards may not reflect the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value is dependent on a number of factors including, the Company's performance, stock price and the NEOs continued employment.

Option Awards (Column (f))

The amount in the Option Awards column is the grant date fair value of stock option awards granted to each NEO, calculated in accordance with FASB Topic 718. In calculating these amounts, the Company does not take into account the risk of forfeiture. The stock options awards granted to the NEOs are described in the CD&A.

The assumptions used to calculate these amounts are incorporated by reference to Note 14 "Share-Based Payments" to the Company's consolidated financial statements in the Form 10-K. The stock options were granted under the Incentive Plan.

Non-Equity Incentive Plan Compensation (Column (g))

The amounts reported in the Non-Equity Incentive Plan Compensation column represent amounts earned by the NEOs under the MCIP as explained in the CD&A beginning on page 46.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column (h))

The amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column include changes in pension value under the tax qualified pension plan for MCBC UK and under the Molson Coors Supplemental Thrift Plan.

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 All Other Compensation (Column (i))

The amounts reported in the All Other Compensation Column reflect the sum of (i) the incremental cost to the Company of perquisites and other personal benefits; (ii) the amount of any tax reimbursements; (iii) the amounts contributed by the Company to the Molson Coors Brewing Company Savings and Investment Plan (the Thrift Plan), the Supplemental Thrift Plan and EFRBS; (iv) the dollar value of life insurance premiums paid by the Company; and (v) director's fees paid to Mr. Coors. The amounts contributed to the Thrift Plan and the Supplemental Thrift Plan (collectively, the Thrift Plans) are calculated on the same basis for all participants in the relevant plan. The provisions of the Supplemental Thrift Plans are described beginning on page 61. The provisions of the EFRBS is described beginning on page 61.

Perquisites and Other Personal Benefits

The table below outlines the perquisites and other personal benefits that meet the threshold for disclosure under SEC rules. The table also outlines the additional all other compensation that meets the threshold required for disclosure under SEC rules. A "No" indicates that the NEO was not eligible to receive the perquisite or personal benefit. Other than for taxable items provided under the Company's Global Mobile Policy no tax reimbursements are provided to the NEOs. A description of all perquisites and other personal benefits received by the NEOs in 2013 is set forth below.

Name	Executive Physical	Financial Planning	Parking Allowance	Car Allowance	Personal Travel	Product Allotment	Relocation	Global Assignment

Peter Swinburn	0	10,000	1,200	12,000	38,738	No	No	No
Gavin Hattersley	2,685	10,000	1,200	No	No	No	130	No
Peter H. Coors	2,070	10,000	No	No	No	No	No	No
Samuel Walker	1,290	10,000	1,200	No	No	No	No	No
Mark Hunter[1]	970	No	No	17,423	2,441	689	No	147,442

1
Mr. Hunter received Personal Travel benefits as part of his assignment to the Company's Prague, Czech Republic offices in coordination with his assignment as President and Chief Executive Officer of Molson Coors Europe. These values are included in his Global Assignment amount.

Executive Physical

Molson Coors supports the health and well-being of all employees by providing medical benefits and a wellness program. In addition to the standard health and wellness benefit, U.S. based executives are encouraged to receive an enhanced annual physical at the expense of the Company. All of the U.S. NEOs, except Mr. Swinburn, utilized this benefit in 2013.

Financial Planning

The Company provides financial planning services to the U.S. based NEOs to assist in the management of personal finance. The services may include estate planning, tax planning or annual financial reviews.

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Parking Allowance

The Company provides a parking allowance to all U.S. based employees, including the NEOs. Mr. Coors does not receive a parking allowance.

Car Allowance

Molson Coors strives to provide a market-competitive total rewards package for its executives. The Company provides select executives with a car allowance or leased vehicle in accordance with local market practice. The Company currently provides a car allowance to Messrs. Swinburn and Hunter.

Personal Travel

Pursuant to his employment agreement, Mr. Swinburn's wife is entitled to 5 annual first class trips to the U.K. The actual value to Mrs. Swinburn is represented in the table. The benefit provided to Mr. Hunter was part of his global assignment.

Product Allotment

The Company provides product samples to Canadian and U.K. executives and believes that this enhances the executives' knowledge of the Company's products and enables them to become stronger champions of its brands. U.S. based employees, including the NEOs, are eligible to purchase products at a discount.

Relocation

Mr. Hattersley received relocation assistance under the Molson Coors Relocation Policy upon his appointment to the CFO position in 2012. This amount represents a carry-over expense from that time.

Global Mobile Policy

Under the Company's Global Mobile Policy, employees who are asked to take assignments in locations which are not a reasonable commuting distance from their place of residence, receive certain benefits in their work office location. Where benefits received become taxable to the employee, the Company provides tax gross-up assistance. Under the Global Mobile Workers Policy, Mr. Hunter received reasonable transportation benefits to and from his home and office and housing and cost of living allowances in his office location. Spot exchange rates at the time of expense payment were used to convert payments to U.S. dollars.

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 Additional All Other Compensation

Name	Relocation Tax Reimbursement	Contributions to Thrift Plans and EFRBS	Life Insurance Premiums	Board of Director Fees

Peter Swinburn	No	168,255	32,215	No
Gavin Hattersley	No	67,913	5,210	No
Peter H. Coors	No	164,659	55,443	190,295
Samuel Walker	No	94,049	9,796	No
Mark Hunter	33,027	167,858	No	No

Relocation Tax Reimbursement

The amounts in the table above reflect tax reimbursements paid to certain NEOs. The amounts are related to tax reimbursements with respect to the Company's aforementioned Relocation and Global Mobile Policy. These are standard features of these programs which are available to all employee participants. A Czech Koruna to U.S. dollar exchange rate of 0.0499 was used to convert Mr. Hunter's tax payments.

Contributions to Thrift Plans and EFRBS

The Company makes direct and matching contributions for each of Messrs. Swinburn, Coors, Hattersley and Walker under the Thrift Plans, as applicable, on the same terms and using the same formula as other participating employees. For Mr. Hunter, the Company contributions to the EFRBS reflect a supplemental contribution that cannot be credited in a tax favorable way under the Company's tax approved U.K. Pension Plan. The amounts reflected in the table above represent the following:

✓	Mr. Swinburn:	$30,600 to the Thrift Plan and $137,655 to the Supplemental Thrift Plan.
✓	Mr. Hattersley:	$22,950 to the Thrift Plan and $44,963 to the Supplemental Thrift Plan.
✓	Mr. Coors:	$30,600 to the Thrift Plan and $134,059 to the Supplemental Thrift Plan.
✓	Mr. Walker:	$30,600 to the Thrift Plan and $63,449 to the Supplemental Thrift Plan.
✓	Mr. Hunter:	$167,858 to the EFRBS.

Life Insurance Premiums

The Company provides life insurance to all U.S. employees. For U.S. NEOs, the coverage is equal to eight times their salary. None of the NEOs are eligible for a tax reimbursement related to this benefit.

Board of Director Fees

In 2013 Mr. Coors received fees as described in the Director Compensation section beginning on page 37 as follows: Cash retainer in the amount of $100,000, Chairman fees in the amount of $75,000 and RSU dividend equivalents of $15,295.

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Grants of Plan Based Awards For 2013

The following table provides information for each of our NEOs regarding annual and long-term incentive award opportunities, including the range of potential payouts, made under our stockholder approved Incentive Plan during fiscal year 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name (a) Grant Date	Type of Grant	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(b)		(c)	(d)	(i)	(j)	(k)	(l)	(i)	(j)	(k)	(l)

Peter Swinburn

03/04/13	RSUs #1							29,855			1,235,997
03/04/13	RSUs #2							10,983			454,696
03/04/13	PSUs				19,903	49,757	99,514				2,144,557
03/04/13	Stock Options								107,271	45.22	900,004
2013	MCIP	435,375	1,451,250	2,902,500

Gavin Hattersley

03/04/13	RSUs							6,635			274,689
03/04/13	PSUs				4,423	11,058	22,116				476,606
03/04/13	Stock Options								23,838	45.22	200,001
2013	MCIP	125,190	417,300	834,600

Peter H. Coors[1]

05/30/13	Dir. RSUs							1,959			100,007
2013	MCIP	306,000	1,020,000	2,040,000

Samuel Walker[2]

03/04/13	RSUs #1							6,635			274,689
03/04/13	RSUs #2							1,326			54,896
04/01/13	RSUs							2,891			150,043
03/04/13	PSUs				4,423	11,058	22,116				476,606
03/04/13	Stock Options								23,838	45.22	200,001
2013	MCIP	138,960	463,199	926,397

Mark Hunter

03/04/13	RSUs #1							6,635			274,689
03/04/13	RSUs #2							685			28,359
03/04/13	PSUs				4,423	11,058	22,116				476,606
03/04/13	Stock Options								23,838	45.22	200,001
2013	MCIP	136,488	454,960	909,920

  1
  Mr. Coors received an RSU for his services as Chairman of the Board as described in the Director Compensation section beginning on page 37.
  2
  Mr. Walker's award on April 1, 2013 was in recognition of Mr. Walker's expanded role as Chief People and Legal Officer.

Estimated Future Payouts under Non-Equity Incentive Plan Award

The amounts represent the possible awards made under the annual MCIP in March 2013 to each of the NEOs as described beginning on page 56 of the CD&A. Actual payments under the MCIP awards have already been determined and were paid on March 14, 2014 to U.S. NEOs and to Mr. Hunter on April 14, 2014, and are included in the Non-Equity Incentive Plan Compensation column (column (g)) of the Summary Compensation Table for 2013 on page 72.

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 Estimated Future Payouts under Equity Incentive Plan Awards

The awards represent PSUs granted in 2013 under the Incentive Plan. The performance period for the PSUs is the beginning of the 2013 fiscal year through the end of the 2015 fiscal year. The grant date fair value at target payout is included in the Stock Awards column (column (e)) of the Summary Compensation Table for 2013 on page 72. For a discussion of the PSU awards for 2013, see the CD&A beginning on page 46.

All Other Stock Awards; Number of Shares or Stock Units

The awards represent RSUs granted in 2013 under the Incentive Plan for all NEOs. The RSUs granted on March 4, 2013 (RSUs #1) for all NEOs and the RSUs granted on April 1, 2013 RSUs for Mr. Walker, vest on the third anniversary of the grant date. The RSUs granted on March 4, 2013 (RSUs #2) for all NEOs vest on the first anniversary of the grant date. The grant date fair value is included in the Stock Awards column (column (e)) of the Summary Compensation Table for 2013. For a discussion of the RSUs granted in 2013, see the CD&A beginning on page 46. For Mr. Coors, the RSUs were awarded as compensation for his services as a director.

All Other Option Awards (Stock Options)

The awards represent stock options granted in 2013 to NEOs under the Incentive Plan. These options have a term of ten years from the grant date and vest in three equal annual installments beginning on the first anniversary of the grant date. For a discussion of the stock options granted in 2013, see the CD&A beginning on page 46.

Annual Incentives

The Company maintains the MCIP as a sub-plan under the Incentive Plan. The Compensation Committee may designate one or more criteria from the list outlined in the Incentive Plan. Target annual incentives are established for each participant. Under the 2013 design, no payments can be made under the Incentive Plan if a minimum level of pre-tax income performance is not achieved.

Long Term Incentives

Stock Options

The Company has outstanding options under the Incentive Plan, Adolph Coors Company Equity Incentive Plan (the 1990 Plan) and the Molson Inc. 1988 Canadian Stock Option Plan (the Molson Plan) (the Incentive Plan, the 1990 Plan and the Molson Plan, collectively referred to herein as the Plans). The Plans provide that the exercise price must be at least equal to 100% of the fair market value of the underlying shares on the date of grant.

All grants under the 1990 Plan and the Molson Plan are vested. Under the Incentive Plan, vesting accelerates in connection with a change in control and for retirement eligible employees who terminate. In all other cases, unvested stock options are forfeited.

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Restricted Stock Units (RSUs)

The Company has outstanding RSUs under the Incentive Plan. The Company may impose such conditions or restrictions on any shares of RSUs granted pursuant to the Incentive Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each RSU, restrictions based upon the achievement of specific performance goals, time based restrictions on vesting following the attainment of the performance goals, time based restrictions, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such RSUs.

A participant has no voting rights with respect to any RSUs granted. The Company may provide for dividend equivalents to be credited with respect to any RSUs granted, but has not done so. The Board RSUs granted to Mr. Coors accrue dividends under the Director Stock Plan.

In the event of death or disability, or for retirement eligible employees who terminate, RSU vesting is accelerated on a pro-rata basis. In the event of a change in control, all RSUs vest.

Performance Share Units (PSUs)

The Company has outstanding PSUs under the Incentive Plan. In connection with the grant of PSUs, the Compensation Committee will set performance goals in its discretion which, depending on the extent to which such goals are met, will determine the value or number of PSUs paid to the participant.

The form and timing of payment of earned PSUs and performance shares shall be determined by the Compensation Committee. The Compensation Committee, in its sole discretion, may pay earned PSUs in the form of cash or in shares (or in a combination thereof) equal to the value of the earned PSUs at the close of the performance period. Any shares may be granted subject to restrictions deemed appropriate by the Compensation Committee.

In the event of death or disability, or for retirement eligible employees who terminate, PSUs vesting is accelerated on a pro-rata basis based on final performance at the end of the vesting period. In the event of a change in control, 120% of PSUs vest on a pro-rata basis.

The material terms of the employment agreements and letters with our NEOs are described below beginning on page 89.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by the NEOs at the fiscal year ended December 31, 2013. The year-end values set forth in the table are based on the $56.15 closing price for the Company's Class B common stock on December 31, 2013, the last trading day of the fiscal year.

OPTION AWARDS				STOCK AWARDS
				Number of		Equity Incentive	Equity Incentive Plan Awards:
Name				Shares		Plan Awards:	Market or
(a)				or Units	Market	Number of	Payout Value
Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	of Stock That Have Not Vested (#)	Value of Shares of Stock or Units That Have not Vested ($)	Unearned Shares, Units, or Other Rights That Have not Vested (#)	of Unearned Shares, Units or Other Rights That Have not Vested ($)
(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Peter Swinburn

—	—	—	—	18,084	$1,015,417	—	—
—	—	—	—	28,051	$1,575,064	—	—
—	—	—	—	29,855	$1,676,358	—	—
—	—	—	—	10,983	$616,695	—	—
—	—	—	—	—	—	118,431	$1,600,003
—	—	—	—	—	—	139,373	$2,000,003
—	—	—	—	—	—	49,757	$2,793,856
47,602	—	$45.79	05/18/17	—	—	—	—
23,416	—	$57.76	05/15/18	—	—	—	—
20,000	—	$55.23	07/01/18	—	—	—	—
135,659	—	$42.02	05/14/19	—	—	—	—
141,285	—	$43.13	03/15/20	—	—	—	—
110,421	55,211	$44.24	03/04/21	—	—	—	—
32,481	64,962	$42.78	03/12/22	—	—	—	—
—	107,271	$45.22	03/04/23	—	—	—	—

Gavin Hattersley

—	—	—	—	1,508	$84,674	—	—
—	—	—	—	6,029	$338,528	—	—
—	—	—	—	6,635	$372,555	—	—
—	—	—	—	—	—	11,058	$620,907
8,202	8,203	$41.47	07/02/22	—	—	—	—
10,937	21,872	$41.47	07/02/22	—	—	—	—
—	23,838	$45.22	03/04/23	—	—	—	—

Peter H. Coors

—	—	—	—	2,178	$122,295	—	—
—	—	—	—	2,566	$144,081	—	—
—	—	—	—	1,959	$109,998	—	—
250,000	—	$37.18	05/12/15	—	—	—	—
90,000	—	$32.67	05/18/16	—	—	—	—
100,728	—	$45.79	05/18/17	—	—	—	—
77,520	—	$57.76	05/15/18	—	—	—	—
77,520	—	$42.02	05/14/19	—	—	—	—
73,395	—	$43.13	03/15/20	—	—	—	—

| 2014 Proxy Statement | 80

OPTION AWARDS				STOCK AWARDS
				Number of		Equity Incentive	Equity Incentive Plan Awards:
Name				Shares		Plan Awards:	Market or
(a)				or Units	Market	Number of	Payout Value
Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	of Stock That Have Not Vested (#)	Value of Shares of Stock or Units That Have not Vested ($)	Unearned Shares, Units, or Other Rights That Have not Vested (#)	of Unearned Shares, Units or Other Rights That Have not Vested ($)
(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Samuel Walker

—	—	—	—	4,521	$253,854	—	—
—	—	—	—	3,431	$192,651	—	—
—	—	—	—	7,013	$393,780
—	—	—	—	6,635	$372,555
—	—	—	—	1,326	$74,455	—	—
—	—	—	—	2,891	$162,330	—	—
—	—	—	—	—	—	29,608	$400,004
—	—	—	—	—	—	34,844	$500,011
—	—	—	—	—	—	11,058	$620,907
50,000	—	$34.57	03/16/16	—	—	—	—
42,314	—	$45.79	05/18/17	—	—	—	—
26,762	—	$57.76	05/15/18	—	—	—	—
38,760	—	$42.02	05/14/19	—	—	—	—
36,698	—	$43.13	03/15/20	—	—	—	—
27,605	13,803	$44.24	03/04/21	—	—	—	—
8,121	16,240	$42.78	03/12/22	—	—	—	—
—	23,838	$45.22	03/04/23	—	—	—	—

Mark Hunter

—	—	—	—	4,973	$279,234	—	—
—	—	—	—	7,013	$393,780	—	—
—	—	—	—	3,618	$203,151	—	—
				6,635	$372,555
—	—	—	—	685	$38,463	—	—
—	—	—	—	—	—	32,569	$440,007
—	—	—	—	—	—	34,844	$500,011
—	—	—	—	—	—	11,058	$620,907
10,794	—	$45.79	05/18/17	—	—	—	—
24,531	—	$57.76	05/15/18	—	—	—	—
22,287	—	$42.02	05/14/19	—	—	—	—
20,587	—	$43.13	03/15/20	—	—	—	—
30,366	15,183	$44.24	03/04/21	—	—	—	—
4,061	16,240	$42.78	03/12/22	—	—	—	—
—	23,838	$45.22	03/04/23	—	—	—	—

(b)
This column includes Stock Only Stock Appreciation Rights (SOSARs) and stock options that have vested and have not been exercised. Stock Options and SOSARs generally vest in equal annual installments over a 3 year period, subject to acceleration of vesting in the event of a change in control or certain termination events. We have not granted SOSARs to NEOs since 2008.
(c)
This column includes SOSARs and stock options that have not vested.
(d)
This column does not appear in the table above as it is reserved for performance based stock options, which the Company does not award.
(e)
This column indicates the stock option and SOSAR strike price.
(f)
This column indicates the expiration date for stock options and SOSARs which is ten years from the date of grant.
(g)
This column includes unvested RSUs which generally vest on the third anniversary of the date of grant, based on continuing employment, subject to acceleration in the event of a change in control or certain termination events. For Mr. Coors, this column includes unvested RSUs which were granted to him under the Incentive Plan for his service as Chairman of the Board.
(h)
Market value of RSUs that have not vested is calculated by multiplying the number of unvested RSUs by the closing market price of $56.15 for Class B common stock on December 31, 2013.
(i)
This column represents unvested PUs and PSUs which vest at the conclusion of the performance period upon Compensation Committee approval, subject to acceleration in the event of a change in control. Typically, the performance period is three years beginning with the fiscal year in which the award was granted.
(j)
The value of PUs is calculated based on target values as of the date of grant. For the most recent two PUs, the target payout is $13.51 for the 2011 award and $14.35 for the 2012 award, per unit. The value of PSUs is calculated by multiplying the number of unvested PSUs by the closing market price of $56.15 for Class B common stock on December 31, 2013. The final payout may be more or less depending on final performance.

| 2014 Proxy Statement | 81

Option Exercises and Stock Vested

The following table sets forth information for each of the Company's NEOs regarding stock options exercised and stock awards vested during fiscal year 2013.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[1]

Peter Swinburn	50,000	688,615	—	—
	30,000	581,469	—	—
	46,000	753,586	—	—
	—	—	17,854	865,205
	—	—	31,060	1,505,168

Gavin Hattersley	—	—	1,507	72,441

Peter H. Coors	50,000	899,465	—	—
	50,000	840,060	—	—
	50,000	878,985	—	—
	50,000	1,047,295	—	—
	50,000	990,035	—	—
	—	—	9,275	449,467
	—	—	16,136	781,951

Samuel Walker	20,000	374,510	—	—
	23,791	470,593	—	—
	20,000	366,400	—	—
	—	—	4,638	224,757
	—	—	8,068	390,975

Mark Hunter	6,000	92,365	—	—
	5,000	92,911	—	—
	16,000	250,960	—	—
	5,000	117,060	—	—
	13,600	248,143	—	—
	22,287	233,862	—	—
	20,588	193,181	—	—
	4,060	39,517	—	—
	—	—	5,203	252,137
	—	—	3,617	173,869
	—	—	9,052	438,660

1
For stock awards vested, the values were calculated using the closing market price of our Class B common stock on the date of vesting. For stock options exercised, the value realized is the difference between the market price of our Class B common stock at the time of exercise and the exercise price of the option.
2
All PUs for Messrs. Swinburn, Coors, Walker and Hunter vested on March 15, 2013. Mr. Hattersley did not have any PU awards that vested in 2013.

RSUs for Messrs. Swinburn, Coors and Walker vested on March 15, 2013.

RSUs for Mr. Hattersley vested on July 2, 2013.

RSUs for Mr. Hunter vested on March 15, 2013 and July 2, 2013.

| 2014 Proxy Statement | 82

2013 Pension Benefits

The following table sets forth the present value of accumulated benefits payable to each of the NEOs under the tax qualified and non-qualified retirement plans including their years of service (if applicable). Such amounts are determined using assumptions stated in Note 16 "Employee Retirement Plans and Postretirement Benefits" to the Company's Form 10-K.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

Peter S. Swinburn (U.K.)	U.K. Pension Plan	33	10,373,901	406,390
Gavin Hattersley	—	—	—	—
Peter H. Coors	—	—	—	—
Samuel Walker	—	—	—	—
Mark Hunter (U.K.)	U.K. Pension Plan	19	5,771,080	—

U.S. Pension

The Company froze its U.S. qualified defined benefit pension plan in 2008 and the assets and liabilities of the plan were transferred to MillerCoors. During 2009, the Company converted its supplemental executive retirement plan (SERP) and excess benefit plan into the Supplemental Thrift Plan. The Supplemental Thrift Plan is described in the following section, 2013 Nonqualified Deferred Compensation.

U.K. Pension

Effective April 1, 2009, the Company froze its U.K. defined benefit plan for all employees. For Mr. Swinburn, the rate of accrual was 1/30th per year of service based on plan provisions in place at the time he joined the plan. Final pensionable pay is defined as a one-year average of basic pay. The benefit is earned on a "straight line approach" and capped at a maximum of 20 years of service. Normal retirement age for executive participants is age 60. However, Mr. Swinburn chose to draw his benefits from age 55 without reduction for early payment under an enhanced early retirement facility. For Mr. Hunter, the same general provisions apply with a rate of accrual of 1/45th per year of service. Mr. Hunter ceased accruing additional benefits once the plan was frozen.

The qualified balances for Messrs. Swinburn and Hunter are displayed in the table above. The present value of accumulated benefits for the U.K. qualified pension plan is shown (through December 31, 2013) using an assumed retirement age of 60 (age 55 for Mr. Swinburn), a discount rate of 4.55%, a price inflation rate of 3.40%, and pension increases which are assumed to be 3.30% for pre-April 2006 contributions and 2.50% for post-April 2006 contributions. The average annual exchange rate for 2013 of 1.66 U.S. dollars to the British Pound was used to complete the currency conversion.

| 2014 Proxy Statement | 83

2013 Non-qualified Deferred Compensation

The following table sets forth information for each of the NEOs regarding aggregate executive and Company contributions and aggregate earnings (on the entire account balance) accrued during 2013, as well as year-end account balances under the deferred compensation plans.

Name (a)	Plan	Executive Contributions in Last Fiscal Year (b) ($)	Company Contributions in Last Fiscal Year (c) ($)	Aggregate Earnings in Last Fiscal Year (d) ($)	Aggregate Withdrawals/ Distributions (e) ($)	Aggregate Balance at Last Fiscal Year-End (f) ($)

Peter Swinburn	Supplemental Thrift	—	137,655	240,038	—	1,177,871
Gavin Hattersley	Supplemental Thrift	—	44,963	3,593	—	48,555
Peter H. Coors	Supplemental Thrift	—	134,059	(12,387)	—	666,217
	Indiv. Def. Comp. Plan	—	—	350,958	—	9,124,897
	Deferred RSUs	—	—	1,177,600	—	4,492,000
Samuel Walker	Supplemental Thrift	—	63,449	118,568	—	601,357
Mark Hunter	Individual EFRBS	—	167,858	(9,470)	—	746,193

(c)
Company contributions to the Thrift Plans and EFRBS are reflected in the Summary Compensation Table in the "All Other Compensation" column (i).

The Supplemental Thrift Plan for U.S. Participants

The Supplemental Thrift Plan makes employees whole when Section 401(K) of the Code limits the Company contributions that otherwise would be credited to them under the Thrift Plan. In 2013, Company contributions could only be made on income allowable up to $255,000. The Company makes up for amounts that cannot be credited under the Supplemental Thrift Plan by crediting the employee with the Company contributions in the Thrift Plan. Participants are immediately vested in their Supplemental Thrift Plan benefit. Employees are not permitted to make contributions to the Supplemental Thrift Plan and may not withdraw funds until they separate from the Company. Upon separation from the Company, plan balances are paid in a lump sum cash payment.

Additional Deferred Compensation Plans

Mr. Coors' Individual Deferred Compensation Plan (IDCP) is an agreement entered into between Mr. Coors and the Company in 2009 to replace his previous nonqualified Molson Coors Brewing Company Excess Benefit Plan and Salary Continuation Plan. The IDCP is an unfunded, non-qualified deferred compensation plan, which had an initial notional balance of $7,500,000 as of January 1, 2009, and which accumulates interest at a rate of 4% per annum (as represented by the Aggregate Earnings in Last Fiscal Year column for 2013). Upon separation from the Company, the plan balance is paid in a lump sum cash payment.

Mr. Coors' deferred RSUs were awarded to him under the Incentive Plan in 2005 and vested 20% ratably over the ensuing 5 years. Upon vesting, the shares, and any earned dividends, are deferred until Mr. Coors separates from the Company. The Aggregate Earnings in the Last Fiscal Year represents the increase in value of deferred dividend payments plus the number of deferred shares times the change in Company stock price from December 23, 2010 ($50.93) to December 31, 2013 ($56.15). The Aggregate Balance at Last Fiscal Year-End represents the number of deferred shares times the value of our Class B common stock as of December 31, 2013.

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Mr. Hunter's Individual EFRBS is a defined contribution individual Employer Financed Retirement Benefit Scheme. The individual EFRBS makes Mr. Hunter whole given the GBP 1,500,000 limit on pension account balances under U.K. tax law. The Company makes up for amounts that cannot be credited in a tax favorable way under the Company's tax approved U.K. Pension Plan through notional contributions to the individual EFRBS. Mr. Hunter may not make contributions to the plan; he is fully vested in this plan and will receive benefits in the form of a lump sum payment upon his retirement from the Company, as defined under his individual EFRBS agreement. The EFRBS is an unfunded arrangement whereby earnings mirror those of the Company's tax approved U.K. pension arrangement. Mr. Hunter is free to direct the notional investment of his notional fund in line with the options available under the Company's tax approved U.K. pension arrangement. The benefit is paid in a lump sum payment that will be subject to U.K. Income Tax and may be subject to U.K. National Insurance Contributions.

Of the amounts in column (f) of the 2013 Nonqualified Deferred Compensation table, the following amounts were also included in the Total Compensation column of the Summary Compensation Table for 2011, 2012 and 2013:

Name	Plan	Reported for 2013 ($)	Previously Reported for 2012 ($)	Previously Reported for 2011 ($)	Total ($)

Peter Swinburn	Supplemental Thrift	377,693	279,134	242,286	889,113
Gavin Hattersley[1]	Supplemental Thrift	48,555	—	n/a	48,555
Peter H. Coors	Supplemental Thrift	134,059	163,774	116,384	414,217
	Indiv. Def. Comp. Plan	350,958	337,459	—	688,417
	Deferred RSUs	1,177,600	36,000	—	1,213,600
Samuel Walker	Supplemental Thrift	182,017	115,937	97,436	395,390
Mark Hunter[2]	Individual EFRBS	167,858	150,015	n/a	317,873

1
Mr. Hattersley joined the Company in June 2012.
2
Mr. Hunter was not an NEO in 2011, and therefore values are not provided.

Given that the aggregate earnings for the three deferred compensation plans in 2011 were negative for Mr. Coors and the other NEOs, no values were included for Deferred Compensation Earnings in the "Change in Pension Value and Non-qualified Deferred Compensation Earnings" column of the Summary Compensation Table for 2011. The amounts shown in the "Change in Pension Value and Non-qualified Deferred Compensation Earnings" column of the Summary Compensation Table for 2011 for Messrs. Swinburn and Hunter relate to the increase in pension value under the tax qualified pension plan for MCBC UK. The amounts contributed by the Company to the NEOs' Thrift Plans and EFRBS were included in the "All Other Compensation" column of the Summary Compensation Table for 2011, 2012 and 2013.

| 2014 Proxy Statement | 85

2013 Potential Payments upon Termination or Change in Control

The following table reflects the incremental amount of compensation payable to each of the NEOs in the event of various termination scenarios or a change in control of the Company. The amounts shown assume that such termination was effective as of December 31, 2013, and the value of our Class B common stock was the December 31, 2013, closing market price of $56.15. The amounts do not include benefits earned or vested on or before December 31, 2013, or benefits provided under insurance or regular programs generally available to salaried employees.

Voluntary Separation or Retirement

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of RSUs/PSUs/PUs ($)	Pension Enhancements ($)

Peter Swinburn	—	—	2,698,577	9,720,178	—
Gavin Hattersley	—	—	—	—	—
Peter H. Coors	—	—	—	376,373	—
Samuel Walker	—	—	642,072	1,664,569	—
Mark Hunter	—	—	—	—	—

Mr. Walker is retirement eligible for purposes of the Incentive Plan and entitled to accelerated vesting of all of his stock options and a pro-rata portion of his PSUs, PUs and RSUs. Mr. Swinburn is also retirement eligible and his stock options are entitled to accelerated vesting. Mr. Swinburn's PSUs, PUs and RSUs granted prior to 2013 are eligible for pro-rata vesting upon retirement. Beginning in 2013, Mr. Swinburn's PSU and RSU awards will be subject to their normal vesting provisions upon retirement, as described on pages 58 and 59, and thus the full value of the awards are assumed in this table. Mr. Coors currently does not hold any unvested equity awards that were granted to him in his capacity as an executive officer. Mr. Coors does receive Board RSUs. Upon his retirement, these RSUs would vest per the terms outlined in the Director Stock Plan. The amounts in the table reflect the (i) intrinsic value of the acceleration of vesting of stock options (the difference between the exercise price and $56.15, the closing price of the Class B common stock on December 31, 2013) and (ii) the value of the applicable vesting PSUs, PUs and RSUs are calculated using the closing price of the Class B common stock on December 31, 2013 ($56.15). PSUs and PUs are still subject to the Company meeting the applicable performance requirement. The table assumes performance at target. Messrs. Hattersley and Hunter are not retirement eligible and would receive no additional payments.

Involuntary Termination Without Cause

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of RSUs/PSUs/PUs ($)	Pension Enhancements ($)

Peter Swinburn	2,150,000	77,368	—	—	—
Gavin Hattersley	510,000	—	—	—	—
Peter H. Coors	4,845,340	637,500	—	—	—
Samuel Walker	510,000	—	—	—	—
Mark Hunter	606,613	20,840	—	—	—

| 2014 Proxy Statement | 86

The amounts for Messrs. Swinburn, Coors and Hunter are pursuant to the terms of their respective employment agreements. Under Mr. Coors' employment agreement, all of his equity would accelerate in the event of involuntary termination. He would also receive the same payment under termination for good reason. However, Mr. Coors currently does not hold any unvested equity awards that were granted to him in his capacity as an executive officer. Mr. Coors does receive Board RSUs. Upon his termination, these RSUs would vest per the terms outlined in the Director Stock Plan. For Messrs. Hattersley and Walker, the amounts reflect the terms of the Company's severance plan. Messrs. Swinburn and Walker are retirement eligible for purposes of the Incentive Plan and are entitled to accelerate vesting of all of their stock options and a pro-rata portion of their PSUs, PUs and RSUs. These amounts are set forth in the Voluntary Separation or Retirement Table.

Termination for Cause

No amounts are paid if the NEO is terminated for cause.

Disability/Death

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of RSUs/PSUs/PUs ($)	Pension Enhancements ($)

Peter Swinburn	—	—	—	8,406,718	—
Gavin Hattersley	—	—	—	508,775	—
Peter H. Coors	—	—	—	376,373	—
Samuel Walker	—	—	—	1,664,569	—
Mark Hunter	303,307	—	—	1,680,420	—

The amounts in the table reflect the pro-rata value of PSUs, PUs and RSUs. PSUs and PUs are still subject to the Company meeting the applicable performance requirement. The table assumes performance at target.

Change in Control

Name	Severance Payments ($)	Benefits and Perquisites ($)	Acceleration of Vesting of Stock Options ($)	Acceleration of Vesting of RSUs/PSUs/ PUs ($)	Pension Enhancements ($)	Excise Tax Gross-ups ($)

Peter Swinburn	7,578,750	48,226	2,698,577	11,490,016	—	6,072,843
Gavin Hattersley	2,921,100	56,956	581,630	1,002,727	—	n/a
Peter H. Coors	—	—	—	376,373	—	n/a
Samuel Walker	3,242,390	56,956	642,072	2,470,087	—	—
Mark Hunter	3,184,720	35,089	658,508	2,352,870	—	n/a

The amounts in the table above, under Severance Payments and Benefits and Perquisites, reflect the payments under the CIC Program. Mr. Coors does not participate in the CIC Program and would not receive any additional compensation beyond the equity compensation due to accelerating vesting, which is guaranteed per the terms of his incentive awards. The amounts in the table also reflect the (i) intrinsic value of the acceleration of vesting of stock options (the difference between the exercise price and $56.15, the closing price of the Class B common stock on December 31, 2013, and (ii) the value of PUs and RSUs using the closing price of the Class B common stock on December 31, 2013 ($56.15). The value of the PSUs and PUs are calculated assuming pro-rata vesting and performance at 120% of target. Mr. Hattersley would not be eligible for an excise tax gross-up as the Company has ceased providing this benefit to new executives.

| 2014 Proxy Statement | 87

 Change in Control Program

The CIC Program provides benefits to participants in the event that their employment is terminated within a specified period following a change in control of the Company. In the event of termination due to a change in control the benefits for participants under the CIC Program are:

✓	A lump sum payment of the sum of salary and target annual bonus times the applicable multiplier (3x for the NEOs, other than Mr. Coors);
✓	A pro rata annual bonus at target covering the performance year in which the employee is terminated due to a change in control;
✓	For executives participating in a U.S. health plan, the ability to continue health coverage under COBRA, for a period of 18 months, at the same cost sharing level as active employees;
✓	Up to 12 months of outplacement services;
✓	Accelerated vesting of stock options, restricted stock, RSUs and other stock based awards, including PSUs and PUs at 120% of target, with stock options remaining exercisable until the earlier of one year after termination of employment or the expiration of the term of the stock option; and
✓	For Messrs. Swinburn and Walker, in the event that the payment under the CIC Program results in an imposition of an excise tax under Section 4999 of the Code, the Company has agreed to reimburse the executive for the cost of the additional tax, plus any necessary tax gross-up. Mr. Coors does not participate in the CIC Program. Mr. Hattersley is not eligible for this provision as the Company no longer provides for it for new entrants to the CIC Program. Mr. Hunter is currently not subject to IRS regulations as his primary residence is the U.K. and his primary work location is Prague, Czech Republic.

Under the CIC Program, "cause" will arise in the event of conviction of certain crimes, commission of certain illegal acts or breaches of the code of conduct or willful failure to perform duties. "Good reason" for a participant will arise following a change in control if the Company fails to pay the participant as promised, materially reduces or modifies the participant's position, responsibilities or authority or requires relocation outside a 50 mile radius of the participant's location of employment. For purposes of the CIC Program, a change in control will occur if (i) an individual or group acquires voting stock of the Company sufficient to have more voting power than the Voting Trust established under the Class A Common Stock Voting Trust Agreement; (ii) Molson/Coors family nominees cease to constitute at least 50% of a majority of the Board elected by the voting securities held by the Class A Common Stock Voting Trust; or (iii) a merger or other business combination occurs, unless following such merger or combination (a) the Class A Common Stock Voting Trust continues to hold voting securities entitled to elect a majority of the Board; and (b) at least 50% of a majority of the Board are Molson/Coors family nominees. The CIC Program supersedes change in control provisions in individual employment agreements. As a condition of accepting participation in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs. Mr. Coors does not participate in the CIC Program.

| 2014 Proxy Statement | 88

Material Terms of Employment Agreements and Letters

The Company has employment agreements in place with Messrs. Swinburn, Coors and Hunter.

Coors Employment Agreement

We entered into the current employment agreement with Mr. Coors that took effect on January 1, 2009, which was amended on December 10, 2013. Mr. Coors receives an annual base salary of $850,000, which has remained unchanged since 2008. Mr. Coors has a target bonus percentage that was set at a minimum of 80% of his annual base salary. The agreement further provides that if Mr. Coors' employment terminates for good reason or involuntarily without cause, Mr. Coors will receive (a) the remaining year's base salary for the year in which the termination occurs; (b) an amount equal to the MCIP bonus he would have received for the year in which termination occurs based on actual achievement of the MCIP performance goals; (c) an amount equal to three times the sum of Mr. Coors base salary and the average of the MCIP bonus amounts actually paid to Mr. Coors for the last three years; and (d) three times 25% of Mr. Coors annual base salary as compensation for terminated benefits and perquisites. In addition, all unvested equity awards under the Incentive Plan other than performance awards will immediately vest upon involuntary termination, and performance awards granted after January 1, 2014, will vest pro rata based on actual achievement of the performance goals.

In conjunction with entering into the employment agreement, Mr. Coors also entered into a confidentiality and non-competition agreement in favor of the Company that applies during the term of his employment and for 12 months thereafter.

Mr. Coors is also covered by a deferred compensation agreement described in more detail in the narrative to the 2013 Non-qualified Deferred Compensation Table on page 84.

Swinburn Employment Agreement

Mr. Swinburn's employment agreement as CEO took effect on July 1, 2008. The agreement provides that his employment may be terminated by the Company on 24 months prior written notice or by him giving 6 months prior written notice. Under the terms of his employment agreement, his wife is entitled to travel benefits to the U.K. as described on page 75 and he receives a monthly car allowance. Mr. Swinburn does not receive any tax assistance associated with his wife's travel benefits or his car allowance.

Hunter Employment Agreement

Mr. Hunter's original employment agreement as Marketing and International Director of our U.K. business took effect on March 20, 2002. The agreement provides that, in the event of involuntary termination by the Company other than for cause, the Company is required to give Mr. Hunter 12 months notice, or pay and benefits in lieu of notice.

| 2014 Proxy Statement | 89

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to prepare this report and to represent and assist the Board in its oversight of: (1) the integrity of Molson Coors' financial reporting process and the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements, and its ethics and compliance program, including the Code of Business Conduct; (3) the Company's systems of internal control over financial reporting and disclosure controls and procedures; (4) the Company's internal audit function; and (5) the qualifications, engagement, compensation and performance of the independent auditors, their conduct of the annual audit and their engagement for any lawful purpose. The Audit Committee operates pursuant to a written charter, which it annually reviews. The Audit Committee also oversees the Company's policies and procedures with respect to risk assessment and risk management.

As set forth in the charter, management of Molson Coors is responsible for the preparation, presentation and integrity of Molson Coors' financial statements and the effectiveness of internal control over financial reporting. Management is responsible for maintaining Molson Coors' accounting and financial reporting principles and internal controls and procedures reasonably designed to assure compliance with accounting standards and applicable laws and regulations. Molson Coors has a full-time Internal Audit Department that reports to the Audit Committee. The Internal Audit Department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Molson Coors' internal controls relating, for example, to the reliability and integrity of Molson Coors' financial information and the safeguarding of assets. The Company's independent registered public accounting firm is responsible for auditing Molson Coors' financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and PwC, the Company's independent registered public accounting firm. The Audit Committee has also discussed with PwC the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (PCAOB). Finally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee on independence. The Audit Committee has also discussed with PwC its independence. The Audit Committee has ultimate authority and responsibility to select, evaluate, and, when appropriate, replace the Company's independent registered public accounting firm. The non-audit services performed by PwC were pre-approved by the Audit Committee and were also considered in the discussions of independence.

Audit Committee members are not employees of Molson Coors and do not perform the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Molson Coors' financial statements has been carried out in accordance with standards of the PCAOB that the financial statements are presented in accordance with accounting principles generally accepted in the U.S. or that Molson Coors' registered public accounting firm is in fact "independent."

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Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 14, 2014. The Audit Committee also appointed PwC as the independent registered public accounting firm for Molson Coors for the fiscal year ending December 31, 2014, subject to ratification by the Company's stockholders.

SUBMITTED BY THE AUDIT COMMITTEE
Roger G. Eaton	Charles M. Herington	Franklin W. Hobbs	Iain J.G. Napier (Chairman)

| 2014 Proxy Statement | 91

 PROPOSAL NO. 3 — RATIFY APPOINTMENT OF AUDITORS

The Board is asking Class A Holders to ratify the Audit Committee's appointment of PwC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. PwC was our independent registered public accounting firm for the fiscal year ended December 31, 2013, and is considered by management to be well qualified.

Representatives of PwC are expected to be present at the Annual Meeting to respond to questions and may make a statement if they so desire.

Fees

Set forth below are the aggregate fees billed by PwC for professional services rendered to Molson Coors during fiscal years 2013 and 2012:

&zwsp;		Fiscal Year		&zwsp;
		2013	2012	&zwsp;
		(in thousands)		&zwsp;
	Audit Fees(1)	$3,797	$3,526	&zwsp;
&zwsp;	Audit-Related Fees(2)	150	354	&zwsp;
&zwsp;	Tax Fees(3)	96	56	&zwsp;
&zwsp;	All Other Fees(4)	40	6	&zwsp;
&zwsp;	Total Fees	$4,083	$3,942	&zwsp;

1
Aggregate fees for professional services rendered by PwC in connection with its audit of our consolidated financial statements and our internal control over financial reporting for the fiscal years 2013 and 2012, the quarterly reviews of our financial statements included in Forms 10-Q and our StarBev acquisition in June 2012.
2
Includes amounts related to pension plan audits, royalty audits and recycling audits performed in Canada for fiscal years 2013 and 2012, as well as fees related to correspondence with the SEC in 2013 and the Company's Form S-3 and S-8 filings, public debt offering and Ontario's beer tax audit performed in fiscal year 2012.
3
Fees consist of U.K. tax compliance work and other tax services performed during fiscal years 2013 and 2012.
4
Fees incurred for assistance provided on special tax, accounting and compensation projects and for subscriptions provided by PwC.

Pre-Approval Policy Regarding Independent Registered Public Accounting Firm Services

The Audit Committee pre-approves all audit, non-audit and internal control-related services provided by PwC prior to the engagement of PwC with respect to such services. The Chairman of the Audit Committee has been delegated authority by the Audit Committee to pre-approve interim services by PwC other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting. In 2013 and 2012, the Audit Committee (or the Chairman of the Audit Committee pursuant to the authority delegated) pre-approved all of the services performed by PwC.

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If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment.

The Board recommends a vote FOR the proposal ratifying the appointment of PwC as the Company's independent registered public accounting firm for fiscal year ending December 31, 2014, and executed proxies that are returned will be so voted unless otherwise instructed.

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BENEFICIAL OWNERSHIP

The following table contains information about the beneficial ownership of our capital stock as of March 21, 2014 (unless otherwise noted), for each of our current directors, each of our NEOs, all current directors and executive officers as a group and each stockholder known by us to own beneficially more than 5% of any class of our voting common stock and/or exchangeable shares. Unless otherwise indicated, and subject to any interests of the holder's spouse, the person or persons named in the table have sole voting and investment power, based on information furnished by such holders. Shares of common stock subject to RSUs, options or other rights currently exercisable or exercisable within 60 days following March 21, 2014, are deemed outstanding for computing the share ownership and percentage of the person holding such RSUs, options or rights, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Class A exchangeable shares and Class B exchangeable shares have been converted on a one-for-one basis into corresponding shares of Class A common stock and Class B common stock, respectively.

Name of Beneficial Owner	Number of Class A Shares		Percent of class (%) (1)	Number of Class B Shares	(2)	Percent of class (%)	(1)

5% Stockholders:

Adolph Coors Company LLC	5,044,534	(3)	92.50%	21,522,798	(4)	12.01%
Adolph Coors Jr. Trust	5,044,534	(3)	92.50%	5,830,000		3.25%
Pentland Securities (1981) Inc.	5,044,534	(3)	92.50%	3,449,366	(5)	1.92%
4280661 Canada Inc.	5,044,534	(3)	92.50%	—
Lazard Asset Management LLC	—		—	12,447,174	(6)	6.95%
The Vanguard Group	—		—	10,270,647	(7)	5.73%
FMR LLC	—		—	9,332,835	(8)	5.21%

Directors:

Dr. Francesco Bellini	—		—	21,192	(9)	*
Peter H. Coors	2,000	(10)	*	1,424,018	(10)	*
Christien Coors Ficeli	—	(11)	—	7,373	(11)	*
Roger G. Eaton	—		—	3,325	(12)	*
Brian D. Goldner	—		—	8,028		*
Charles M. Herington	—		—	24,847	(13)	*
Franklin W. Hobbs	—		—	39,404	(14)	*
Andrew T. Molson	—		—	5,466	(15)	*
Geoffrey E. Molson	1,632	(16)	*	26,744	(16)	*
Iain J.G. Napier	—		—	7,420	(17)	*
H. Sanford Riley	—		—	45,728	(18)	*
Peter S. Swinburn	—		—	573,578	(19)	*
Douglas D. Tough	—		—	—		—
Louis Vachon	—		—	3,419	(20)	*

Management:

Gavin Hattersley	—		—	28,111	(21)	*
Mark Hunter	—		—	123,976	(22)	*
Samuel Walker	—		—	114,328	(23)	*
All directors and executive officers as a group, including persons named above (21 persons)	3,632	(3)	* %	2,883,615	(24)	1.61	%(24)

*
Denotes less than 1%
(1)
Except as set forth above and based solely upon reports of beneficial ownership required to be filed with the SEC pursuant to Rule 13d-1 under the Exchange Act, we do not believe that any other person beneficially owned, as of

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  March 21, 2014, greater than 5% of our outstanding Class A common stock or Class B common stock. Ownership percentage calculations are based on 5,453,833 shares of Class A common stock (which assumes the conversion on a one-to-one basis of 2,896,939 Class A exchangeable shares) and 179,198,335 shares of Class B common stock (which assumes the conversion on a one-to-one basis of 18,920,350 shares of Class B exchangeable shares), in each case, outstanding as of March 21, 2014.

(2)
Includes unvested Restricted Stock Units (RSUs) held by retirement-eligible executives (Messrs. Coors and Swinburn), Deferred Stock Units (DSUs) held by directors and shares underlying outstanding options/stock appreciation rights currently exercisable or exercisable within 60 days following March 21, 2014 (Current Options), where applicable.

(3)
Class A shares (or shares directly exchangeable for Class A shares) include beneficial ownership of 1,857,476 shares owned by Pentland Securities 1981 Inc. (Pentland), 667,058 shares owned by 4280661 Canada Inc. (Subco), and 2,520,000 shares owned by Adolph Coors Company LLC (ACC), as Trustee of the Coors Trust, due to shared voting power resulting from a Voting Agreement, dated February 2, 2005 among Pentland, Subco and the Coors Trust. Pursuant to the Voting Agreement, the parties agreed that the Class A shares (and shares directly exchangeable for Class A shares) are to be voted in accordance with the voting provisions of certain Voting Trust Agreements among the parties and certain trustees. Lincolnshire Holdings Limited is the majority shareholder of Pentland, and Pentland is the sole owner of Subco. The address for each of the Coors Trust and ACC is 2120 Carey Avenue, Suite 412, Cheyenne, Wyoming 82001. The address for each of Pentland and Subco is 335 8th Avenue S.W., 3rd Floor, Calgary, Alberta, Canada T2P 1C9.

(4)
This information is derived exclusively from the Schedule 13D/A filed by ACC and the Coors Trust with the SEC on February 14, 2014. Class B shares beneficially owned by ACC includes 5,830,000 Class B shares directly owned by the Coors Trust and 15,692,798 Class B shares owned by ACC on its own behalf and as Trustee of other Coors Family Trusts (as defined below), all of which are included in the Class B shares beneficially owned by ACC. ACC is a Wyoming limited liability company which serves as trustee for the Coors Trust, the Augusta Coors Collbran Trust, the Bertha Coors Munroe Trust B, the Grover C. Coors Trust, the Herman F. Coors Trust, the Louise Coors Porter Trust and the May Kistler Coors Trust (collectively, the Coors Family Trusts). The members of ACC are the various Coors Family Trusts. The Board of Directors of ACC consists of 16 members who are various members of the Coors family, including Peter H. Coors and Christien Coors Ficeli. Pursuant to the Operating Agreement of ACC, subject to limited exceptions, sole investment power with respect to each trust is delegated to a trust committee consisting of three to five members of the ACC Board of Directors (each, a Trust Committee). Each member of ACC's Board of Directors disclaims beneficial ownership of the shares owned by ACC on behalf of the respective Coors Family Trusts except to the extent of his or her pecuniary interest in each trust.

(5)
Consists of 3,449,366 Class B shares (or shares exchangeable for Class B shares) directly owned by Pentland. Of the shares exchangeable for Class B shares, 700,000 shares are pledged as collateral under an OTC forward contract with an unaffiliated third party buyer as part of a monetization transaction due to settle on December 8, 2014, at the option of Pentland, in cash or 700,000 shares of Class B exchangeable shares, or Class B shares exchanged for the Class B exchangeable shares.

(6)
This information is derived exclusively from the Schedule 13G/A filed by Lazard Asset Management LLC with the SEC on February 14, 2014 reporting on beneficial ownership as of December 31, 2013. The address for Lazard Asset Management LLC is 30 Rockefeller Plaza, 59th floor, New York, NY 10112.

(7)
This information is derived exclusively from the Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2014 reporting on beneficial ownership as of December 31, 2013. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(8)
This information is derived exclusively from the Schedule 13G filed by FMR LLC with SEC on February 14, 2014 reporting on beneficial ownership as of December 31, 2013. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(9)
Includes 12,375 DSUs.

(10)
Beneficial ownership for Mr. Coors does not include 2,520,000 Class A shares held indirectly by ACC as trustee for the Coors Trust, nor any Class B shares held by ACC for itself or on behalf of the Coors Family Trusts. Mr. Coors disclaims beneficial ownership of all Class A and Class B shares held by ACC except to the extent of his pecuniary interest therein. If Mr. Coors were to be attributed beneficial ownership of the Class A shares held by ACC, he would beneficially own 46.24% of the Class A common stock, subject to the Voting Agreement. His Class B holdings represent (i) 23,304 Class B shares held directly by Mr. Coors, (ii) 1,064 Class B shares held by his wife, Marilyn E. Coors, (iii) 669,163 Current Options, (iv) 6,703 unvested RSUs, and (v) 723,784 Class B shares held indirectly by Marilyn E. Coors, as trustee of various Peter H. Coors Grantor Retained Annuity Trusts.

(11)
Beneficial ownership for Ms. Coors Ficeli does not include 2,520,000 Class A shares held indirectly by ACC as trustee for the Coors Trust, nor any Class B shares held by ACC for itself or on behalf of the Coors Family Trusts. Ms. Coors Ficeli disclaims beneficial ownership of all Class A and Class B shares held by ACC except to the extent of her pecuniary interest therein. If Ms. Coors Ficeli were to be attributed beneficial ownership of the shares held by ACC, she would beneficially own 46.24% of the Class A common stock, subject to the Voting Agreement. Ms. Coors Ficeli's beneficial ownership of Class B shares includes 2,200 Current Options.

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(12)
Consists of 3,325 DSUs.

(13)
Includes 13,248 DSUs.

(14)
Includes 4,000 Current Options and 6,703 DSUs.

(15)
Represents 2,280 Class B shares held directly by Mr. Molson, 186 Class B exchangeable shares held directly by Mr. Molson and 3,000 Class B shares held indirectly by Molbros AT Inc.

(16)
Mr. Molson's Class A holdings represent 1,260 Class A shares held directly and 372 Class A shares indirectly held in a retirement savings plan. His Class B holdings include 1,890 Class B shares (or shares directly exchangeable for Class B shares) indirectly held in a retirement savings plan and 17,616 Current Options.

(17)
Includes 2,276 DSUs.

(18)
Includes 16,560 shares directly exchangeable for Class B common stock and 15,668 DSUs.

(19)
Includes 549,574 Current Options and 57,906 unvested RSUs.

(20)
Consists of 3,419 DSUs.

(21)
Includes 27,085 Current Options.

(22)
Includes 143,875 Current Options.

(23)
Includes 115,501 Current Options.

(24)
Includes unvested RSUs for Messrs. Coors and Swinburn, all DSUs and all Current Options, referenced in the footnotes above, and for all executive officers not presented in the table, as if all DSUs had vested, and all Current Options had been exercised, and as if all resulting shares were voted as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Molson Coors' executive officers, directors and more than 10% stockholders are required under Section 16(a) of the Exchange Act to file with the SEC, reports of ownership and changes in ownership in their holdings of Molson Coors stock. Copies of these reports also must be furnished to Molson Coors.

Based on an examination of these reports and on written representations provided to Molson Coors, all such reports were timely filed during 2013 except for:

✓	Form 5s filed on February 12, 2014, for each of Krishnan Anand, Dr. Francesco Bellini, Christien Coors Ficeli, Gavin Hattersley, Andrew T. Molson, Geoffrey E. Molson, H. Sanford Riley J.G. Napier and Celso White, relating to the withholding of shares of Class B common stock to cover applicable taxes in connection with the vesting of restricted stock units in 2013;
✓
Form 4 filed on November 8, 2013, for Dr. Francesco Bellini, to report the exchange of 12,619 shares of Class B exchangeable shares for Class B common stock on August 26, 2013, the conversion of 12,619 shares of Class B exchangeable shares for Class B common stock on August 29, 2013, and the open market sale of 25,000 shares of Class B common stock on November 8, 2013; and
✓	Form 4 filed on March 8, 2013, for Andrew T. Molson, to report the open market sale of 1,334 shares of Class B common stock on February 15, 2013.

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 OTHER BUSINESS

As of the date of this Proxy Statement, Molson Coors received no proposal, nomination for director or other business submitted in accordance with its Bylaws for consideration at the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this Proxy Statement, and, therefore, it is not expected that any other business will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting.

By order of the Board of Directors,
Samuel D. Walker Chief People and Legal Officer and Corporate Secretary
April 18, 2014

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APPENDIX A
DIRECTOR INDEPENDENCE STANDARDS

A director is independent if the Board has made an affirmative determination that such director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director's relationships with the Company and the Board will apply the following guidelines that are consistent with the independent requirements as defined under the NYSE Listing Standards. A director will be deemed not to be independent by the Board if the Board finds that:

a.        a director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

b.        a director has received or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service;

c.        a director (i) is or has an immediate family member who is a current partner of a firm that is the Company's internal or external auditor; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) was or has an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;

d.        a director is or has an immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee;

e.        a director is currently employed, or a director's immediate family member is currently employed as an executive officer, by an entity (including a tax-exempt entity) that makes payments to, or receives payments from, the Company for goods or services (other than charitable contributions) in an amount that exceeds, in a single fiscal year, the greater of $1 million or 2 percent of that entity's consolidated gross revenues; or

f.        a director, or a director's immediate family serves as an officer, director or trustee of a charitable organization, where the Company's discretionary contributions are in an amount that exceeds the greater of $1 million or 2 percent of the charitable organization's consolidated gross revenues.

For purposes of this Appendix A, "immediate family member" includes a director's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director's home; and "Company" includes any subsidiary in the consolidated group with the Company.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202 Yes No Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. M71193-P46052 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card). MOLSON COORS BREWING COMPANY For All Withhold All For All Except 1. Election of Directors Nominees: The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposals 2 and 3. 01) Peter H. Coors 02) Christien Coors Ficeli 03) Brian D. Goldner 04) Franklin W. Hobbs 05) Andrew T. Molson 06) Geoffrey E. Molson 07) Iain J.G. Napier 08) Peter S. Swinburn 09) Douglas D. Tough 10) Louis Vachon 2. To approve, on an advisory basis, the compensation of the Company's named executive offi cers. 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. VOTE ON DIRECTORS: VOTE ON PROPOSALS: For Against Abstain 4. To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

M71194-P46052 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MOLSON COORS BREWING COMPANY PROXY/VOTING INSTRUCTIONS FOR Holders of Class A Common Stock of Molson Coors Brewing Company Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. For the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 4, 2014 Cut-off Date For Holders of Class A Shares of Molson Coors Brewing Company (the "Company") If you are not attending the Annual Meeting of Stockholders of the Company to be held on June 4, 2014 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on June 3, 2014. Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 30, 2014. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) MOLSON COORS BREWING COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class A Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Peter S. Swinburn and Samuel D. Walker, or each of them, with full power of substitution, as proxy or proxies to represent the individual at the Annual Meeting of Stockholders to be held on June 4, 2014, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on April 7, 2014, with all the power that the individual would possess if personally present, in accordance with the individual's instructions. Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 4, 2014, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on April 7, 2014, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND EACH OF THE PROPOSALS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date MOLSON COORS BREWING COMPANY 1225 17TH STREET SUITE 3200 DENVER, CO 80202 Yes No Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. M71195-P46052 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card). MOLSON COORS BREWING COMPANY 1. Election of Directors Nominees: The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposal 2. VOTE ON DIRECTORS: VOTE ON PROPOSAL: 01) Roger G. Eaton 02) Charles M. Herington 03) H. Sanford Riley For All Withhold All For All Except For Against Abstain 2. To approve, on an advisory basis, the compensation of the Company's named executive offi cers. 3. To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

M71196-P46052 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) MOLSON COORS BREWING COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class B Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Peter S. Swinburn and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the Annual Meeting of Stockholders to be held on June 4, 2014, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on April 7, 2014, with all the power that the individual would possess if personally present, in accordance with the individual's instructions. Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 4, 2014, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on April 7, 2014, in accordance with the individual's voting instructions. Participants in the MillerCoors LLC Savings & Investment Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 4, 2014, all the voting rights related to the shares of Molson Coors Brewing Company attributed to the individuals at the close of business on April 7, 2014, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED ON THE PROXY/VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION. MOLSON COORS BREWING COMPANY PROXY/VOTING INSTRUCTIONS FOR Holders of Class B Common Stock of Molson Coors Brewing Company Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Or Participants in the MillerCoors LLC Savings & Investment Plan For the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 4, 2014 Cut-off Date For Holders of Class B Shares of Molson Coors Brewing Company (the "Company") If you are not attending the Annual Meeting of Stockholders of the Company to be held on June 4, 2014 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on June 3, 2014. Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 30, 2014. Cut-off Date For Participants in the MillerCoors LLC Savings & Investment Plan Voting instructions from participants in the MillerCoors LLC Savings & Investment Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 p.m. EDT on May 30, 2014.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date MOLSON COORS CANADA INC. 1225 17TH STREET SUITE 3200 DENVER, CO 80202 Yes No ! ! ! Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. M74922-P46053 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY Of FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY maIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card). mOlSON cOORS BREWING cOmPaNY For All Withhold All For All Except 1. Election of Directors Nominees: The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposals 2 and 3. 01) Peter H. Coors 02) Christien Coors Ficeli 03) Brian D. Goldner 04) Franklin W. Hobbs 05) Andrew T. Molson 06) Geoffrey E. Molson 07) Iain J.G. Napier 08) Peter S. Swinburn 09) Douglas D. Tough 10) Louis Vachon 2. To approve, on an advisory basis, the compensation of the Company's named executive officers. 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. VOTE ON DIRECTORS: ! ! ! ! ! ! VOTE ON PROPOSALS: For Against Abstain 4. To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

M74923-P46053 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. mOLSON cOORS BREWING cOmPaNY PROXY/VOTING INSTRucTIONS fOR Holders of Class A Common Stock of Molson Coors Brewing Company Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. For the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 4, 2014 Cut-off Date For Holders of Class A Shares of Molson Coors Brewing Company (the "Company") If you are not attending the Annual Meeting of Stockholders of the Company to be held on June 4, 2014 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on June 3, 2014. Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 30, 2014. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) mOlSON cOORS BREWING cOmPaNY This proxy is solicited on behalf of the Board of Directors Holders of Class A Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Peter S. Swinburn and Samuel D. Walker, or each of them, with full power of substitution, as proxy or proxies to represent the individual at the Annual Meeting of Stockholders to be held on June 4, 2014, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on April 7, 2014, with all the power that the individual would possess if personally present, in accordance with the individual's instructions. Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 4, 2014, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on April 7, 2014, in accordance with the individual's voting instructions. ThE BOaRD Of DIREcTORS REcOmmENDS a VOTE "fOR" Each Of ThE DIREcTOR NOmINEES aND Each Of ThE PROPOSalS lISTED ON ThE PROXY/VOTING INSTRucTION caRD aND/OR ThE NOTIcE Of INTERNET aVaIlaBIlITY Of PROXY maTERIalS. If NOT OThERWISE SPEcIfIED, ThIS PROXY WIll BE VOTED PuRSuaNT TO ThE BOaRD Of DIREcTORS' REcOmmENDaTION.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date MOLSON COORS CANADA INC. 1225 17TH STREET SUITE 3200 DENVER, CO 80202 Yes No ! ! ! Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. M74924-P46053 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElEcTRONIc DElIVERY Of fuTuRE STOcKhOlDER cOmmuNIcaTIONS If you would like to reduce the costs incurred by Molson Coors Brewing Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PhONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY maIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Brewing Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of the proxy card). mOlSON cOORS BREWING cOmPaNY 1. Election of Directors Nominees: The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposal 2. VOTE ON DIREcTORS: VOTE ON PROPOSal: 01) Roger G. Eaton 02) Charles M. Herington 03) H. Sanford Riley for all Withhold all for all Except ! ! ! for against abstain 2. To approve, on an advisory basis, the compensation of the Company's named executive officers. 3. To transact such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

M74925-P46053 Important Notice Regarding the availability of Proxy materials for the annual meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) mOlSON cOORS BREWING cOmPaNY This proxy is solicited on behalf of the Board of Directors Holders of Class B Common Stock of Molson Coors Brewing Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Peter S. Swinburn and Samuel D. Walker, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the Annual Meeting of Stockholders to be held on June 4, 2014, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Brewing Company, a Delaware corporation, held of record by the undersigned at the close of business on April 7, 2014, with all the power that the individual would possess if personally present, in accordance with the individual's instructions. Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 4, 2014, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on April 7, 2014, in accordance with the individual's voting instructions. Participants in the MillerCoors llc Savings & Investment Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 4, 2014, all the voting rights related to the shares of Molson Coors Brewing Company attributed to the individuals at the close of business on April 7, 2014, in accordance with the individual's voting instructions. ThE BOaRD Of DIREcTORS REcOmmENDS a VOTE "fOR" Each Of ThE DIREcTOR NOmINEES lISTED ON ThE PROXY/VOTING INSTRucTION caRD OR ThE NOTIcE Of INTERNET aVaIlaBIlITY Of PROXY maTERIalS. If NOT OThERWISE SPEcIfIED, ThIS PROXY WIll BE VOTED PuRSuaNT TO ThE BOaRD Of DIREcTORS' REcOmmENDaTION. mOlSON cOORS BREWING cOmPaNY PROXY/VOTING INSTRucTIONS fOR Holders of Class B Common Stock of Molson Coors Brewing Company Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Or Participants in the MillerCoors LLC Savings & Investment Plan For the Annual Meeting of Stockholders of Molson Coors Brewing Company to be held on June 4, 2014 Cut-off Date For Holders of Class B Shares of Molson Coors Brewing Company (the "Company") If you are not attending the Annual Meeting of Stockholders of the Company to be held on June 4, 2014 and voting in person, your voting instructions must be received by Broadridge no later than 11:59 p.m. EDT on June 3, 2014. Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for Canadian Stock Transfer Company Inc. as administrative agent for CIBC Mellon Trust Company, as Trustee) no later than 11:59 p.m. EDT on May 30, 2014. Cut-off Date For Participants in the MillerCoors llc Savings & Investment Plan Voting instructions from participants in the MillerCoors LLC Savings & Investment Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 p.m. EDT on May 30, 2014.